(iii) Assets. Enron Center South office building and related assets, parking garage, sky ring, Enron Child Care Center, and vacant city block.

               (iv) Consideration. The Bankruptcy Court-approved sales price was $102 million.

               (v) Indemnifications/Holdbacks. None.

               (vi) Approval and Closing Date. The Bankruptcy Court approved the transaction on October 10, 2002, and the sale closed on December 30, 2002.

C.   Litigation and Government Investigations

     1.   Pending Litigation

          Prepetition, ENE and its subsidiaries and affiliates were parties to the variety of litigation one might anticipate in the course of conducting their energy, communications, and related businesses. In the aftermath of ENE's third-quarter 2001 earnings announcement and subsequent events, numerous securities and ERISA complaints were filed against ENE, certain of its former officers and directors, and third parties alleged to have participated in ENE's demise. With the filing of these Chapter 11 Cases, additional litigation, including numerous adversary proceedings, has ensued related to the wind up of parts of the Debtors' businesses and alleged defaults resulting from the bankruptcy and other matters.

          This section is intended to disclose material pending litigation involving (i) the Debtors as parties and (ii) assets, structures, or non-Debtor affiliates, which litigation may have a material impact on the value of the Debtors' estates. For purposes of this disclosure, pending litigation is considered material if (i) $10 million or more is claimed or unspecified damages could total $10 million or more, or (ii) the claims, if proven, could impact the ownership or control of substantial assets or structures of the Debtors' estates. A summary of pending litigation that does not fall within these parameters is also included. Additional litigation involving CrossCountry, PGE, and Prisma is discussed in each company's respective section of this Disclosure Statement. Significant settled litigation, such as Enron Corp., et al. v. Dynegy, Inc. and Dynegy Holdings, Inc. (originally filed as Adv. No. 01-03626, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division, and subsequently transferred to the United States District Court for the Southern District of Texas, Houston Division) is discussed elsewhere in this Disclosure Statement. Refer to Section IV.B.3., "Settled Litigation" for further information.

          The factual case descriptions below, which are based on Debtors' view of the proceedings and subject to further review, elaboration, or modification, are included for information purposes only, and others familiar with these proceedings may dispute all or part of these descriptions or assessments. As with all litigation, there is inherent risk and unpredictability, which makes it impossible to predict with any degree of accuracy the overall impact of the litigation referenced below on the value of the Debtors' estates. Certain cases involving wholesale and retail trading contracts have been referred to court-ordered mediation. Many of the cases referenced herein have not pleaded a specified amount of damages. Many others remain in the early stages of litigation and discovery; thus, it is difficult to predict the


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likelihood of liability or recovery. As such, the Debtors are unable to value such litigation at this time. Where appropriate, the Debtors are pursuing settlement strategies to reduce risk and litigation costs to their estates, and to the extent that any such settlements have been reached, they are noted below. Moreover, it should be noted that some of the adversary proceedings commenced against the Debtors may become either moot or barred by res judicata and the applicable provisions of the Bankruptcy Code upon confirmation of the Plan, to the extent that such litigation seeks to assert claims and causes of action that are property of the Debtors' estates, including, but not limited to, alter ego, piercing the corporate veil or constructive trust, which claims are resolved by the global compromises embodied in the Plan. Although this is the Debtors' contention, certain Creditors have contested the position that such claims and causes of action are property of the estates that can be compromised by the Debtors under the Bankruptcy Code. To the extent that a court determines by a Final Order that any such claims and causes of action, whether or not contained in a pending adversary proceeding, are not property of the Debtors' estates, the global compromise embodied in the Plan will not include a release of such claims and causes of action. Refer to Section I.B., "Chapter 11 Plan" and Section VI., "Summary of Debtors' Chapter 11 Plan" for further information.

          a. Securities, ERISA, and Related Litigation. Since October 16, 2001, hundreds of class action and individual lawsuits against ENE and certain current and former officers and directors have been filed across the country in both state and federal courts involving allegations that the defendants made a series of material misrepresentations to the market and/or to the Enron Companies' current and former employees who participated in the Enron Companies' benefit plans during certain class periods, thereby artificially inflating the price of ENE common and/or preferred stock, as well as the value of the employees' benefit plans. Pursuant to a standing transfer and coordination order in MDL # 1446, In re Enron Corporation Securities, Derivative and "ERISA" Litigation, much of the litigation against ENE has been transferred to the United States District Court for the Southern District of Texas, the Honorable Melinda Harmon presiding, and consolidated into either the Newby Action, which is a securities class action, or the Tittle Action, which is an ERISA-related class action. Refer to Appendix E: "Cases Consolidated Into Newby Action" and Appendix F:
"Cases Consolidated Into Tittle Action" for further information about the constituent cases that have been consolidated into the Newby Action and the Tittle Action, respectively. Given the significance of the allegations involved in the Newby and Tittle Actions, as well as the magnitude of potential damages that could be awarded plaintiffs in these two consolidated actions, it is possible that the combination of defense costs and other expenditures could exceed the limits of the Debtors' insurance coverage. Actual liabilities cannot be predicted at this time; however, to the extent that claims are asserted against the Debtors, the Debtors assert that, in accordance with the priority scheme under the Bankruptcy Code, any such claims would be subordinate to General Unsecured Claims.

          Both the securities and ERISA litigation, as well as other, related litigation discussed below, include claims that involve Broadband Services, transactions with certain related-party entities, and ENE's accounting for various transactions. The plaintiffs in each action generally seek to recover compensatory damages, expert fees, attorneys' fees, costs of court, and pre- and post-judgment interest.


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               (i) Newby v. Enron Corp., et al. (No. H-01-3624, United States
District Court for the Southern District of Texas, Houston Division). Refer to Appendix E: "Cases Consolidated Into Newby Action" for a listing of constituent cases. Plaintiffs are a putative class of investors who allegedly purchased ENE publicly traded equity and debt securities between October 19, 1998 and November 27, 2001. Plaintiffs' claims arise under sections 10(b), 20(a) and 20A of the Exchange Act, and sections 11 and 15 of the Securities Act. A claim for violations of the Texas Security Act, Article 581-33, is alleged by plaintiff Washington State Investment Board against certain individuals and banks. The majority of the allegations charge defendants with (i) false and misleading statements of material fact made to the marketplace concerning the strength and prospects of the Enron Companies' business and finances; (ii) false and misleading statements in publicly filed documents, such as registration statements and prospectus; (iii) insider trading; (iv) participation in schemes and artifices to defraud, namely partnerships and SPEs; and (v) control person liability.

          Although the Newby plaintiffs moved to modify the automatic stay and add ENE as a defendant in the lawsuit, ENE successfully opposed the motion. At this time, ENE is not a party to the action, although document discovery involving ENE is proceeding in the consolidated Newby Action. Trial is set for October 17, 2005, according to the court's July 11, 2003 Scheduling Order.

          In addition, most of the named defendants in the proceeding filed motions to dismiss, and Judge Harmon has issued decisions granting, in whole or in part, several of the motions. For example, on January 28, 2003, Judge Harmon granted motions to dismiss claims against certain individual Arthur Andersen defendants, and on April 23, 2003, the court granted motions to dismiss filed by defendants James Derrick and Joseph Hirko. However, Hirko was added as a defendant again in the first amended consolidated complaint, filed on May 14, 2003. Hirko's motion to dismiss this complaint is currently pending. With the exception of the Kirkland & Ellis law firm, none of the institutional defendants has been dismissed from the case.

          On May 28, 2003, Judge Harmon and United States Bankruptcy Judge Arthur Gonzalez issued a joint order in the Newby and Tittle Actions, as well as the Chapter 11 Cases, referring certain litigants to a mandatory mediation process. The parties ordered to the mediation process include ENE and its affiliated Debtors (including representatives of the Creditors' Committee), defendant financial institutions including JPMCB, Citigroup, Inc., and its subsidiary Salomon Smith Barney, Inc., CSFB, Canadian Imperial Bank of Commerce, BoA, Merrill Lynch & Co., Barclays, Lehman Brothers Holding, Inc., UBS Paine Webber, Inc. and UBS Warburg, LLC, Deutsche Bank AG, and Goldman Sachs, and lead plaintiffs in the cases comprising the Newby Action and the Tittle Action, although it is unclear whether or not the Tittle plaintiffs will continue to participate in the mediation because the participating financial institutions named in the Tittle Action have been dismissed. Senior U.S. District Court Judge William C. Conner is the appointed Mediator.

          On December 2, 2003, Newby amended its complaint to add
Toronto-Dominion Bank and Royal Bank of Scotland as defendants.

               (ii) Pamela M. Tittle v. Enron Corp., et al. (No. 01-3913, United States District Court for the Southern District of Texas, Houston Division). Refer to


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Appendix F: "Cases Consolidated Into Tittle Action", for a listing of constituent cases, including an action filed by the U.S. Department of Labor, which the court consolidated sua sponte. Plaintiffs brought this ERISA-based action on behalf of a putative class of an estimated 24,000 current and former employees of the Enron Companies who were participants in three employee benefit plans: the ENE Savings Plan, the ESOP, and the Cash Balance Plan, or who received ENE stock as compensation, between January 20, 1998 and December 2, 2001. Plaintiffs allege that assets in the Employee Plans are now worthless as a direct result of unlawful conduct of the defendants. The complaint raises federal claims under RICO and ERISA, and claims of conspiracy and negligence under Texas law. The bulk of the allegations charge that the defendants (i) knowingly misled members of the ENE Savings Plan and the ESOP into purchasing overvalued ENE stock, and allowed matching contributions of the overvalued stock to be put in such plans; (ii) knew of the Enron Companies' precarious financial position, yet allowed lockdowns of Enron Companies' employee retirement plans, causing hundreds of millions of dollars in losses; (iii) failed to adequately diversify the ENE Savings Plan assets; (iv) used overvalued ENE stock to pay employee bonuses and pension benefits; (v) failed to properly perform auditing services; and (vi) conspired to conceal the Enron Companies' true financial condition, thereby luring Enron Companies employees into accepting worthless stock.

          On September 30, 2003, Judge Harmon denied ENE's motion to dismiss the ERISA claims. Dismissed entirely from the Tittle Action were the financial institutions, including Merrill Lynch & Co., Citigroup, Inc. and Salomon Smith Barney, Inc., CSFB, and JPMCB, as well as Vinson & Elkins, Rick Causey, Jeff Skilling, and most of the other individual defendants. All of the RICO claims, as well as the Texas common law conspiracy claim, were dismissed.

          The Tittle plaintiffs may file an amended complaint by early January 2004, and responsive pleadings will be due 60 days thereafter. Depositions are scheduled to begin in January 2004, and trial remains set for October 17, 2005.

          Although the Tittle plaintiffs were ordered to participate, and have participated, in the mediation described above in the Newby summary, it is unclear whether the Tittle plaintiffs will continue to participate in the mediation because the financial institutions have been dismissed from the Tittle case.

               (iii) The Official Committee of Unsecured Creditors of Enron Corp. et al. v. Fastow et al. (No. 02-10-06531-CV, 9th Judicial District Court, Montgomery County, Texas; removed to U.S. District Court, Southern District of Texas, Houston Division, No. 02-3939). On October 16, 2002, the Creditors' Committee filed this action for the benefit of the ENE estate, as authorized by the Bankruptcy Court, against Andrew S. Fastow, Ben Glisan, Jr., Richard B. Buy, Richard A. Causey, Jeffrey K. Skilling, Kenneth L. Lay, Kristina M. Morduant, Kathy Lynn, and Anne Yaeger Patel - all of whom are former officers or employees of ENE - alleging that the defendants engaged in a series of transactions between ENE and various SPEs to develop new sources of financing using deals that would not be reflected on ENE's books, but that would enrich the defendants personally at ENE's expense. The Montgomery County Litigation was removed from Texas State District Court in Montgomery County to the United States District Court for the Southern District of Texas, Houston Division. On November 12, 2002, defendant Lay filed a notice to have the suit


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consolidated with the Newby Action. On October 10, 2003, the federal court granted the Creditors' Committee's motion to remand the case back to Montgomery County. On December 1, 2003, the Bankruptcy Court entered an order allowing the Creditors' Committee to amend its complaint to add Vinson & Elkins, Andrews & Kurth, Arthur Andersen, LLP, James V. Derrick, Jeffrey McMahon and Carl Fastow, as Administrator of the Fastow Family Foundation, as defendants. In addition, the Creditors' Committee was allowed to bring the state law claims of malpractice, negligence, breach of fiduciary duty, aiding and abetting breach of fiduciary duty, breach of contract, fraud, civil conspiracy, gross negligence, money had and received, an accounting, constructive trust, breach of the duty of care and claims for exemplary damages against the newly added defendants.

               (iv) Rosenzweig et al. v. Azurix Corp., et al. including Enron Corp. (No. 00-CV-3493, U.S. District Court, Southern District of Texas, Houston Division; 02-20804, U.S. Court of Appeals, Fifth Circuit). Investors in Azurix securities seek damages of approximately $20 million and allege inadequacy of Azurix disclosures in its initial public offering prospectus and subsequent SEC filings. In March 2002, the district court dismissed all of Rosenzweig's claims against Azurix and the individual defendants with prejudice; however, Rosenzweig's claims against ENE were dismissed without prejudice because of ENE's pending bankruptcy. Rosenzweig filed an appeal with the Fifth Circuit in July 2002, and in July 2003, the Fifth Circuit affirmed the district court's decision.

          b. Certain Pending Avoidance Actions

          Refer to Section IV.E., "Avoidance Actions" and Appendix S:
"Additional Pending Avoidance Actions for further information.

          In conjunction with the filing of the currently pending avoidance actions, the Debtors have made a good faith determination that the respective plaintiff-Debtors to such actions were insolvent at the relevant times. Further, the Debtors have sought to recover certain damages, however, it is impossible to predict with any degree of certainty the likelihood of recovery. Many of the avoidance actions are in the early stages of litigation and discovery, therefore, actual recoveries may vary from the amounts indicated below. Accordingly, the Debtors are unable to value such litigation at this time.

               (i) Enron Corp. and Enron North America Corp. v. Citigroup, Inc, et al. (Adv. No. 03-09266, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On September 24, 2003, ENE and ENA filed suit against Citigroup, Inc., JPMorgan Chase & Co., Canadian Imperial Bank of Commerce, Barclays, Merrill Lynch & Co., Inc. and Deutsche Bank AG and certain of their subsidiaries and affiliates alleging that they knowingly participated with a small group of former senior officers and managers of ENE in a scheme to manipulate and misstate ENE's financial condition from 1997 to 2001. The MegaClaim Litigation seeks, among other relief, to recover certain payments received from ENE as preferential and/or fraudulent transfers, to equitably subordinate the banks' claims against the Debtors' estates, and to recover damages. On December 1, 2003, the ENE entities amended their complaint to add ENGMC, EBS, EESI and EDF as plaintiffs and to add Credit Suisse First Boston, Toronto Dominion Bank, Royal Bank of Scotland and Royal Bank of Canada and certain of their affiliates as defendants. The ENE entities have also added the common law claims of


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aiding and abetting breach of fiduciary duty and aiding and abetting fraud against all the bank defendants. In addition, the ENE entities now seek to avoid and recover the challenged transaction guarantees. Refer to Section IV.A.4.b., "ENE Examiner" for further information regarding the findings of the ENE Examiner relating to certain issues that are the subject of this litigation.

               (ii) Enron Corp., et al. v. Whitewing Associates, L.P., et al. (Adv. No. 03-02116, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). In February 2003, the Creditors' Committee filed a motion pursuant to section 1109(b) of the Bankruptcy Code for authority to commence an action on behalf of ENE against Whitewing LP, an affiliate of ENE, and other entities in the Whitewing structure, and Osprey, under three theories: (a) substantive consolidation of all the Whitewing entities; (b) recharacterization of certain sales transactions to financings, on the ground that true sales were not involved; and (c) recovery of preferential payments to Whitewing entities. Also in February 2003, ENE commenced an avoidance action pursuant to section 547(b) of the Bankruptcy Code against Whitewing LP, Osprey, two representative investors in Osprey Notes and Certificates, and the two indenture trustees for the Osprey Notes and Certificates. The adversary complaint sought to recover approximately $957 million plus interest in preferential payments made to Whitewing LP within one year of the Initial Petition Date. In March 2003, the Creditors' Committee filed another motion seeking to intervene in the ENE preference action and, alternatively, to consolidate the substantive consolidation and recharacterization claims with ENE's preference claim. Upon ENE's objections, on April 1, 2003, the Bankruptcy Court denied the Creditors' Committee's motion for authority to sue, and granted only the motion to intervene in ENE's preference action subject to the terms of section 1109(b) of the Bankruptcy Code.

          On December 1, 2003, ENE filed with the Bankruptcy Court a first amended complaint against certain Whitewing entities, Osprey Note Holders and nominally the Indenture Trustee for Note Holders under the Osprey Trust, bringing the actions described in (a) and (b) referred to above and increasing the amount of preference claims to approximately $1.43 billion. ENE is actively engaged in settlement negotiations with the Osprey Note Holders.

          Additionally, on February 5, 2003, the Creditors' Committee filed a motion pursuant to sections 105 and 363 of the Bankruptcy Code authorizing and approving the waiver of two types of contractual restrictions that purport to limit the sale of assets of certain non-Debtor affiliates within the Whitewing structure. As of November 3, 2003, the Bankruptcy Court had not ruled on the Creditors' Committee motion seeking the waiver of certain restrictions with respect to the sale of assets of certain non-Debtor affiliates.

               (iii) Enron Corp. v. Bank of America, N.A. (Adv. No. 02-03436, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). In this action, filed on October 29, 2002, the Debtors seek to avoid and recover on several grounds, including as preferential transfers and improper setoffs, more than $123 million that BoA seized from an ENE bank account during the three business days immediately prior to the Initial Petition Date. The genesis of the complaint was a master letter of credit and reimbursement agreement that ENE had entered into with BoA, pursuant to which BoA had issued various letters of credit for or on behalf of various Debtors. Approximately $80 million of the funds


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seized by BoA were purportedly deposited by it into a "cash collateral" account to reimburse itself for future draws under letters of credit where ENE had a reimbursement obligation. BoA contends that it applied the balance of $43 million in seized funds to offset amounts that it alleged were owed by ENE for obligations it had guaranteed under two swap agreements between BoA and ENE affiliates. BoA denied the allegations in the complaint and asserted a single counterclaim seeking to terminate the automatic stay to allow it to apply, as an offset, the $80 million that it had previously transferred to the "cash collateral" account. The parties stipulated that the automatic stay would not terminate under section 362(e) until the matter was fully resolved; the Debtors answered the counterclaim. On May 9, 2003, JPMCB filed a motion to intervene, which was subsequently withdrawn by stipulation among ENE, BoA and JPMCB.

          The Debtors believe that the preference cause of action under section 547(b) of the Bankruptcy Code and the improper setoff cause of action under section 553(b) are predicated upon simple and undisputed facts. Accordingly, the Debtors filed a motion for summary judgment on these two causes of action. On June 16, 2003 BoA filed a response to ENE's summary judgment motion, and a cross-motion for summary judgment on the remaining causes of action in the complaint. ENE and BoA filed reply and sur-reply briefs, respectively. ENE intends to go forward at this time with summary judgment only on the preference cause of action for approximately $80 million. The hearing on ENE's motion was held on July 31, 2003, and the Bankruptcy Court took the matter under advisement. On December 8, 2003, the court entered a stipulation and order withdrawing ENE's motion for summary judgment on its claims and on BoA's counterclaim and BoA's partial motion for summary judgment. On December 24, 2003, the court entered a stipulation and order reinstating ENE's motion for summary judgment on its claims and on BoA's counterclaim and also reinstating BoA's cross-motion for partial summary judgment.

               (iv) Enron Corp. v. Mass Mutual Life Ins. Co. et al. (Adv. No. 03-092682, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On November 6, 2003, ENE filed suit against Mass Mutual Life Ins. Co. and certain of its affiliates, J.P. Morgan Securities, Inc., Goldman Sachs & Co., David L. Babson & Co., Bank One Ohio Trust Co., N.A., Investors Bank & Trust and MTB Investment Advisors, Inc. which were either initial transferees of early redemptions of ENE commercial paper that were prepaid between October 26, 2001 and November 6, 2001, prior to the stated maturity dates of the commercial paper, or were entities for whose benefit the prepayments were made, or were immediate or mediate transferees of the prepayments. The suit alleges that the commercial paper holders urged ENE to immediately prepay the commercial paper prior to maturity at its approximate accrued par value or the price originally paid for the ENE commercial paper plus accrued interest which was significantly higher than the market value for such commercial paper and in violation of the terms of the sale of the commercial paper notes. The suit seeks, among other relief, to recover approximately $84.6 million in prepayments received from ENE as preferential or fraudulent transfers plus interest. On December 1, 2003, the Debtors filed an amended complaint that added additional defendants and increased the amount sought to approximately $233.7 million.

               (v) Enron Corp. v. J.P. Morgan Securities, Inc., et al. (Adv. No. 03-092677, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On November 6, 2003, ENE filed suit against J.P. Morgan Securities, Inc., Goldman


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Sachs & Co., Lehman Commercial Paper, Inc. and other commercial paper holders and certain of their subsidiaries and affiliates which were either initial transferees of early redemptions of ENE commercial paper that were prepaid between October 26, 2001 and November 6, 2001, prior to the stated maturity dates of the commercial paper, or were entities for whose benefit the prepayments were made, or were immediate or mediate transferees of the prepayments. On December 1, 2003, ENE filed an amended complaint that, among other things, added additional defendants. The suit alleges that the commercial paper holders urged ENE to immediately prepay the commercial paper prior to maturity at its approximate accrued par value or the price originally paid for the ENE commercial paper plus accrued interest which was significantly higher than the market value for such commercial paper and in violation of the terms of the sale of the commercial paper notes. As amended, the suit seeks, among other relief, to recover approximately $892 million in prepayments received from ENE as preferential or fraudulent transfers plus interest.

               (vi) The Official Committee of Unsecured Creditors of Enron Corp. et al. v. Arthur Andersen L.L.P. (Adv. No. 02-03119, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). The Creditors' Committee and ENE (as co-plaintiffs) commenced an adversary proceeding on September 20, 2002 against Arthur Andersen seeking to avoid and recover, as preferential transfers and/or fraudulent conveyances, almost $10 million in payments made during the 90 days immediately prior to the Initial Petition Date. Of that amount, ENE paid Arthur Andersen approximately $9.4 million by wire transfer on or about November 29, 2001. Arthur Andersen answered the complaint and simultaneously moved to withdraw the reference of the adversary proceeding, alleging that it was entitled to a jury trial because it had not filed any proofs of claim in the Chapter 11 Cases and was not, therefore, a creditor subject to the equitable jurisdiction of the Bankruptcy Court. Arthur Andersen indicated that it would not consent to a jury trial in the Bankruptcy Court, as permitted by 28 U.S.C. ss. 157(e). The Debtors opposed the motion, which the district court denied as premature.

          The Debtors subsequently filed a motion in the Bankruptcy Court seeking a ruling that the adversary proceeding was a "core" proceeding within the meaning of 28 U.S.C. s. 157(b). Although it initially opposed the motion, after negotiations with the Debtors, Arthur Andersen signed a stipulation acknowledging that the adversary proceeding is core. The Debtors and Arthur Andersen also agreed that any factual issues would be tried in the district court. This enabled the Bankruptcy Court to retain control over most of the pretrial issues that might arise. Discovery is proceeding in this action.

               (vii) The Official Committee of Unsecured Creditors of Enron Corp. et al. v. Kenneth L. Lay and Linda P. Lay (Adv. No. 03-02075, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). The Creditors' Committee commenced an adversary proceeding on January 31, 2003 alleging that between May 3, 1999 and November 27, 2001, Mr. Lay used shares of ENE common stock to repay over $94 million in cash loans he received from ENE pursuant to a revolving loan agreement. The Creditors' Committee


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seeks recovery of over $74 million of these repayments that occurred within one year of the bankruptcy filing on the grounds that the tendering of ENE's own stock to repay loans taken in cash was not a fair exchange for ENE and that these repayments were fraudulent transfers subject to avoidance under the Bankruptcy Code. In addition, the Creditors' Committee seeks to recover approximately $10 million representing sums received by the Lays from ENE in September 2001 when the Lays temporarily assigned their interest in two annuity contracts to ENE in exchange for the cash. On June 23, 2003, the United States District Court for the Southern District of New York denied the Lays' motion to withdraw the reference of the adversary proceeding. Thus, the Bankruptcy Court will retain jurisdiction over all pretrial issues. The parties have agreed to a briefing schedule regarding the Lays' response to the amended complaint filed by the Creditors' Committee. On July 16, 2003, the Lays filed a motion to dismiss the amended complaint. The Creditors' Committee objected to the Lays' motion on August 11, 2003. The motion is pending before the Bankruptcy Court. On November 7, 2003, the Bankruptcy Court entered a stipulation and order extending the time for the Creditors' Committee to bring actions against the Lays on behalf of the Debtors' estates until March 31, 2004. The Lays have waived any statute of limitations defenses as to such actions.

               (viii) Enron Corp. v. International Finance Corp., et al. (Adv. No. 03-93370, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE has filed suit against International Finance Corp and others to recover as fraudulent transfers approximately $98.9 million in payments made to the holders of notes issued by the ENA CLO I Trust, where the value of certain assets that supported repayment of the notes was less than the amounts paid to the note holders.

               (ix) Enron Corp. v. Credit Suisse First Boston International and Credit Suisse First Boston L.L.C., f/k/a Credit Suisse First Boston Corp. (Adv. No. 03-93371, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE filed suit against CSFB seeking to recover, as preferential and fraudulent transfers, in excess of $230 million in payments ENE made to CSFB or for the benefit of CSFB to purchase ENE common stock or in respect of ENE common stock held by CSFB in a series of transactions referred to as equity forwards or equity swaps in 2001.

               (x) Enron Corp. v. UBS AG & UBS Securities LLC, f/k/a UBS Warburg LLC (a/k/a UBS Warburg) (Adv. No. 03-93373, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE has filed suit to recover, as preferential and fraudulent transfers, in excess of $418 million in payments ENE made to UBS or for the benefit of UBS to purchase ENE common stock or in respect of ENE common stock held by UBS in a series of transactions referred to as equity forwards or equity swaps in 2001.

               (xi) Enron Corp. v. Lehman Brothers Finance S.A., Lehman Brothers Inc., Lehman Brothers Holdings Inc. and Lehman Commercial Paper Inc. (Adv. No. 03-93383, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE has field suit against LB seeking to recover, as preferential and fraudulent transfers, in excess of $235 million in payments ENE made to LB or for the benefit of LB to purchase ENE common stock or in respect of ENE common stock held by LB in a series of transactions referred to as equity forwards or equity swaps in 2001.

               (xii) Enron Corp., Enron North America Corp. & EES Service Holdings, Inc. v. Credit Suisse First Boston LLC et al. (Adv. No. 03-93596, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE, ENA and EESSH have filed suit against CSFB LLC and several of its affiliates, DLJ Capital Funding, Inc.,


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Sphinx Trust, Pyramid I Asset L.L.C. and Wilmington Trust, solely in its capacity as the owner trustee of the Sphinx Trust, in connection with a transaction the ENE entities entered into with the defendants referred to as the "Nile Transaction." Although the parties characterized the transaction as a sale of approximately 24 million shares of ServiceCo Holdings, Inc. stock by EESSH to Pyramid I, the transaction was substantively a $25 million loan from CSFB and DLJ to EESSH for the benefit of ENE. Despite the characterization of the transaction as a sale, CSFB and DLJ had all the attributes of lenders and consistently acted as such, while at the same time ENE bore the risks and benefits associated with ownership of the ServiceCo stock. In this adversary proceeding, in addition to seeking turnover of the ServiceCo stock, its proceeds or its value, the ENE entities seek a declaration characterizing the "Nile Transaction" as a loan rather than a sale.

               (xiii) Enron Corp. and Enron North America Corp. v. Barclays Bank plc & Colonnade Limited (Adv. No. 03-93597, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE and ENA have filed suit against Barclays and Colonnade seeking declaratory relief and turnover in connection with a transaction entered into by the parties concerning sulfur dioxide emission credits. Although the parties characterized the transaction as a sale substantively, the transaction was a loan to ENE and/or ENA purporting to be secured in whole or in part by certain cash collateral and the emission credits. Barclays formed Colonnade and directly or indirectly entered into a series of sophisticated financial transactions including so-called put and option calls, commodity swaps and guaranties among the parties and other ENE entities for the purpose of consummating the transaction. The transaction substantively resulted in a loan of approximately $167.6 million from Barclays to ENE and/or ENA. In this adversary proceeding, in addition to seeking turnover of the emission creditors or their value, the ENE entities seek a declaration characterizing the transaction as a loan rather than a sale.

               (xiv) Enron Corp., Enron North America Corp., Integrated Process Technologies, L.L.C., National Energy Production Corp. & NEPCO Power Procurement Co. v. GE Capital Corp. (Adv. No. 03-93382, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). The ENE entities have filed suit against GE Capital to recover, as preferential and fraudulent transfers, approximately $78.1 million in payments made to GE on or within ninety days of the Initial Petition Date.

               (xv) Enron Corp. & Enron North America Corp. v. Bear Stearns International, Ltd. & Bear Stearns Securities Corp. (Adv. No. 03-93388, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). The ENE entities have filed suit against Bear Stearns to recover, as preferential and fraudulent transfers, approximately $25.9 million in payments made to BS on or within one year of the Initial Petition Date pursuant to the terms of a equity forward transaction between the parties under which ENE received 323,000 shares of ENE common stock which had no value to ENE.

               (xvi) Enron Corp., Enron North America Corp., Enron Transportation Services Co. & Official Committee of Unsecured Creditors Committee of Enron Corp. v. Citigroup, Inc., Citibank, N.A., Citicorp North America, Inc. & Citicorp USA, Inc. (Adv. No. 03-93611, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). Prior to ENE's bankruptcy, financial institutions including Citibank made loans to ENE that were disguised as prepay commodity contracts and swaps. The ENE entities have filed suit against the Citicorp entities to recover, as preferential and fraudulent transfers, approximately $254.6 million in payments the ENE entities made to Citigroup as part of the "prepay takeout transaction," a transaction that was consummated to terminate the prepay transaction with Citibank. The transaction with Citibank arose from a complex $1 billion loan extended by Citigroup and JP Morgan Chase to two wholly owned pipeline subsidiaries of Enron Corp., Transwestern Pipeline and Northern Natural Gas, consummated in November 2001. The transactions involved, among other things, a novation or conversion of ENA's $250 million unsecured obligation to a $250 million Secured Obligation to Citigroup. It appears that the net result of the transaction was that the value of Enron's equity interests in its solvent wholly owned subsidiaries were diminished in the aggregate sum of $1 billion in connection with the satisfaction of the $250 million unsecured obligation of ENA and/or conversion of said obligation into an obligation secured by the assets of the wholly owned subsidiaries.

               (xvii) Enron Corp., Enron Engineering & Construction Co. & Lingtec Constructors L.P. v. Kraevner Construction International Limited d/b/a Skanska Cementation International Ltd. (Adv. No. 03-2745, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). The ENE entities have filed suit against Kraevner to recover, as preferential and fraudulent transfers, approximately $24.7 million in payments made to Kraevner on or within one year of the Initial Petition Date.

               (xviii) Enron Corp. & Enron North America Corp. v. Morgan Stanley, (Adv. No. 03-93168, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE and ENA have filed suit against Morgan Stanley to recover, as preferential and fraudulent transfers, approximately $19.1 million in payments made to Morgan Stanley on or within 90 days of the Initial Petition Date.

               (xix) Enron Corp. & Enron Energy Services, Operations, Inc. v. IBM Corp., (Adv. No. 03-93525, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE and EESO have filed suit against IBM to recover, as preferential and fraudulent transfers, approximately $16.5 million in payments made to IBM on or within 90 days of the Initial Petition Date.

               (xx) Enron Corp. & Lingtec Constructors L.P. v. Besix Dabhol-Head Office, (Adv. No. 03-92784, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE and Lingtec have filed suit against Besix to recover, as preferential and fraudulent transfers, approximately $11 million in payments made to Besix on or within 90 days of the Initial Petition Date.

               (xxi) Enron Corp. vs. Citibank, N.A., Citigroup Global Markets, Inc. (formerly Salomon Smith Barney, Inc.), J.P. Morgan Chase Bank and J.P. Morgan Securities, Inc. (Adv. No. 03-92701, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). ENE has filed suit for turnover and to recover preferential and fraudulent transfer payments made to CGM/SSB of approximately $18.7 million and to JPMS of approximately $13.6 million between November 1, 2001 and November 30, 2001 pursuant to an engagement letter dated October 30, 2001 in which Smith Barney and JP Morgan Securities agreed to act as ENE's exclusive financial advisors for 18 months.

          c. Trading Litigation. The Wholesale Services and Retail Services Debtors and certain of their non-Debtor affiliates have filed a number of adversary proceedings to recover amounts owed to certain Debtors and their non-Debtor affiliates in connection with the wholesale trading and retail book and the provision of services. In these cases, the Wholesale Services Debtors, Retail Services Debtors, and the non-Debtor affiliates, among other things, allege that counterparties wrongfully exercised control over the property of Debtor estates; allege breach by counterparties of their contractual obligations to pay debts; seek declarations that the non-mutual setoff (such as triangular setoff), netting, termination, and joint and several liability provisions of certain agreements are not enforceable; seek avoidance and/or recovery of preferential transfers; assert claims for turnover, violation of automatic stay, breach of contract, and unjust enrichment; allege that the counterparties' proofs of claim should be disallowed; and allege that arbitration clauses are unenforceable. In other cases, the Wholesale Services Debtors are named defendants facing allegations involving setoff, recoupment, constructive trust, and piercing the corporate veil. The counterparties against which these proceedings have been brought (or which, in some instances, have initiated these proceedings), can be expected to raise counterclaims and defenses to these actions, including fraudulent inducement. Although the Debtors have alleged certain damages, due to the various factors involved in valuing these claims, it is impossible to predict with any degree of certainty the overall impact of the litigation on the value of the Debtors' estates.

               (i) Trading Litigation Referred to Mediation. Pursuant to a Bankruptcy Court order, the adversary proceedings listed below are presently stayed (with certain limited exceptions) pending mediation before the Honorable Allan L. Gropper, United States Bankruptcy Judge, Southern District of New York or, as indicated below, have otherwise been resolved.

                    Trading Adversaries Referred to Mediation
                    -----------------------------------------

---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02125     EPMI seeks declaratory relief and recovery pursuant to    $38.9 million
v. IDACORP Energy, L.P.                      IDACORP's failure to pay a termination payment
                                             pursuant to the terms of a Western Systems Power Pool
                                             Agreement entered into by the parties.

                                             This case has settled for a confidential amount.
                                             On May 23, 2003, the Bankruptcy Court entered
                                             a stipulation dismissing the adversary proceeding
                                             with prejudice.

----------------------------------------------------------------------------------------------------------------------
Enron Energy Services, Inc.     02-03537     EESI seeks declaratory relief and recovery of             $11.6 million
v. International Business                    approximately $11.6 million due to EESI resulting from
Machines Corporation                         IBM's refusal to pay for prepetition and postpetition
                                             power deliveries to IBM's California facilities.

                                             This case has settled for a confidential amount,
                                             pending Bankruptcy Court approval.

----------------------------------------------------------------------------------------------------------------------


                                      262


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-02094     ENA seeks declaratory relief and recovery of              $11.8 million
Macromedia Incorporated &                    approximately $11.8 million owed to ENA resulting from
North Jersey Media Group, Inc.               the early termination of a master agreement between
                                             the parties providing for the purchase and sale of
                                             financial derivative products.

                                             This case has settled for a confidential amount.
                                             On September 17, 2003, the Bankruptcy Court entered
                                             a stipulation dismissing the adversary proceeding with
                                             prejudice.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     02-03540     EPMI seeks declaratory relief and recovery of             $18.6 million
v. Smurfit Stone Container                   approximately $18.6 million owing to EPMI resulting
Corporation                                  from Smurfit's refusal to pay a termination payment
                                             resulting from the early termination of an agreement
                                             between the parties.

                                             This case was settled for a confidential amount.
                                             On October 16, 2003, the Bankruptcy Court entered a
                                             stipulation dismissing the adversary proceeding with
                                             prejudice.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     02-03539     EPMI seeks declaratory relief and recovery of             $10.4 million
v. Old Dominion Electric                     approximately $10.4 million owing to EPMI resulting
Cooperative                                  from Old Dominion's failure to pay a termination
                                             payment resulting from the early termination of an
                                             agreement between the parties.

                                             This case has settled for a confidential amount. On
                                             October 17, 2003, the Bankruptcy Court entered a
                                             stipulation dismissing the adversary proceeding with
                                             prejudice.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02074     Action for declaratory relief and to recover payment      $21.6 million
v. GPU Services, Inc. et al.                 of approximately $21.6 million stemming from
                                             postpetition termination of numerous energy
                                             transactions.

                                             This case has been settled for a confidential amount,
                                             pending Bankruptcy Court approval.

----------------------------------------------------------------------------------------------------------------------
Cinergy Corp. et al v. Enron    03-02097     Plaintiffs Cinergy Corp., Cinergy Capital & Trading,      $40 million
Corp., ENA, EPMI, EESI &                     Inc., Cinergy Marketing & Trading, L.P., Cinergy
non-debtor Enron Canada Corp.                Canada, Inc., Cinergy Global Trading, Ltd., Cincinnati
                                             Gas & Electric, PSI Energy, Inc. and Cinergy Services,
                                             Inc. seek declaratory relief and setoff of
                                             approximately $40 million ($14.5 million owed to
                                             Cinergy Marketing & Trading; $11.1 million owed to
                                             Cincinnati Gas & Electric and $14.9 million owed to
                                             Cinergy Global Trading) as setoff arising from a
                                             series of forward contracts involving the sale of
                                             electricity, natural gas commodities and derivatives
                                             between the parties. The plaintiffs also seek to
                                             pierce the corporate veil and request that a
                                             constructive trust


                                      263


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
                                             be imposed. On April 11, 2003, the defendants filed a
                                             motion to dismiss for failure to state a claim upon
                                             which relief can be granted.

                                             This case has been settled for a confidential amount,
                                             pending Bankruptcy Court approval.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-03129     ENA seeks declaratory judgment and recovery of            $16 million
Medianews Group, Inc.                        approximately $16 million from Medianews for its
                                             failure to pay the termination payment due and owing
                                             to ENA as a result of the early termination of a
                                             master ISDA agreement entered into by the parties in
                                             October 1998. On July 11, 2003, Medianews filed a
                                             motion to dismiss and to compel arbitration.

                                             This case has settled for a confidential amount,
                                             pending Bankruptcy Court approval.

----------------------------------------------------------------------------------------------------------------------
Texaco, Inc. in its             03-02130     Texaco et al., including Bridgeline Holdings, has         Unspecified
individual capacity and as                   filed this adversary action seeking declarations as to
sole general partner of                      the rights, obligations and responsibilities of the
Bridgeline Holdings, et al.                  parties to an ISDA master agreement entered into
v. Enron North America Corp.                 between Texaco and ENA in April 1998. On April 17,
                                             2003, ENA filed a motion to dismiss the adversary
                                             action for failure to state a claim upon which relief
                                             can be granted.

                                             This case has settled for a confidential amount,
                                             pending Bankruptcy Court approval.

----------------------------------------------------------------------------------------------------------------------
Duke Energy Trading and         02-03609     The plaintiffs have filed suit against ENE, EESI,         $150.3 million
Marketing, LLC and Duke                      ELFI, ENA, ENA Upstream, EPMI, and ERAC seeking a         $12 million
Energy Merchants, LLC v.                     declaration affirming the rights of each entity to set
Enron Corp., Enron Energy                    off its respective debts arising from a series of
Services, Inc., Enron Liquid                 forward contracts involving electricity, natural gas
Fuels, Inc., Enron North                     and other commodities between the parties.
America Corp., ENA Upstream                  Specifically, Duke Energy Trading & Marketing seeks a
Company, LLC, Enron Power                    setoff of $150.3 million and Duke Energy Merchants
Marketing, Inc. and Enron                    seeks a setoff of $12 million. Duke also seeks a
Reserve Acquisition Corp.                    declaration that the Enron entities are a "single
                                             business enterprise" thereby allowing Duke to pierce
                                             the corporate veil. On January 31, 2003, Duke filed an
                                             amended complaint under seal adding factual
                                             allegations regarding the single business enterprise
                                             theory. The Creditors' Committee has filed a motion to
                                             intervene and a motion to dismiss the amended
                                             complaint. On February 15, 2003, the Enron entities
                                             filed a motion to dismiss the claim for lack of
                                             standing and failure to state a claim upon which
                                             relief can be granted. On April 1, 2003, the
                                             Bankruptcy Court granted the Creditors' Committee's
                                             motion to intervene. On April 17, 2003, the Bankruptcy
                                             Court entered a memorandum opinion ruling that Duke
                                             does not have


                                      264


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
                                             standing to pierce the corporate veil or to seek the
                                             imposition of a constructive trust. On April 22, 2003,
                                             the Bankruptcy Court issued an order dismissing the
                                             amended complaint. On April 30, 2003, Duke filed its
                                             notice of appeal. The parties have submitted briefs to
                                             the U.S. District Court for the Southern District of
                                             New York, oral arguments on the appeal were held on
                                             September 19, 2003, and the parties are awaiting a
                                             decision from the District Court.

                                             This case has settled for a confidential amount,
                                             pending Bankruptcy Court approval.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     02-03538     EPMI seeks declaratory relief and recovery of             $2.5 million
v. Select Energy, Inc.                       approximately $2.5 million owing to EPMI resulting
                                             from Select's refusal to pay postpetition debts it
                                             owes EPMI under power purchase and sale agreement
                                             between the parties.

                                             This case has settled for a confidential amount,
                                             pending Bankruptcy Court approval.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    02-03033     ENA seeks recovery of approximately $23 million for       $23 million
Tribune Company                              Tribune's failure to pay a termination payment due and
                                             owing for Tribune's early termination of an agreement
                                             between the parties.

                                             This case has been settled for a confidential amount,
                                             pending Bankruptcy Court approval.

----------------------------------------------------------------------------------------------------------------------
Utah Associated Municipal       02-02250     UAMPS seeks a declaration that the master power           $14 million
Power Systems v. Enron Power                 purchase and sale agreement it entered into with EPMI
Marketing, Inc. and Enron                    under which EPMI is required to provide UAMPS with a
Corp.                                        fixed amount of firm energy is void and unenforceable
                                             because of ENE's and EPMI's alleged fraud in the
                                             inducement of UAMPS's execution of the agreement
                                             to supply electricity to their customers. On December
                                             10, 2002, EPMI filed its answer and counterclaim
                                             seeking an order ordering UAMPS to turn over the
                                             termination payment owed by it to EPMI, and seeking
                                             damages of approximately $14 million plus interest
                                             resulting from UAMPS's failure to pay EPMI the
                                             termination payment, permanently suspending
                                             performance under the master power purchase and sale
                                             agreement and failing to pay an accelerated liquidated
                                             damages payment.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-03131     EPMI seeks declaratory judgment and recovery of           $7 million
v. City of Vernon                            approximately $7 million from the City of Vernon for
                                             its failure to pay the termination payment due and


                                      265


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
                                             owing to EPMI as a result of the early termination of
                                             transaction agreements entered into pursuant to the
                                             Western Systems Power Pool Agreement.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02164     EPMI has sued El Paso Merchant Energy, L.P. and El        $42 million
v. El Paso Merchant Energy,                  Paso Corp. seeking declaratory relief and recovery of
LP et al.                                    approximately $42 million owed for prepetition
                                             receivables and liquidated damages for the early
                                             termination of transactions under a master power
                                             purchase and sale agreement entered into between the
                                             parties. El Paso has filed a motion to dismiss the
                                             adversary proceeding and a motion to compel
                                             arbitration.

----------------------------------------------------------------------------------------------------------------------
Enron Corp. et al. including    02-03468     Various of the Enron Companies commenced this             $230 million
co-Debtors ENA, EPMI, EESI,                  adversary proceeding against Dynegy and certain of its
ECTRIC, EGLI, EBS and                        affiliates, seeking recovery of approximately $230
EnronOnline, Enron Capital &                 million (plus interest) in connection with the early
Trade Resources Corp., Enron                 termination of various trading agreements between the
Capital & Trade Resources,                   parties. In addition, the plaintiffs seek a
Ltd. And non-Debtor Enron                    declaration that the set off, netting, termination and
Canada Corp. v. Dynegy, Inc.                 joint and several liability provisions of a master
et al.                                       netting setoff and security agreement entered into by
                                             the parties in November 2001 are invalid,
                                             unenforceable and avoidable. The Dynegy defendants
                                             contend that if the master netting agreement is
                                             enforceable, the plaintiffs would owe the defendants
                                             $93 million. Dynegy's motion to compel arbitration,
                                             which was fully briefed and argued on January 16,
                                             2003, is sub judice.

----------------------------------------------------------------------------------------------------------------------
Enron Corp, et al. including    03-02073     This suit by Debtors ENE, ENA, EPMI, EESI, ENA            $13.3 million
co-Debtors ENA, EPMI, EESI,                  Upstream, EBS and non-Debtor Enron Canada against
ENA Upstream and EBS and                     Reliant and its Canadian subsidiary involves a dispute
non-Debtor Enron Canada Corp.                regarding the validity, enforceability and
v. Reliant Energy Services,                  avoidability of a master netting setoff and security
Inc. et al.                                  agreement entered into between the parties twenty-four
                                             days prior to the Initial Petition Date. The Enron
                                             entities seek declaratory relief and recovery of
                                             approximately $13.3 million resulting from Reliant's
                                             refusal to pay final termination payment resulting from
                                             the early termination of the agreement between the
                                             parties.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-03180     EPMI seeks declaratory relief and recovery of             $36 million
v. Allegheny Energy Supply                   approximately $36 million for AES's failure to pay
Co., LLC                                     prepetition receivables and to return cash collateral
                                             provided by EPMI under the master energy purchase and
                                             sale agreement entered into by the parties following
                                             AES's early termination of the agreement.

----------------------------------------------------------------------------------------------------------------------


                                      266


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    02-03542     ENA seeks payment of contractual consideration and        $31 million
The American Coal Company                    forward contract value totaling approximately $31
                                             million from American Coal representing sums owed to
                                             ENA for its agreement to forgo the delivery of certain
                                             quantities of coal from specified mines and the forward
                                             value of the remaining term of the coal purchase
                                             agreement between the parties. On June 25, 2003,
                                             American Coal's motion to withdraw the reference was
                                             denied, and American Coal filed a motion to certify
                                             such order for interlocutory appeal.

                                             On November 5, 2003, the District Court entered a
                                             memorandum order denying American Coal's request for an
                                             order certifying the Court's June 2003 order and
                                             judgment denying American Coal's motion to withdraw the
                                             reference for appeal to the Second Circuit. On December
                                             4, 2003, American Coal filed a writ of mandamus with
                                             the Second Circuit.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-03054     ENA seeks declaratory relief and recovery of              $6.9 million
Knauf Fiber Glass GmbH                       approximately $6.9 million from Knauf for Knauf's
                                             failure to pay a termination payment due and owing
                                             pursuant to the terms of an ISDA master agreement and
                                             financial swap entered into by the parties. On June 16,
                                             2003, Knauf filed a demand for jury trial.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    02-03032     ENA seeks recovery of approximately $11.7 million for     $11.7 million
Knight-Ridder, Inc.                          Knight-Ridder's failure to pay a termination payment
                                             resulting from Knight-Ridder's early termination of an
                                             agreement between the parties.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    02-03543     ENA seeks declaratory relief and payment of               $60 million
Noble Gas Marketing, Inc.,                   approximately $60 from Noble for Noble's failure to
Samedan Oil Corp. and Aspect                 pay prepetition receivables and early termination
Resources, LLC                               payments related to several agreements between the
                                             parties.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     02-03541     Suit against AES Corp., Constellation New Energy,         $43.8 million
v. AES Corporation et al.                    Inc., f/k/a AES New Energy, Inc. and CILCO seeking
                                             declaratory relief and damages of approximately $43.8
                                             million from Constellation and CILCO resulting from
                                             their failure to pay prepetition receivables,
                                             postpetition receivables and amounts owed to EPMI
                                             resulting from the early termination of two separate
                                             agreements between the parties. AES Corp. is a party
                                             because it executed a guaranty agreement on behalf of
                                             its subsidiary and predecessor-in-interest
                                             Constellation. Constellation and CILCO filed a motion
                                             to dismiss and or to strike certain portions of the
                                             complaint, which is pending.

----------------------------------------------------------------------------------------------------------------------


                                      267


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02062     Action for declaratory relief and recovery of             $8 million
v. City of Palo Alto                         approximately $8 million for Palo Alto's failure to
                                             pay a termination payment resulting from the early
                                             termination of an agreement between the parties.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02063     Action for declaratory relief and recovery of             $40 million
v. City of Palo Alto                         approximately $40 million for Palo Alto's failure to
                                             pay a termination payment resulting from the early
                                             termination of an agreement between the parties.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     02-02719     Action for recovery of approximately $146.5 million       $146.5 million
v. City of Santa Clara -                     due to Santa Clara's breach of a master energy
Silicon Valley Power                         purchase and sale agreement.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02066     Action for declaratory relief and payment of              $11.4 million
v. Conectiv Energy Supply,                   approximately $11.4 million due to Conectiv's failure
Inc.                                         to pay prepetition receivables and a termination
                                             payment resulting from the early
                                             termination of a master power
                                             purchase and sale agreement.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02096     Action for declaratory relief and to recover              $6.8 million
v. Luzenac America, Inc.                     approximately $6.8 million for pre- and postpetition
                                             electricity sales pursuant to a master purchase
                                             agreement.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     02-02520     EPMI filed this adversary proceeding to recover           $309.5 million
v. Nevada Power Company and                  approximately $309.5 million owing to EPMI pursuant to
SPPC and third party                         certain power purchase and sale transactions between
defendant, Enron Corp.                       EPMI and NPC and SPPC governed by the Western Systems
                                             Power Pool Agreement. On September 13, 2002, the
                                             Bankruptcy Court denied SPPC's and NPC's motion to stay
                                             or to dismiss the adversary proceeding pending the
                                             outcome of their FERC proceeding against EPMI and
                                             others. On December 5, 2002, NPC and SPPC filed their
                                             answer and counterclaim alleging that EPMI wrongfully
                                             terminated the Western Systems Power Pool Agreement,
                                             breached the covenant of good faith and fair dealing,
                                             and violated the Nevada Unfair Trade Practices Act. The
                                             counterclaim also contains allegations of fraud on the
                                             market/market manipulation and RICO claims against
                                             EPMI, ENE, and Timothy Belden. NPC and SPPC seek
                                             unspecified actual and punitive damages and injunctive
                                             relief. ENE filed a motion to dismiss the counterclaim.

                                             EPMI filed a motion for partial summary judgment and on
                                             January 14, 2003, the Bankruptcy Court entered an order
                                             granting the motion as to EPMI's claim for damages for
                                             power that was delivered to the defendants. NPC was
                                             ordered to pay damages plus prejudgment interest
                                             totaling $17.6 million with


                                      268


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
                                             interest of $5,695 accruing daily until paid. SPPC was
                                             ordered to pay damages plus prejudgment interest
                                             totaling $6.8 million with interest of $2,136 accruing
                                             daily until paid. EPMI has filed a motion to dismiss
                                             the counterclaim filed by NPC and SPPC. On March 14,
                                             2003, the Nevada PUC filed a motion to join in EPMI's
                                             motion to dismiss the counterclaim. On June 9, 2003,
                                             Nevada Power filed its opposition to EPMI's motion to
                                             dismiss the counterclaim. On June 27, 2003, defendant
                                             Timothy Belden filed a motion to stay this civil
                                             proceeding against him pending resolution of his
                                             criminal proceedings or, in the alternative, for
                                             additional time in which to respond to the
                                             counterclaim. Refer to Section IV.C.2.a(iii)(B),
                                             "Timothy Belden Plea" for further information on the
                                             criminal proceedings against Mr. Belden.

                                             On August 28, 2003, the Bankruptcy Court issued an
                                             opinion granting summary judgment in favor of EPMI on
                                             the remaining issues in the case. Thereafter, NPC and
                                             SPPC filed a motion for reconsideration.

                                             On September 24, 2003, Timothy Belden filed a motion to
                                             dismiss. On September 26, 2003, the Bankruptcy Court
                                             entered an order granting final judgment in favor of
                                             EPMI and dismissing NPC and SPPC's counterclaims
                                             against EPMI and ENE. On the same date NPC and SPPC
                                             filed a motion for stay pending appeal and for an
                                             extension of the automatic stay pending a determination
                                             of the motion. NPC has filed a notice of appeal, and
                                             EPMI has filed a cross-appeal. EPMI has also filed a
                                             motion for registration of the judgment in the
                                             districts of Nevada and Eastern California. On October
                                             6, 2003, SPPC and NPC filed a complaint with FERC
                                             asking it to prevent EPMI from collecting the judgment.
                                             On October 15, 2003, the Bankruptcy Court entered a
                                             stipulation and order in which EPMI agreed not to
                                             execute upon the final judgment or institute any
                                             proceedings for its enforcement for a period of sixty
                                             days from the date of the FERC order granting EPMI's
                                             motion extending its time to answer NPC's and SPPC's
                                             complaint filed in FERC Docket EL04-01 until October
                                             27, 2003. On October 20, 2003, NPC and SPPC filed their
                                             opposition to Belden's motion to dismiss. On October
                                             30, 2003, the Bankruptcy Court granted Belden's motion
                                             to dismiss. On November 6, 2003, the court issued a
                                             ruling staying the execution of the judgment in favor
                                             of EPMI and ordering NPC and SPPC to place $338 million
                                             in bonds and approximately $280,000 in cash for
                                             prejudgment interest into an escrow account with an
                                             additional $35 million in cash to be paid into the


                                      269


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
                                             account within ninety days after November 12, 2003, the
                                             date of the court's final order. On November 10, 2003,
                                             NPC and SPPC filed their notice of appeal.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02064     EPMI seeks declaratory relief and recovery of             $116.8 million
v. Public Utility District                   approximately $116.8 million owing to EPMI resulting
No. 1 of Snohomish County                    from Snohomish's failure to pay a termination payment
                                             resulting from the early termination of an agreement
                                             between the parties.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02065     EPMI seeks declaratory relief and recovery of             $8.3 million
v. The United Illuminating                   approximately $8.3 million owing to EPMI resulting
Co. and UIL Holdings Corp.                   from UIC's refusal to pay a postpetition debt it owes
                                             EPMI under power supply agreement
                                             between the parties. On July 3,
                                             2003, UIL filed a motion to
                                             withdraw the reference, which was
                                             denied.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-02107     EPMI seeks declaratory relief and recovery of             $22 million
v. Valley Electric                           approximately $22 million from VEA resulting from the
Association, Inc.                            early termination of a master agreement between the
                                             parties and for liquidated damages arising from VEA's
                                             postpetition conduct.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-03178     EPMI seeks declaratory relief and recovery of             $16.7 million
v. Wabash Valley Power                       approximately $16.7 million for Wabash's failure to
Association                                  pay a termination payment upon the early termination
                                             of the master power agreement between the parties.

----------------------------------------------------------------------------------------------------------------------
American Home Assurance Co. &   03-02168     American Home filed this declaratory judgment action      $125.9 million
AIG Energy Trading, Inc. v.                  seeking declaratory relief and setoff of a $56 million
Enron Corp., Enron North                     prepetition debt that AIGE owes ENA pursuant to
America Corp. & Enron Natural                forward transactions entered into between the parties
Gas Marketing Corp.                          against a $125.9 million debt that ENGMC & ENE owe
                                             American Home. American Home also alleges alter ego
                                             and fraud claims. The defendants filed a motion to
                                             dismiss for lack of standing and failure to state a
                                             claim upon which relief can be granted. On July 31,
                                             2003, the Creditors' Committee filed a motion to join
                                             the Debtors' motion to dismiss. AIGE has moved to lift
                                             the stay. The Debtors and the Creditors' Committee
                                             took no position with respect to the motion. On July
                                             24, 2003, the Bankruptcy Court entered an order
                                             granting the motion to lift stay on the briefing and
                                             submission of the motion to dismiss. On August 21,
                                             2003, American Home filed its opposition to the motion
                                             to dismiss. On September 16, 2003, the Debtors and the
                                             Creditors' Committee filed their reply to American
                                             Home's opposition to ENE's motion to dismiss. Refer to
                                             Sections III.F.34., "Mahonia Prepaid Forward
                                             Contracts", IV.C.I.c(ii)(B)., "American Home Assurance
                                             Co. & Federal Insurance Co. v. Enron Natural Gas
                                             Marketing Corp., Enron Corp., JPMorgan Chase & Co.,
                                             and American Public Energy Agency" and


                                      270


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
                                             IV.C.l.d(iii)., "JPMorgan Chase Bank, for and on behalf
                                             of Mahonia Limited and Mahonia Natural Gas Limited v.
                                             Liberty Mutual Insurance Company, Travelers Casualty &
                                             Surety Company, St. Paul Fire and Marine Insurance
                                             Company, Continental Casualty Company, National Fire
                                             Insurance Company of Hartford, Fireman's Fund Insurance
                                             Company, Safeco Insurance Company of America, The
                                             Travelers Indemnity Company, Federal Insurance Company,
                                             Hartford Fire Insurance Company, and Lumbermens Mutual
                                             Casualty Company (Case No. 01-CV-11523, United States
                                             District Court for the Southern District of New York
                                             (removed from the New York Supreme Court))".

----------------------------------------------------------------------------------------------------------------------
Amerada Hess Corp. et al v.     03-4770      Amerada Hess Corp., Amerada Hess Trading Co., L.L.C.      $6.1 million
Enron Corp. et al                            and Hess Energy Trading Co. (UK) Limited have filed a
                                             declaratory judgment action against ENE, ENA, EPMI,
                                             Enron Upstream, ERAC, EESI, ELFI and ECTRIC seeking the
                                             imposition of a constructive trust, a declaration that
                                             ENE's corporate veil should be pierced and a
                                             declaration affirming Amerada Hess's right to set off
                                             debts of approximately $6.1 million it owes the Enron
                                             entities against approximately $24.2 million the Enron
                                             entities owe Amerada Hess arising from various
                                             commodity and derivative trading contracts between the
                                             parties. The Enron defendants' answers were due on
                                             August 15, 2003. On July 17, 2003, Amerada Hess filed a
                                             motion to withdraw the reference. On August 20, 2003,
                                             the Enron defendants filed a motion to dismiss the
                                             adversary proceeding. These motions are still pending.
                                             On September 8, 2003, the Bankruptcy Court entered a
                                             stipulation and order governing the intervention of the
                                             Creditors' Committee. On September 18, 2003, the
                                             Creditors' Committee joined the Enron defendants'
                                             motion to dismiss.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-6159      ENA seeks declaratory relief and recovery of              $8 million
The New York Times Co.                       approximately $8 million due and owing to ENA as a
                                             result of the NYT's early termination of an ISDA
                                             agreement entered into between the parties. ENA also
                                             seeks declarations that the arbitration provision is
                                             unenforceable and that NYT is not entitled to
                                             rescission of the agreement. On September 9, 2003, NYT
                                             filed its answer and counterclaim alleging that it
                                             relied to its detriment on ENA's fraudulent
                                             misrepresentations and seeking recovery of
                                             approximately $629,000 representing the loss it
                                             suffered as a result of ENA's termination of the ISDA
                                             or in the alternative seeking a declaration that the
                                             contract between the parties is void.

----------------------------------------------------------------------------------------------------------------------


                                      271


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-8418      On August 11, 2003, ENA brought this adversary            $38.5 million
Canadian Imperial Bank of                    proceeding seeking declaratory relief and recovery of
Commerce                                     approximately $38.5 million (less cash collateral of
                                             approximately $9.8 million held by ENA) from CIBC for
                                             its failure to pay prepetition receivables and a
                                             termination payment resulting from CIBC's early
                                             termination of an ISDA master agreement entered into
                                             between the parties. CIBC filed its answer on September
                                             18, 2003.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-8764      On August 18, 2003, ENA filed an adversary proceeding     $4.1 million
Random House, Inc. &                         seeking declaratory relief and recovery of
Bertelsmann, Inc.                            approximately $4.1 million from Random House (and
                                             Bertelsmann as Guarantor) for Random House's failure to
                                             pay a termination payment resulting from defendants'
                                             early termination of an ISDA master agreement entered
                                             into between the parties. Random House filed its answer
                                             on September 29, 2003.

                                             On November 19, 2003, the defendants filed a motion to
                                             withdraw the reference.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-8655      On August 13, 2003, EPMI filed an adversary proceeding    $4.1 million
v. Ash Grove Cement Company,                 seeking declaratory relief and recovery of
Inc.                                         approximately $4.1 million from Ash Grove for its
                                             failure to pay a termination payment resulting from Ash
                                             Grove's early termination of a master power purchase
                                             and sale agreement entered into by the parties. On
                                             September 18, 2003, Ash Grove filed its answer to the
                                             complaint. On September 22, 2003, Ash Grove filed its
                                             answer and a motion to dismiss the adversary proceeding
                                             and to compel arbitration.

                                             On November 26, 2003, the Bankruptcy Court entered a
                                             stipulation allowing Ash Grove to file an amended
                                             answer to add affirmative defenses.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-8486      On August 12, 2003, EPMI filed this adversary             $4.5 million
v. Louisiana-Pacific Corp.                   proceeding seeking declaratory relief and recovery of
                                             approximately $4.5 million from Louisiana-Pacific for
                                             its failure to pay (i) a termination payment, (ii)
                                             liquidated damages, and (iii) an amount for the
                                             postpetition delivery of power, all due and owing
                                             pursuant to the terms of a master power purchase and
                                             sale agreement entered into by the parties. On
                                             September 30, 2003, the Bankruptcy Court entered a
                                             stipulation and order extending the time for
                                             Louisiana-Pacific to answer the complaint until 20 days
                                             following the conclusion of the mediation.

----------------------------------------------------------------------------------------------------------------------


                                      272


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-9360      On September 26, 2003, ENA filed this action seeking      $45.2 million
Goldman Sachs Capital                        declaratory relief and recovery of approximately $45.2
Markets, L.P., et al.                        million from Goldman Sachs Capital Markets, L.P. for
                                             its failure to pay a termination payment resulting from
                                             its early termination of an ISDA Master Agreement
                                             entered into between the parties. This adversary
                                             proceeding also seeks to recover damages from Goldman
                                             Sachs Group, L.P. and Goldman Sachs Group, Inc. as
                                             guarantors of the obligations of Goldman Sachs Capital
                                             Markets, L.P.

                                             Goldman filed its answer on December 3, 2003.

----------------------------------------------------------------------------------------------------------------------
Enron Capital & Trade           03-9363      On September 26, 2003, ECTRIC filed this action           $5.1 million
Resources International Corp.                seeking declaratory relief and recovery of
v. Louis Dreyfus LGP                         approximately $5.1 million from Dreyfus for its
Services, Ltd.                               failure to pay (i) a termination payment and (ii) an
                                             amount for postpetition delivery
                                             of propane, all due and owing pursuant to the terms of
                                             a Transaction Agreement and swap confirmation
                                             agreements entered into between the parties. Dreyfus
                                             filed its answer on December 5, 2003.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-9366      On September 26, 2003, ENA commenced this adversary       $1.4 million
Louis Dreyfus Plastics Corp.                 proceeding to seek declaratory relief and recovery of
n/k/a Louis Dreyfus Energy                   approximately $1.4 million from Dreyfus for its
Services, L.P.                               failure to pay a termination payment resulting from
                                             Dreyfus's early termination of a swap confirmation
                                             agreement entered into between the parties. Dreyfus
                                             filed its answer on December 5, 2003.

----------------------------------------------------------------------------------------------------------------------
Enron Capital & Trade           03-9373      On September 26, 2003, ECTRIC filed this adversary        $2.6 million
Resources International Corp.                proceeding seeking declaratory relief and recovery of
v. Louis Dreyfus Corp., et al.               approximately $2.6 million from Louis Dreyfus Corp.,
                                             Louis Dreyfus Energy, Ltd., and Louis Dreyfus Refining
                                             and Marketing, Ltd. for their failure to pay a
                                             termination payment resulting from Dreyfus's early
                                             termination of swap confirmation agreements entered
                                             into between the parties. Dreyfus filed its answer on
                                             December 5, 2003.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-9376      On September 26, 2003, ENA commenced this action,         $1.5 million
Louis Dreyfus Corp.                          seeking declaratory relief and recovery of
                                             approximately $1.5 million from
                                             Dreyfus for its failure to pay a termination payment
                                             resulting from Dreyfus's early termination of an ISDA
                                             Master Agreement entered into between the parties.
                                             Dreyfus filed its answer on December 5, 2003.

----------------------------------------------------------------------------------------------------------------------


                                      273


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-9377      On September 26, 2003, ENA filed this action, which       $2.7 million
Louis Dreyfus Energy                         seeks declaratory relief and recovery of approximately
Services, L.P.                               $2.7 million from Dreyfus for its failure to pay a
                                             termination payment resulting from Dreyfus's early
                                             termination of an ISDA Master Agreement entered into
                                             between the parties. Dreyfus filed its answer on
                                             December 5, 2003.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-9517      On September 29, 2003, ENA filed this adversary           $125 million
AEP Energy Services, Inc.                    proceeding, which seeks declaratory relief and
                                             recovery of approximately $125 million from AEP for its
                                             failure to return excess collateral and to pay matured
                                             debts owed to ENA pursuant to the terms of (i) an ISDA
                                             agreement together with the "Schedule" and "Credit
                                             Support Annex" attached thereto, (ii) a GISB Base
                                             Contract for Short-Term Sale and Purchase of Natural
                                             Gas, and (iii) a series of other physical and financial
                                             contracts entered into between the parties. On December
                                             15, 2003, AEP filed its answer.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-9515      On September 29, 2003, ENA instituted this action,        $18 million
Maclaren Energy, Inc. and                    seeking declaratory relief and recovery of
Great Lakes Power, Inc.                      approximately $18 million from Maclaren and Great
                                             Lakes, as guarantor for Maclaren, for their failure to
                                             pay a termination payment resulting from Maclaren's
                                             early termination of an ISDA Master Agreement entered
                                             into between the parties. On November 14, 2003,
                                             Maclaren and Great Lakes filed a motion to dismiss the
                                             adversary complaint or in the alternative a motion to
                                             stay the adversary proceeding and compel arbitration.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing, Inc.     03-92640     On October 22, 2003, EPMI brought suit seeking            $3 million
v. Holcim (Us), Inc., f/k/a                  declaratory relief and payment of more than $3 million
Holman Inc.                                  that is property belonging exclusively to EPMI's
                                             estate. EPMI alleges that Holcim has wrongfully
                                             exercised control over the property of EPMI's estate
                                             and breached its contractual obligations by failing to
                                             pay this debt to EPMI as required under the clear and
                                             express terms of a Master Power Purchase and Sale
                                             Agreement entered into between the parties on June 29,
                                             2001. The complaint asserts claims for declaratory
                                             relief, turnover, violation of the automatic stay,
                                             breach of contract and unjust enrichment.

                                             On November 25, the Bankruptcy Court entered an order
                                             extending Holcim's time to file its answer until
                                             December 22, 2003. On December 22, 2003, Holcim filed
                                             its answer.

----------------------------------------------------------------------------------------------------------------------


                                      274


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-93634     ENA has filed suit seeking to avoid and recover one or    $164.9 million
Bank of Montreal & Reliant                   more invalid setoffs totaling approximately $164.9
Energy Services, Inc.                        million effected by BofM and Reliant or, in the
                                             alternative, seeking to recover, as preferential and/or
                                             fraudulent transfers, approximately $164.9 million in
                                             payments ENA made directly or indirectly to BofM and
                                             Reliant pursuant to a series of cross-referenced trade
                                             confirmation letters in November 2001 concerning
                                             natural gas swaps.

----------------------------------------------------------------------------------------------------------------------
Enron Corp., Enron Energy       03-93574     ENE, EESO and EESI have filed suit against JCP seeking    $10.2 million
Services Operations, Inc. &                  declaratory relief and recovery of, as preferential       plus additional
Enron Energy Services, Inc.                  and/or fraudulent transfers, approximately $10.2          amounts owing
v. J.C. Penney Company, Inc.                 million in payments ENE and/or EESO made from the         to EESO and
                                             company's consolidated cash management system to          EESI
                                             satisfy the terms of an integrated energy management
                                             agreement entered into by EESO and JCP. Pursuant to the
                                             terms of the agreement, EESO was to pay certain utility
                                             companies for electrical power and/or natural gas
                                             supplied and/or transported by the utilities on JCP's
                                             behalf. In turn, JCP agreed to pay EESO for such
                                             service. In addition to the foregoing, EESO also seeks
                                             recovery of amounts owing to EESO for services
                                             performed and/or goods delivered to JCP. Finally, EESI
                                             seeks recovery for amounts owed by JCP to EESI pursuant
                                             to the terms of a gas sales agreement between EESI and
                                             JCP.

----------------------------------------------------------------------------------------------------------------------
Enron Power Marketing Inc. v.   03-93592     EPMI seeks to invalidate an approximately $93 million     $93.4 million
American Electric Power                      setoff effected by AEPSC. In the alternative, EPMI
Service Corp.                                seeks to avoid and recover, as a preferential
                                             transfer, approximately $93 million that EPMI paid,
                                             directly or indirectly, to AEPSC pursuant to the terms
                                             of a master energy purchase and sale agreement between
                                             the parties.

                                             On December 18, 2003, the Bankruptcy Court entered an
                                             order extending AEPSC's time to file its answer until
                                             January 31, 2004.

----------------------------------------------------------------------------------------------------------------------
Enron Corp. and Enron Energy    03-93429     EESI seeks declaratory relief and damages relating to     $2.6 million
Services Inc. v. The Durst                   defendant's failure to pay amounts due under an
Organization, Inc.                           Electric Energy Sales and Services Agreement. EESI
                                             and/or ENE also seek to avoid and recover fraudulent
                                             transfers and preferential payments made on behalf of
                                             defendant pursuant to the agreement.

----------------------------------------------------------------------------------------------------------------------


                                      275


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron Corp. and Enron Energy    03-93489     EESI seeks declaratory relief and damages relating to     $38.1 million
Services Inc. v. Harrah's                    defendants' failure to pay amounts due under: (i) a
Entertainment, Inc. and                      Commodity Management Agreement, (ii) a Trade
Harrah's Operating Co., Inc.                 Confirmation, and (iii) a Master Firm Natural Gas
                                             Sales Agreement.

                                             EESI and/or ENE also seek to avoid and recover
                                             fraudulent transfers and preferential payments made on
                                             behalf of defendants pursuant to the Commodity
                                             Management Agreement.

----------------------------------------------------------------------------------------------------------------------
Enron Corp. and Enron Energy    03-93431     ENE and EESO have filed suit against SDG Macerich         $1.5 million
Services Operations, Inc. v.                 Properties L.P., and its general partners Macerich
SDG Macerich Properties,                     Property EQ GP Corp. and Simco Acquisitions seeking
L.P., Macerich Property EQ GP                declaratory relief and avoidance and recovery of
Corporation and Simco                        fraudulent transfers and preferential payments of
Acquisitions, Inc.                           approximately $511,806; payments ENE made from the
                                             company's consolidated cash management system on EESO's
                                             behalf to satisfy the terms of a gas services agreement
                                             entered into by EESO and Macerich SDG. Pursuant to the
                                             terms of the agreement, EESO was to pay certain utility
                                             companies for electrical power and/or natural gas
                                             supplied and/or transported by the utilities on the
                                             Macerich entities' behalf. In turn, Macerich SDG agreed
                                             to pay EESO for such service. In addition to the
                                             foregoing, EESO also seeks recovery of amounts owing to
                                             EESO for services performed or goods delivered to
                                             Macerich totaling approximately $1 million.

----------------------------------------------------------------------------------------------------------------------
Enron Corp. and Enron Energy    03-93430     ENE and EESO have filed suit against The Macerich Co.     $7.1 million
Services Operations, Inc. v.                 and The Macerich Partnership, L.P. seeking declaratory
The Macerich Co. and The                     relief and avoidance and recovery of fraudulent
Macerich Partnership, L.P.                   transfers and preferential payments of approximately
                                             $2.8 million; payments ENE made from the company's
                                             consolidated cash management system on EESO's behalf to
                                             satisfy the terms of a master energy management
                                             agreement entered into by EESO and Macerich. Pursuant
                                             to the terms of the agreement, EESO was to pay certain
                                             utility companies for electrical power and/or natural
                                             gas supplied and/or transported by the utilities on the
                                             Macerich entities' behalf. In turn, Macerich agreed to
                                             pay EESO for such service. In addition to the
                                             foregoing, EESO also seeks recovery of amounts owing to
                                             EESO for services performed or goods delivered to
                                             Macerich totaling approximately $4.3 million.

----------------------------------------------------------------------------------------------------------------------


                                      276


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-92893     ENA is seeking declaratory relief and payment of          $5 million
Dayton Power & Light Company                 approximately $5 million, plus interest, that belongs
                                             to ENA's estate which DP&L has wrongfully withheld. The
                                             amount sued upon stems from DP&L's failure to pay
                                             prepetition receivables due and owing to ENA under
                                             several Coal Sale and Purchase Agreements, two Master
                                             Firm Natural Gas Supply Agreements, and Enfolio(R) Firm
                                             Confirmations with attached General Terms and
                                             Conditions.

----------------------------------------------------------------------------------------------------------------------
Enron Corp. and Enron North     03-93566     ENE and ENA seek declaratory relief, avoidance of         $23.2 million
America Corp. v. Amerada Hess                fraudulent transfers and recovery of preferential
Corp. et al.                                 and/or fraudulent transfers made to or on behalf of
                                             Amerada Hess Corp., Hess Energy Services Co. L.L.C.,
                                             Hess Energy Trading Co., L.L.C. and Hess Energy Trading
                                             Co. (UK) Limited, as well as amounts owed by one or
                                             more of the Defendants to ENA. Specifically, (a) ENA
                                             seeks, among other things, (i) recovery of
                                             approximately $4.3 million for HETC's failure to pay a
                                             termination payment upon the early termination of
                                             transactions between the parties; (ii) recovery of
                                             approximately $4.5 million for AHC 's failure to pay a
                                             termination payment upon the early termination of
                                             transactions between ENA and Hess Energy Services Co.
                                             LLC that were assigned to AHC; and (iii) invalidation
                                             of AHC's impermissible setoff; and (b) ENE seeks
                                             avoidance of the guaranty dated October 29, 2001 issued
                                             for the benefit of the Defendants and certain of their
                                             affiliates. In addition, ENE and ENA seek recovery, as
                                             a preference and/or fraudulent conveyance of
                                             approximately $14.4 million of cash collateral
                                             transferred to AHC from November 14, 2001 through
                                             November 27, 2001.

----------------------------------------------------------------------------------------------------------------------
Enron North America Corp. v.    03-93809     ENA seeks declaratory relief and recovery of              $26.7 million
Media General, Inc.                          approximately $26.7 million from Media General for its
                                             failure to pay an early termination payment resulting
                                             from Media General's early termination of an ISDA
                                             master agreement entered into between the parties.

----------------------------------------------------------------------------------------------------------------------
ENA Upstream Co., L.L.C. v.     03-93753     ENA Upstream seeks declaratory relief and recovery of     2.8 million
Amerada Hess                                 approximately $2.8 million from Amerada Hess as a
                                             result of Amerada's failure to pay for natural gas
                                             delivered by ENA Upstream to Amerada in November 2001
                                             pursuant to the terms of two agreements between the
                                             parties.

----------------------------------------------------------------------------------------------------------------------


                                      277


---------------------------------------------------------------------------------------------------------------------
       Case Style*              Adv. No.                   Nature of Proceeding                        Amount**
---------------------------------------------------------------------------------------------------------------------
Enron Reserve Acquisition       03-93755     ERAC seeks declaratory relief and recovery of             $5.9 million
Corp. v. Hess Energy Trading                 approximately $5.9 million from Hess Energy as a
Co., L.L.C.                                  result of Hess Energy's failure to pay for quantities
                                             of liquid product delivered by ERAC to Hess Energy in
                                             November 2001 pursuant to the terms of six agreements
                                             between the parties.

----------------------------------------------------------------------------------------------------------------------
*    All cases are pending in the Bankruptcy Court or the U.S. District Court for the Southern District of New York.

**   Amounts are taken from pleadings and are approximate.

               (ii) Domestic Trading Litigation Not Referred to Mediation

                    (A) Connecticut Resource Recovery Authority v. Enron Corp., et. al. including Enron Power Marketing, Inc. (Adv. No. 02-02727, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On July 22, 2002, CRRA instituted this adversary proceeding seeking imposition of a constructive trust in the amount of $220 million against the Debtors' estates. CRRA's suit alleged that it was entitled to priority recovery of the $220 million, which was paid by a third party to EPMI, allegedly on CRRA's behalf in connection with a series of contracts for the generation, purchase, and sale of power. CRRA argued that the contracts were invalid at their inception. The Bankruptcy Court dismissed the adversary proceeding on April 17, 2003 and held that even assuming the contracts were invalid, CRRA had no legal interest or property right in the $220 million, and also that CRRA's allegation that it was entitled to special priority recovery status as a government agency was without merit. CRRA filed a motion for re-argument and reconsideration of the dismissal order, to which ENE filed its opposition on May 9, 2003. The Bankruptcy Court has denied CRRA's motion for reconsideration, and CRRA has filed a notice of appeal.

                    (B) American Home Assurance Co. & Federal Insurance Co. v. Enron Natural Gas Marketing Corp., Enron Corp., JPMorgan Chase & Co., and American Public Energy Agency (Adv. No. 02-02171, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On March 15, 2002, American Home. and Federal Insurance Co. filed an adversary proceeding seeking a declaratory judgment and injunctive relief related to excess collateral payments in the approximate amount of $33.5 million held by JPMorgan Chase & Co. This matter relates to an April 1999 prepaid natural gas forward sale contract between ENGMC and American Public Energy Agency, a Nebraska political subdivision, in which APEA paid approximately $287 million to ENGMC for ENGMC's contract to deliver natural gas to APEA over a twelve year period. The plaintiffs' motion for summary judgment was heard on October 17, 2002. On February 25, 2003, the Bankruptcy Court entered a memorandum decision and order denying the plaintiffs' motion for summary judgment and granting ENE's and ENGMC's request for dismissal of the complaint. The plaintiffs filed their notice of appeal on March 5, 2003 and have filed their appellants' briefs. Refer to Sections III.F.34., "Mahonia Prepaid Forward Contracts", IV.C.1.c(i)., "Trading Litigation Referred to Mediation" and IV.C.1.d(iii)., "JPMorgan Chase Bank, for and on behalf of Mahonia Limited and Mahonia Natural Gas Limited v. Liberty Mutual Insurance Company, Travelers Casualty & Surety Company, St. Paul Fire and Marine Insurance Company, Continental Casualty Company, National Fire Insurance Company of Hartford, Fireman's Fund

Insurance Company, Safeco Insurance Company of America, The Travelers Indemnity Company, Federal Insurance Company, Hartford Fire Insurance Company, and Lumbermens Mutual Casualty Company (Case No. 01-CV-11523, United States District Court for the Southern District of New York (removed from the New York Supreme Court))" for further information.

                    (C) Hendricks, on behalf of herself and all others similarly situated and on behalf of the general public v. Dynegy Power Marketing, Inc., Enron Energy Services, Enron Power Marketing, Inc., PG&E Energy Trading, Reliant Energy Services, Inc., Sempra Energy Trading, Sempra Energy Resources, Southern Company Energy Marketing, Williams Energy Marketing and Trading, William Energy Services Company, Duke Energy Trading and Marketing, L.L.C., NRG Energy, Morgan Stanley Capital Group, Inc. and Does 1 through 200 inclusive (Wholesale Electricity Antitrust Cases I & II, Judicial Council Coordination Proceeding Nos. 4204-00005 and 4204-00006, Superior Court, San Diego County, California). EPMI and EES have been sued in four separate cases, including the Hendricks class action, all alleging violations of the California antitrust and unfair competition laws. The cases have now been consolidated in California state court, and are currently stayed as to EPMI and EES.

                    (D) Enron North America Corp. v. Antarra Resources, Inc. and Badak Gas Marketing, Inc. (No. 2000-42097, 157th Judicial District Court, Harris County, Texas). Badak Resources, a subsidiary of Antarra Resources, Inc., defaulted on a gas sales agreement with ENA. Antarra, Badak's parent, guaranteed performance under the contract. ENA's damages are approximately $8.4 million. Antarra claims ENA's damages are approximately $2.5 million. ENA's motion for summary judgment on the liability issue under the gas sales contract was granted on December 12, 2000. Antarra has filed a counterclaim alleging breach of a confidentiality agreement and fraud. Antarra has produced an expert report purportedly supporting a claim to $16.6 million in damages on its counterclaim. On October 10, 2001, Badak filed a plea in intervention, alleging claims for breach of contract and violations of the Texas Deceptive Trade Practices Act against ENA. The case has been stayed by ENA's bankruptcy filing. In October 2002, the court entered an order retaining the case on the docket.

                    (E) Frontera Generation Limited Partnership v. Enron Power Marketing, Inc. and Electric Reliability Council of Texas, Inc. (Adv. No. 02-08004, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). Frontera filed this adversary proceeding in January 2002 to recover funds held by EPMI and ERCOT in connection with EPMI's prepetition participation in the deregulated Texas electricity market. On September 26, 2002, the Bankruptcy Court approved a stipulation by EPMI and ERCOT in which the parties agreed that (1) issues relating to ERCOT's methodology and judgment and the accurate amounts in the two funds will be decided in accordance with the dispute resolution procedures provided for in the ERCOT protocols and (2) issues relating to ERCOT's ability to setoff, entitlement to funds paid by ERCOT to EPMI, and the imposition of a constructive trust are to be decided by the Bankruptcy Court after the dispute resolution proceedings have concluded. On December 10, 2002 the Bankruptcy Court entered an order granting ERCOT's relief from automatic stay to setoff mutual obligations. At a hearing on January 24, 2003 the Bankruptcy Court granted that the portion of ERCOT's motion seeking to stay the proceeding


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and compelled Frontera to submit its claim of supplemental jurisdiction to alternative dispute resolution.

                    (F) Safeco Insurance Co. of America v. ISO New England, Inc. (Adv. No. 01-03652, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On December 21, 2001, Safeco filed this action seeking a declaratory judgment that NEPOOL's prepetition demands under certain performance bonds were premature and had no legal effect. If such demands were proper, Safeco seeks a determination of the proper amounts due under the performance bonds.

               (iii) Canadian Trading Cases Not Referred to Mediation\41

                    (A) Enron Canada Corp. v. Anadarko Energy Ltd. (No. 0201-14403, Queen's Bench of Alberta, Judicial District of Calgary). In January 1996, Enron Canada and Anadarko entered into a one-way master firm gas purchase/sale agreement. In November 2001, Anadarko gave notice that it intended to terminate the agreement on the basis that ENE's credit rating downgrade constituted a "triggering event" as the term is defined in the agreement thereby giving it the right to terminate the agreement. Enron Canada alleges that no "triggering event" took place and therefore Anadarko is in breach of the agreement for its failure to deliver gas pursuant to the terms of the agreement. Enron Canada seeks to recover approximately CAD $23.3 million for gas delivered, deficiency damages and early termination damages.

                    (B) Enron Canada Corp. v. Aquila Canada Corp. & Aquila, Inc. (No. 0301-01202, Queen's Bench of Alberta, Judicial District of Calgary). Enron Canada commenced this proceeding against Aquila to recover net AR/AP of approximately CAD $1.9 million and approximately CAD $21.8 million due to Enron Canada as a result of Aquila's early termination of multiple gas purchase and sale agreements and an ISDA agreement between the parties. In November 2003, Enron Canada amended its complaint to recover costs provided for in the contract; the total recovery now sought is approximately CAD $36.8 million. Aquila seeks to pierce the corporate veil and contends it has the right to setoff from all Enron affiliates.

                    (C) Enron Canada Corp v. Cinergy Canada, Inc. and Cinergy Corp. (No. 0201-15435, Queen's Bench of Alberta, Judicial District of Calgary). Enron Canada and Cinergy Canada agreed to transactions for the sale and delivery of gas governed by GTCs containing two-way damage calculations. Enron Canada terminated the confirmation on the grounds that Cinergy Canada failed to make payments owed to Enron Canada for gas deliveries. Enron Canada also made a demand to Cinergy Corp. for the amounts owed by Cinergy Canada pursuant to the guaranty agreement Cinergy Corp. executed guaranteeing Cinergy Canada's obligations to Enron Canada. Cinergy Corp. also refused to pay for the gas deliveries. Enron Canada seeks damages of CAD $7.4 million plus interest. Cinergy Corp.'s request for a stay of these proceeding in the Alberta courts on the basis of a claim it

--------------------------------
41/ Cases filed in foreign jurisdictions may seek damages or recoveries in currencies other than U.S. dollars; thus, the amounts may vary depending upon the applicable exchange rate. Unless otherwise indicated, the damages and recoveries sought are in U.S. dollars.


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recently filed in Bankruptcy Court alleging that ENE and all of its affiliates were a single business unit was denied. Cinergy has appealed. The parties have reached a tentative settlement.

                    (D) Enron Canada Corp. v. IMC Canada Ltd. and IMC Canada Ltd., counterplaintiff v. Enron Canada Corp., counterdefendant (No. 0101-22287, Queen's Bench of Alberta, Judicial District of Calgary) and Enron Canada Corp.
v. IMC Canada Ltd. and IMC Canada Ltd., counterplaintiff v. Enron Canada Corp., counterdefendant (American Arbitration Association, New York, New York). On October 25, 2000, Enron Canada and IMC entered into a two-way ISDA Master Agreement. IMC failed to make payments due under the ISDA in December 2000 and Enron Canada terminated the agreement. Enron Canada made demand for $814,000 under a letter of credit posted by IMC as collateral pursuant to the ISDA. IMC sought, unsuccessfully, an injunction preventing Enron Canada from making the demand, and IMC has appealed the denial of its injunction.

          In a related proceeding, on July 23, 2002, Enron Canada commenced arbitration proceedings claiming a receivable of over CAD $2 million and mark-to-market losses of almost CAD $19 million. In its statement of counterclaim and answering statement, IMC alleges (1) that it was fraudulently induced by Enron Canada to enter into the ISDA Agreement and therefore was entitled to damages from Enron Canada in an amount not less than $13 million;
(2) that Enron Canada wrongfully declared that IMC breached the ISDA Agreement and this in itself is a breach of the ISDA Agreement by Enron Canada; (3) the condition precedent under the ISDA Agreement has not been fulfilled and therefore IMC is not under any payment obligation to Enron Canada; and (4) Enron Canada is barred from making a claim based on estoppel. IMC and Enron Canada have, through mediation, settled their claims. The necessary approval has been obtained in the bankruptcy proceeding.

                    (E) Enron Canada Corp. v. Mirant Canada Energy Marketing Ltd. and Mirant Canada Energy Marketing, Ltd, counterplaintiff v. Enron Canada Corp., counterdefendant (No. 0201-05552, Queen's Bench of Alberta, Judicial District of Calgary). Enron Canada filed suit against Mirant Canada Energy Marketing Ltd. seeking mark-to-market losses of CAD $53 million pursuant to two GTCs entered into between the parties. Mirant Canada alleges it had the right to terminate the GTCs on the basis of ENE's credit rating downgrade. Mirant Canada denies that Enron Canada lawfully terminated the GTCs and that even if ECC properly terminated the GTCs, Enron Canada incorrectly calculated the amounts owing under the GTCs. Mirant Canada also claims the right to set off amounts owing by ENA to its parent on the basis of a setoff provision in the GTCs. Mirant Canada also seeks setoff in the basis of the EnronOnline(R) electronic transaction agreement to the extent of the EnronOnline(R) mark-to-market positions. Enron Canada had taken steps to pursue Mirant (U.S. parent) on its $30 million guarantee, but attempts to collect on the guarantee are currently stayed as a result of Mirant's chapter 11 filing. In addition, Mirant Canada has filed for creditor protection under the Canadian Company Creditors Arrangement Act. Enron Canada is evaluating the effect of this filing.

                    (F) Enron Canada Corp. v. Petro-Canada (No. 0301-01069, Queen's Bench of Alberta, Judicial District of Calgary). Enron Canada and Petro-Canada entered into a one-way master gas purchase/sale agreement dated September 8, 1997 and amended on October 4, 2000. On February 6, 2003, Enron Canada filed an amended statement


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of claim against Petro-Canada, 177293 Canada Ltd., 676071 Alberta Ltd. and Petro
Canada Oil and Gas to recover termination damages in the amount of CAD $148.4 million and deficiency damages in the amount of CAD $681,000 and interest on such amounts. In August 2003, Enron Canada filed a second amended statement of claim seeking recovery of approximately CAD $149 million. Petro-Canada, 177293 and 676071 carry on business in partnership under the name Petro Canada Oil & Gas. Petro-Canada alleges it validly terminated the agreement as result of the material alteration clause and that the deemed to zero clause operates to eliminate Enron Canada's claim to its mark-to-market. Enron Canada maintains Petro-Canada's notices were invalid because they failed to provide Enron Canada adequate time to post collateral to cure the material alteration clause. Enron Canada also maintains the "one way" clause is a penalty and unenforceable.

                    (G) Enron Canada Corp. v. Suncor Energy Inc. (No. 0301-18928 Queen's Bench of Alberta, Judicial District of Calgary). ECC initiated this proceeding against Suncor on November 28, 2003, seeking recovery of approximately CAD $20.5 million owing to ECC by Suncor pursuant to the terms of a master firm gas purchase/sale agreement between the parties. The parties are discussing entering into agreed arbitration.

                    (H) Enron Canada Corp. v. Dynegy Canada Inc. and Dynegy Holdings Inc. (No. 0301-18703, Queen's Bench of Alberta, Judicial District of Calgary). Enron Canada initiated this proceeding against Dynegy on November 26, 2003, seeking recovery of approximately CAD $97 million owing to Enron Canada by Dynegy pursuant to the terms of a 1994 master firm gas purchase/sale agreement between Enron Canada's predecessor, Enron Gas Services Canada Corp. and Dynegy's predecessor, NovaGas Clearinghouse Limited Partnership, and a 1995 Master Agreement between Enron Canada's then predecessor, Enron Capital & Trade Resources Canada Corp. and NovaGas.

                    (I) Enron Direct Canada Corp., in Receivership; EESC in Bankruptcy. Enron Canada has claims against EDCC in receivership and EESC in bankruptcy for CAD $12 million and CAD $8 million, respectively. Quaker Oats continues to substantially impede the orderly receivership of EDCC by seeking court-ordered replacement of the bankruptcy receiver, Richter Allen & Taylor, by alleging complicity with Enron Canada, conflict of interest, and other misconduct. The court has appointed a former Justice of the Court of Queen's Bench to investigate whether EDCC properly disposed back-to-back contracts with retail customers and Enron Canada to a third party for a commercially reasonable price. Quaker was ordered to post CAD $600,000 by a letter of credit as security for costs for the application and as a condition precedent to the continuation of the challenge. The investigator prepared its report, which was submitted to the court in September 2003. Final orders settling all matters and resulting in a payout of approximately CAD $6.8 million to ECC were entered on September 26, 2003. ECC anticipates an additional nominal distribution in the next 6-12 months.

                    (J) Calpine Canada Natural Gas Partnership v. Enron Canada Corp. and Enron Canada Corp, counterplaintiff v. Calpine Canada Natural Gas Partnership, counterdefendant (No. 0201-02256, Queen's Bench of Alberta, Judicial District of Calgary). In 1995 and 1996, Enron Canada and Calpine entered into two one-way master firm gas purchase/sale agreements. Calpine has filed suit alleging that various "triggering


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events," as the term is defined in the agreements, occurred thereby giving it the right to terminate the agreement. Calpine seeks damages of approximately $1.6 million plus interest. In its counterclaim, Enron Canada seeks setoff of the account receivable and mark-to-market damages of over CAD $30 million.

                    (K) Domcan Boundary Corp. v. Enron Canada Corp. (No. 0201-01117, Queen's Bench of Alberta, Judicial District of Calgary). In August 1998, Domcan and Enron Canada entered into a master firm gas purchase/sale agreement. In December 2001, Domcan terminated the agreement due to the ENE's downgrade alleging that the downgrade constituted a "triggering event" as the term is defined in the agreement thereby allowing Domcan to terminate the agreement. On January 18, 2002, Domcan filed suit seeking to recover CAD $1.1 million for gas delivered by Domcan to Enron Canada. Domcan also seeks a declaration that Domcan properly terminated the Agreement. Enron Canada filed a counterclaim seeking setoff and recovery of mark-to-market losses of CAD $15.5 million.

                    (L) Marathon Canada Limited v. Enron Canada Corp. and Enron Canada Corp., counterplaintiff v. Marathon Canada Limited and Marathon Oil Co., counterdefendants (No. 0201-07692, Queen's Bench of Alberta, Judicial District of Calgary). On January 30, 1995, Tarragon Oil and Gas Ltd., predecessor to Marathon, and Enron Canada entered into a firm gas purchase and sale agreement. Marathon alleges a triggering event occurred when ENE's credit rating was downgraded. Marathon gave Enron Canada notice that it was terminating the agreement. On May 8, 2002, Marathon Canada Limited, successor to Tarragon, filed a suit against Enron Canada to recover amounts owed for gas deliveries. Marathon seeks judgment in the amount of CAD $560,000 plus interest and a declaration that it validly terminated the Agreement. In its counterclaim, amended in November 2003, Enron Canada alleges that Marathon failed to deliver gas and this breach gave Enron Canada the right to terminate the agreement. Enron Canada seeks its mark-to-market loses in the amount of CAD $93.7 million from Marathon Canada Limited and CAD $21.9 million from Marathon Oil Co. as well as setoff.

                    (M) Murphy Oil Co., Ltd. and Murphy Canada Exploration Co.
v. Enron Canada Corp. and Enron Canada Corp., counterplaintiff v. Murphy Oil Co. Limited, Murphy Oil Exploration Co. and Murphy Exploration & Production Co., counterdefendants (0201-0379, Queen's Bench of Alberta, Judicial District of Calgary). Murphy Oil Company Ltd. entered into a master firm gas purchase agreement with Enron Gas Marketing, Inc. on September 1, 1992, that was subsequently assigned to Enron Canada. Murphy terminated the agreement as a result of ENE's credit rating downgrade. In its suit Murphy claims $1.6 million for gas delivered to Enron Canada. In its counterclaim, Enron Canada alleges Murphy wrongfully repudiated the agreement and seeks setoff of all amounts owed by Enron Canada to Murphy, should setoff be allowed in a related lawsuit between Enron Canada and Murphy Canada Exploration Co. In the Murphy Canada Exploration litigation, Murphy Canada Exploration Company entered into a master firm gas purchase/sale agreement with Enron Canada on July 11, 1995. MCE terminated the agreement in December 2001 based on ENE's credit rating downgrade, and in turn, Enron Canada terminated the agreement on the grounds that MCE wrongfully repudiated the agreement. MCE has filed suit, seeking receivables of over CAD $200,000 and CAD $800,000. In its counterclaim, Enron Canada seeks setoff and recovery of mark-to-market losses of approximately CAD $30 million.


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                    (N) Reliant Energy Services, Inc., et al. v. Enron Canada
Corp. (No. 02-706, U.S. District Court, Southern District of Texas, Houston, Division; App. No. 02-20447, U.S. Court of Appeals, Fifth Circuit). In March 2002, Reliant sued Enron Canada in the United States District Court for the Southern District of Texas seeking to recover approximately $78 million that Reliant claimed was due under a Master Netting Agreement entered into by Reliant affiliates, on the one hand, and Enron Canada on the other. Reliant also sought injunctive relief requiring Enron Canada to deposit $78 million in the registry of the court pending disposition of the suit. After an emergency hearing in March 2002, the court denied Reliant's request for injunctive relief and granted Enron Canada's motion to dismiss the case in its entirety. The Fifth Circuit Court of Appeals reversed Judge Harmon's dismissal of Reliant's claims and remanded the case to the trial court for further proceedings.

                    (O) Talisman Energy, Inc. v. Enron Canada Corp. and Enron Canada Corp., counterplaintiff v. Talisman Energy, Inc., counterdefendant (No. 0201-02606, Queen's Bench of Alberta, Judicial District of Calgary). In February 2002, Talisman filed suit to recover CAD $2 million allegedly owed for gas delivered to Enron Canada pursuant to a one-way master firm gas purchase/sale agreement between the parties. Enron Canada has filed a counterclaim alleging that Talisman failed to deliver gas pursuant to the terms of the agreement constituting a triggering event that allowed Enron Canada to terminate the agreement. Enron Canada seeks an order from the court directing that a setoff be applied and seeks recovery of mark-to-market damages of over CAD $45 million; and Talisman Energy, Inc. v. Enron Canada Corp. and Enron Canada Corp., counterplaintiff v. Talisman Energy, Inc., counterdefendant. In January 1999, EEC and Talisman entered into a two-way ISDA agreement. Talisman filed suit in February 2002 alleging that various "triggering events," as the term is defined in the agreement, occurred thereby giving it the right to terminate the agreement. Talisman seeks damages in the amount of CAD $5 million plus interest. Enron Canada has filed a counterclaim seeking setoff of the amount due in the related action, which is in the amount of CAD $45.2 million.

          d. Litigation Related to Structures

               (i) JPMorgan Chase Bank, as Administrative Agent and as Collateral Agent for Cherokee Finance V.O.F. and Enron Finance Partners, L.L.C., and as Attorney in Fact for Sequoia Financial Assets, L.L.C. v. Enron Corp., Enron North America Corp. and Enron Power Marketing, Inc. (Adv. No. 01-03637, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On December 11, 2001, JPMCB filed this adversary proceeding seeking (1) turnover from ENE, ENA, and EPMI of accounts receivable, commercial paper, cash, and other property worth in excess of $2.1 billion, (2) an accounting of these assets, and (3) an injunction to prevent the Enron defendants' use of such assets. JPMCB claims that the assets are being held by ENE, but are owned by Sequoia, Cherokee, and EFP pursuant to two separate accounts receivable acquisition transactions involving the Enron defendants, whereby the Enron defendants sold the receivables, but whereby ENE acted as servicer to handle accounting, billing, collection, cash management, and reporting of the receivables. JPMCB alleges that the Enron defendants and their estates hold the assets merely as servicer and that they transferred title to the assets to Sequoia, Cherokee, and EFP prior to the Petition Date; therefore they are not assets of the bankruptcy estate. JPMCB and the Enron defendants have entered into a series of stipulations to extend the Enron defendants'


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answer date to November 19, 2003. On November 19, 2003, the Enron defendants filed their answer. On November 20, 2003, the Enron defendants filed their first amended answer.

               (ii) The Bank of New York, as Indenture Trustee of and Attorney-in-Fact for Marlin Water Trust, HSBC Trinkaus & Burkhardt KgaA, D.E. Shaw Laminar Portfolios, L.L.C., Appaloosa Management, L.P., OZ Management, L.L.C., and OZF Management, L.P. v. Enron Corp., et al. and The Official Committee of Unsecured Creditors of Enron Corp., et al. (Adv. No. 02-02380, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On May 9, 2002, The Bank of New York, as Indenture Trustee under the Marlin Supplemental Indenture, along with several holders of Marlin II Notes, commenced an adversary proceeding seeking a declaratory judgment that (pound)73 million of proceeds from the prepayment of the Azurix Europe Deed on December 5, 2001 could be distributed, pro rata, to the holders of the Marlin notes. The basis of the noteholders' claims is that the proceeds of the Azurix Europe Deed are not property of ENE's estate and should be distributed, pro rata, to the noteholders in satisfaction of the alleged security obligation made on the Marlin notes. After the Bankruptcy Court denied the defendants' motion to stay, the defendants filed their answers on November 18, 2002. The Creditors' Committee and ENE have pleaded that the operative documents do not result in a pledge of the proceeds to the noteholders in connection with the Marlin II transaction, but instead only with respect to the Marlin I Notes, through the date of their repayment. The Bankruptcy Court issued summary judgment in favor of the noteholders, and on June 9, 2003, the Creditors' Committee filed a notice of appeal and an emergency motion to stay the order granting the summary judgment. The matter has been settled, and the adversary proceeding was dismissed with prejudice on August 12, 2003. Refer to Section III.F.37.f., "Structure Resolution" for information relating to settlement of this litigation.

               (iii) JPMorgan Chase Bank, for and on behalf of Mahonia Limited and Mahonia Natural Gas Limited v. Liberty Mutual Insurance Company, Travelers Casualty & Surety Company, St. Paul Fire and Marine Insurance Company, Continental Casualty Company, National Fire Insurance Company of Hartford, Fireman's Fund Insurance Company, Safeco Insurance Company of America, The Travelers Indemnity Company, Federal Insurance Company, Hartford Fire Insurance Company, and Lumbermens Mutual Casualty Company (Case No. 01-CV-11523, United States District Court for the Southern District of New York (removed from the New York Supreme Court)). On December 11, 2001, JPMCB filed a declaratory judgment action in the Supreme Court of the State of New York seeking a declaration that the defendant insurance companies were obligated to pay amounts allegedly owing under the terms of surety bonds by which they guaranteed obligations of ENGMC and ENA in favor of Mahonia Limited or Mahonia Natural Gas Limited. This dispute arose as a result of the defendant insurance companies' refusal to pay amounts JPMCB alleged were due and owing in favor of Mahonia, pursuant to the terms of bonds defendants issued that guaranteed commodity trades between the Enron entities and Mahonia. The transactions allegedly enabled the Enron entities to (a) book the "sale" price as earnings, although simultaneously burdening the company with an obligation to purchase the same contracts back within months, and (b) obtain what was in essence a loan, without having to book the liability on its balance sheet. JPMCB, however, alleged that the insurance companies were aware of the details of the complex deals and brought the complaint against the insurers.


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          The case went to trial on January 2, 2003. On the eve of trial, a settlement was reached whereby defendants agreed to pay JPMCB 60% of the amount underwritten, or approximately $600 million dollars. A stipulation and order of dismissal was entered by the court on January 6, 2003. According to media accounts describing the settlement, JPMCB also assigned its indemnity rights against the Enron entities to the defendant insurance companies.

          e. Regulatory Related Litigation

               (i) FERC Litigation. FERC has instituted several investigations, some of which have resulted in FERC enforcement actions, as well as other material litigation involving FERC, which is described below. Refer to Section IV.C.2.b., "FERC Investigations" for further information.

                    (A) FERC Enforcement Actions. FERC identified specific instances in which EPMI, ECTRIC, and PGE may have engaged in possible misconduct under the FPA. As a result, on August 13, 2002 FERC initiated five separate investigations into possible violations by the aforementioned companies and others.

                         (1) Avista Corp., Docket No. EL02-115-000. This FERC
proceeding involves allegations of improper trades among EPMI, PGE, Avista Corporation and Avista Energy, Inc. Issues involving Enron Companies were moved to Docket No. EL02-114 and subsequently to Docket No. EL03-137. Certain of the parties to the proceeding, including FERC Trial Staff, have reached a settlement. Although some of the parties to the proceeding contested the settlement, the Presiding Judge certified the settlement, and it is now pending before FERC. FERC has the authority to accept a contested settlement. The contested settlement would not impose penalties upon any Enron entity. If the settlement is approved, the case will conclude and the Enron entities will have no liability.

                         (2) El Paso Elec. Co., Docket No. EL02-113-000. This
FERC proceeding involves an investigation and hearing into whether EPMI and ECTRIC may have violated the terms of their market-based rate authority by entering into a relationship with El Paso Electric Company without fully informing FERC. On July 15, 2003, the Presiding Administrative Law Judge issued an initial decision seeking disgorgement of estimated EPMI profits of $32.5 million. EPMI has appealed that decision to FERC itself by filing a brief on exceptions. Briefs on exceptions to FERC have also been filed by the State of California and PG&E. Both parties are asking for disgorgement of $2.97 billion.

                         (3) Portland General Elec. Co., Docket Nos.
EL02-114-000, EL02-115-001. This FERC proceeding involves issues surrounding the relationship between EPMI and PGE. In this action, FERC seeks disgorgement of an estimated $40 million in EPMI profits. Refer to Section VIII.C.14., "FERC Investigation of Trading Activities" for further information regarding PGE Litigation and Government Investigation. On August 27, 2003, PGE and FERC trial staff filed a settlement with the Administrative Law Judge and requested certification of the settlement to FERC. By an October 1, 2003 order, the Presiding Administrative Law Judge severed many issues in this proceeding related to EPMI and consolidated them with Docket No. EL03-137. On November 10, 2003, the Administrative Law Judge certified the settlement to FERC. A ruling is expected on or about December 17, 2003.


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                         (4) American Electric Power Services Corp., et al.,
Docket Nos. EL03-137-000, et al.,. On June 25, 2003, FERC issued an order alleging market manipulation by EPMI, EESI, PGE, and 48 other companies. On July 25, 2003, EESI and EPMI filed a request for rehearing of the June 25 order. On July 17, 2003, the ISO provided data to EPMI, EESI, PGE and other parties regarding activity in California. The remaining Enron entities filed their response on September 2, 2003. A procedural schedule is to be released in early November 2003, and testimony is due in early March 2004. A hearing is to be held in mid-March 2004. With regard to EPMI's and EESI's request for rehearing, FERC has extended the time in which it may act on petitions for rehearing, and there is no date upon which FERC is required to act. FERC may seek disgorgement of profits for sales made during the period from January 2000 to October 1, 2000.

                         (5) Enron Power Marketing, Inc. and Enron Energy
Services, Inc., et al., Docket No. EL03-180-000. Also on June 25, 2003, FERC issued an order alleging that EPMI and EESI "worked in concert" with ten others to violate the ISO tariff, and that the 24 named companies (including EPMI and EESI) failed to notify FERC of various relationships, in violation of market rate certificates. This proceeding will cover the period from January 1, 2000 through June 20, 2001, and may be in addition to any refunds that may be ordered by FERC from October 2, 2000 forward. EPMI and EESI filed their responses to FERC's allegations on September 2, 2003. On July 25, 2003, EPMI and EESI filed a request for rehearing of FERC's June 25 order. With regard to EPMI's and EESI's request for rehearing, FERC has extended the time in which it may act on petitions for rehearing, and there is no date upon which FERC is required to act. EPMI and EESI filed initial testimony in this proceeding on October 3, 2003, and the hearing is scheduled to commence on April 13, 2004.

                    (B) Qualifying Facility Action

                         (1) Cabazon Power Partners, L.L.C., et al. v. Southern
California Edison Company (No. BC249688, Superior Court, Los Angeles County-Central District, California). Cabazon Power, a wholly owned subsidiary of Wind, and other power project companies owned or managed by Wind, sued Southern California Edison for non-payment of approximately $10 million owed to them for electrical energy generated by the companies during the period November 2000 through March 2001 and delivered to Southern California Edison under various PPAs. The parties entered into a standstill agreement for the period ending June 2002, pending a proposed settlement. Settlement negotiations were unsuccessful. A status conference was held on October 3, 2002 setting a trial date of April 30, 2003. This matter will be settled in connection with the proposed qualified facilities settlement that has been approved by the Bankruptcy Court and the California PUC. On August 28, 2003, the trial court entered a dismissal of the proceeding.

                    (C) Other FERC Actions

                         (1) San Diego Gas & Electric v. Sellers of Energy and
Ancillary services et al., including EPMI and EES, as well as PGE, Docket No. EL00-95 et seq., (California Electricity Refund Proceeding). Refer to Section VIII.C.11., "California Electricity Refund Proceeding" for further information. California Utilities filed a complaint with FERC seeking refunds for wholesale electricity prices in California's single


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auction spot markets that the California Utilities allege were unjust and unreasonable. The California Utilities have been joined by various California State Agencies and the California Attorney General. They seek in excess of $9 billion in refunds from all market participants. Under the FPA, the refund period is limited to October 2, 2000 through June 20, 2001. The matter was tried before an administrative law judge during 2001 and 2002 and recommendations were made to FERC as to the methodology for calculating refunds. FERC is still considering the final refund formula to be used. In addition, as a result of 100 days of discovery ordered by FERC into allegations of market manipulation, the California parties are seeking to extend the refund period back to May 2000 and increase the scope of transactions for which refunds will be ordered. The California parties have also made allegations of improper conduct against EPMI and EES that they allege must be taken into account in determining refund liability as well as other sanctions. Until FERC determines the final formula to be used for calculating refunds, it is not possible to estimate EPMI's and EES's potential refund liability. Moreover, since the Enron entities were both purchasers and sellers, to the extent that EPMI and EES are owed refunds, those amounts could offset any refund liability assessed against the Enron entities. The Enron entities may not know the amount assessed against them for refund liability until the fourth quarter of 2003 or first quarter of 2004. The Enron entities have posted with the PX substantial prepetition cash collateral (approximately $135.6 million) that FERC has ordered be held pending resolution of the refund hearing. In addition, the Automated Power Exchange is holding approximately $2 million in prepetition cash collateral pending final resolution of refund liability. EPMI and EES may have the opportunity to prove at the end of the refund case that if they are ordered to pay refunds, their cost of acquiring the energy warrants a reduction in refund liability.

                         (2) Puget Sound Energy Inc. v. All Jurisdictional
Settlers of Energy et al., including EPMI, as well as PGE. Docket No. EL01-10 et seq., (Pacific Northwest Refund Proceeding). Certain Pacific Northwest Utilities alleged that they had been charged unjust and unreasonable prices for wholesale electricity they purchased in the wholesale electricity market for the Pacific Northwest. ENE's total transactions in this market during the refund period from December 25, 2000 to June 20, 2001 exceeded $3 billion. This matter was tried in September 2001. In December 2001, an administrative law judge recommended that no refunds be awarded because she determined a competitive market was operating. FERC reopened the record to allow additional discovery into allegations of market manipulation during 2002 and 2003. On June 2, 2003, FERC heard oral argument on the question of whether to reopen the record or adopt the administrative law judge's recommendation. On June 26, 2003, FERC issued an order affirming the administrative law judge's recommendation that no refund be awarded. Requests for rehearing have been filed, which FERC has granted. On November 10, 2003, the FERC issued an order denying the rehearing and terminated the proceeding. Opposing parties have indicated their intent to appeal.

                         (3) Nevada Power Company & Sierra Pacific Power Company
v. Enron Power Marketing, Inc. (No. EL 02-28-000, Federal Energy Regulatory Commission). In 2001, NPC entered several large long-term electricity contracts with EPMI. NPC filed a complaint with FERC requesting that the cost of energy in the parties' contract be mitigated because of EPMI's alleged manipulation of the electricity markets in the western United States. The value of the NPC contract to EPMI is approximately $300 million. In December 2002, the FERC administrative law judge issued a decision that NPC and SPPC failed


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to prove that the contracts were unfair and should be set aside. On June 26,
2003, FERC issued an order confirming the administrative law judge's initial decision and dismissing the complaints. On November 10, 2003, FERC denied SPPC and NPC's request for rehearing on the June 26, 2003 order reaffirming its earlier confirmation of the administrative law judge's decision.

                         (4) Sierra Pacific Power Company and Nevada Power
Company v. Enron Power Marketing, Inc. (No. EL04-1-000, Federal Energy Regulator Commission). On October 6, 2003, SPPC and NPC filed a complaint against EPMI. The complaint primarily seeks a determination that EPMI did not validly terminate its agreements with SPPC and NPC. FERC has ordered EPMI to respond to the requests for interim relief by October 15, 2003 and to respond on the merits by October 27, 2003. EPMI filed a response regarding the requests for interim relief on October 15, 2003 and filed its response on the merits of the case on October 27, 2003. Refer to Section IV.C.1.c(i)., "Trading Litigation Referred to Mediation" for further information on litigation involving SPPC, NPC and the Debtors.

                         (5) Enron Power Marketing, Inc. v. California Power
Exchange Corporation (No. 01-00901-CM, U.S. District Court, Central District of California), In re California Power Exchange Corporation (No. LA-01-16577-ES, U.S. Bankruptcy Court; Central District of California, Los Angeles Division), and Coral Power, L.L.C., Enron Power Marketing, Inc., et al. v. California Power Exchange Corporation (Docket Nos. EL01-36-000, EL-01-37-000, EL01-43-000, EL01-29-000, and EL01-33-000, Federal Energy Regulatory Commission). On January 31, 2001, the PX drew down on $140 million of EPMI's collateral as a result of EPMI's alleged breach of the PX tariff. EPMI filed suit in federal district court in Los Angeles requesting that the court: (1) grant a temporary injunction placing all EPMI's collateral in escrow pending resolution of the PX breach of tariff claim and (2) enjoin any assessment of "charge backs" until the issue can be resolved at FERC. On February 9, 2001, the district court granted EPMI's request for a temporary restraining order. EPMI and the PX have now entered into a stipulated injunction granting all of EPMI's requested relief. EPMI also filed a FERC action requesting that FERC interpret the PX charge-back provisions of the PX tariff. FERC issued a ruling that the PX charge-back methodology was unjust and unreasonable. Notwithstanding FERC's ruling, the PX refuses to refund the collateral. EPMI filed a request for clarification of FERC's previous order. FERC has ruled that the PX can retain the $140 million pending the outcome of the California refund case. In July 2002, the PX, Coral Power, and Constellation Power Source filed notices of appeal in the Ninth Circuit Court of Appeals requesting that the court address the justness and reasonableness of the wholesale electricity rates of public utility sellers of ancillary services in spot markets operated by the ISO and PX. In April 2003, EPMI and the PX stipulated to the termination of the injunction and the dismissal of the action. In that stipulation, the PX agreed that all collateral and settlement clearing funds held by it would be held in one or more trustee accounts established in accordance with the PX's Tariff and that the PX was permitted and authorized to withdraw and use funds in such trustee accounts only in accordance with the PX's Tariff and applicable FERC orders.

                         (6) Challenge of the California Attorney General to
Market-Based Rates. On March 20, 2002, the California Attorney General filed a complaint


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with FERC against various sellers in the wholesale power market, including PGE and EPMI, alleging that FERC's market-based rates violate the FPA, and, even if market-based rate requirements are valid, that the quarterly transaction reports filed by sellers do not contain the transaction-specific information mandated by the FPA and FERC. The complaint argued that refunds for amounts charged between market-based rates and cost-based rates should be ordered. The FERC denied the challenge to market-based rates and refused to order refunds, but did require sellers, including PGE and EPMI, to refile their quarterly reports to include transaction-specific data. The California Attorney General has appealed FERC's decision to the Ninth Circuit Court of Appeals.

               (ii) State Regulatory Litigation

                    (A) Enron Energy Services, Inc. and Enron Energy Marketing Corp. v. Pacific Gas & Electric Co. (No. 01-01-032, Public Utility Commission, State of California). EESI and EEMC have filed a claim with the California PUC against PG&E for $400 million for unpaid power exchange credits owed by PG&E as a result of rising energy prices during the 2001 California energy crisis. The case is currently stayed because of ongoing settlement discussions between the parties. PG&E has filed a counterclaim based on EPMI's alleged manipulation of the energy market.

                    (B) California Independent System Operator. EPMI has notified the ISO that during both prepetition and postpetition periods one of its contractors that read retail and commercial meters made an error that resulted in EPMI under-reporting the amount of electrical energy consumed by its customers. EPMI has some postpetition collateral posted with ISO that may or may not pay for the shortfall as a result of the meter reading errors. In order to resolve the problem, EPMI and its vendor are in the process of providing corrected meter data which may take several months. Thereafter, the ISO will have to resettle each day for the California market to determine what additional amounts, if any, are owed by EPMI. This recalculation could take a significant period of time. Until the corrected data has been provided to the ISO and they have resettled their markets, it is not possible to reliably estimate the total amount of under reporting liability.

               (iii) CFTC

                    (A) United States Commodity Futures Trading Commission v. Enron Corp. and Hunter Shivley (No. 03--909, U.S. District Court, Southern District of Texas, Houston Division). On March 12, 2003, the CFTC filed this action in the United States District Court for the Southern District of Texas alleging that in July 2001, ENE and Shivley, an ENE employee with supervisory responsibilities over the central desk of the Enron Companies' natural gas trading operations, engaged in a scheme to manipulate the price of natural gas in the Henry Hub next-day gas spot market trading on EnronOnline(R). The complaint alleges that these actions directly and adversely affected the NYMEX August 2001 natural gas futures contract by causing the Henry Hub prices to become artificial. The CFTC further alleges that from September 2001 through December 2001, EnronOnline(R) was operated as an illegal, unregistered futures exchange under the Commodity Exchange Act. The CFTC also alleges that from December 2000 through December 2001, ENE further violated the Commodity Exchange Act by offering to trade a lumber swaps contract that was actually an illegal, agricultural commodity


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futures contract. The CFTC seeks injunctive relief and recovery of unspecified civil monetary penalties in amounts not to exceed $120,000 or triple the monetary gain to ENE and Shivley for each violation of the Commodity Exchange Act. ENE has received an extension of time to file its answer until September 18, 2003. On April 10, 2003 Shivley filed a motion to dismiss the price manipulation claim on the grounds that the CFTC has failed to state a claim upon which relief can be granted. On May 5, 2003, the CFTC filed a memorandum opposing Shivley's motion to dismiss. On September 19, 2003, ENE filed its motion to dismiss for failure to state a claim. On November 10, 2003, Shivley filed a motion to sever. The CFTC has filed its opposition to Shivley's motion to sever.

          f. Other Material Litigation

               (i) Lawsuits related to Bridgeline

                    (A) Bridgeline Holdings, L.P. Bridgeline Storage Company, LLC and Bridgeline Gas Distribution, LLC v. Enron North America Corp. (Adv. No. 02-02628, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). Bridgeline instituted this adversary proceeding on July 16, 2002 seeking a determination that (a) Bridgeline Storage has a warehouseman's lien under Article 7 of the Louisiana Uniform Commercial Code on natural gas stored by ENA in Bridgeline Storage's facilities to secure the payment of storage charges allegedly owed by ENA under a NGPA Section 311 Firm Gas Storage Agreement, and (b) Bridgeline Distribution has a carrier's lien on ENA's natural gas transported on Bridgeline Distribution's pipeline to secure payment of reservation charges allegedly due under a Firm Gas Transportation Agreement. ENA moved to dismiss Bridgeline's complaint or, in the alternative, for summary judgment, on the grounds that Bridgeline did not satisfy the requirements for a warehouseman's lien or a carrier's lien. The motion has been fully submitted and argued, and the Bankruptcy Court has taken the matter under advisement.

                    (B) Louisiana Resources Co. et al. v. Texaco Exploration & Production, Inc. (Adv. No. 03-3818, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). LRC, LRCI, LGMC, and LGMI have sued TEPI alleging causes of action for breach of contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty and injunctive relief in relation to the Amended and Restated Limited Liability Company Agreement of Bridgeline L.L.C. entered into by the parties. Specifically, LRC alleges that TEPI secretly collaborated with Bridgeline to develop a common strategy to strip ENA of its membership interest in the Bridgeline L.L.C. and to otherwise act to the detriment of ENA and the Enron limited partners. LRC further alleges that this collaboration is part of TEPI's strategy to interfere with the potential sale of partnership interests held by ENA and the Enron limited partners. LRC seeks recovery of unspecified damages and entry of an order enjoining TEPI from continuing to engage in the wrongful conduct. On June 26, 2003, the Bankruptcy Court granted LRC's motion to consolidate this adversary action with the adversary action styled Texaco Exploration & Production Co. v. ENA, Adv. No. 02-3079, filed on September 6, 2002. TEPI filed its answer on July 16, 2003.

                    (C) Texaco Exploration and Production Inc. v. Enron North America Corp. (Adv. No. 02-03079, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). TEPI and ENA are members of Bridgeline, L.L.C., which serves


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as the general partner of Bridgeline Holdings. Bridgeline Holdings owns and operates an intrastate natural gas pipeline and two natural gas storage facilities in Louisiana. TEPI instituted this adversary proceeding on September 6, 2002 seeking a declaratory judgment that (i) upon ENA's bankruptcy filing, ENA ceased to be member of Bridgeline, L.L.C. pursuant to the provisions of the Delaware Limited Liability Company Act and (ii) ENA is prohibited from assigning its interest in Bridgeline, L.L.C. to any successor, affiliate or third party pursuant to Delaware law and section 365(c)(1) of the Bankruptcy Code. TEPI also seeks an injunction restraining ENA from interfering with the management of Bridgeline, L.L.C. or Bridgeline Holdings on the grounds that TEPI is the sole remaining member of Bridgeline, LLC and therefore has the exclusive right to make decisions on behalf of Bridgeline Holdings and Bridgeline, L.L.C. ENA is vigorously defending against this adversary proceeding on the grounds that, under the applicable provisions of the Bankruptcy Code, ENA maintains its membership interest in Bridgeline, L.L.C. and may assign its interest to a third party, notwithstanding any contrary state law. On May 27, 2003, TEPI filed a motion for summary judgment, and on May 28, 2003, and ENA filed its response on June 20, 2003. ENA filed its counterclaim on July 3, 2003. Texaco filed its answer to the counterclaim on July 16, 2003.

               (ii) Lawsuits related to NEPCO

                    (A) Letter of Credit Litigation

                         (1) JP Morgan Chase Bank v. Enron Corp. (Adv. Nos.
02-03895 & 02-03896, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On or about June 16, 1995, ENE entered into a Master Letter of Credit and Reimbursement Agreement with The Chase Manhattan Bank, N.A., as predecessor in interest to JPMCB. Pursuant to the agreement, JPMCB issued letters of credit for various entities that had entered into contracts with NEPCO for the construction of power plants. These letters of credit named the various entities as the beneficiaries. In accordance with the construction contracts entered into with NEPCO, the various entities made periodic payments to NEPCO, and those funds were transferred in the ordinary course by NEPCO to ENE's master concentration account in accordance with the Debtors' normal and customary cash management practices. ENE did not make any payments to NEPCO's vendors and subcontractors on the various projects; the various entities subsequently drew on the letters of credit to make those payments. JPMCB commenced two adversary proceedings in the Bankruptcy Court in late December 2002 to recover from ENE up to approximately $184 million in funds that it alleges had been paid by the various entities to NEPCO and thereafter wrongfully transferred into ENE's concentration account. JPMCB asserted several causes of action, all of which are predicated on the claim that those funds should be impressed with a constructive trust in favor of JPMCB. The Debtors filed answers to the adversary proceedings denying all claims, and the actions are presently in the pretrial discovery phase. On September 18, 2003, ENE filed a motion for summary judgment on all of JPMCB's claims on the basis that JPMCB has no right to subrogation of any claims against ENE. JPMCB has opposed ENE's motion. On October 27, 2003, JPMCB filed a motion for partial summary judgment and its opposition to ENE's motion for summary judgment. On November 17, 2003, ENE filed its response to JPMCB's opposition and its opposition to JPMCB's motion for partial summary judgment. JPMCB has also filed two adversaries, JP Morgan Chase Bank v. Green Country Energy, LLC, et al. (Adv. No. 03-8151) and JP Morgan Chase Bank v. Quachita Power, LLC, et al. (Adv. No. 03-8150)


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against certain project owners to recover monies paid pursuant to letters of credit issued under the master letter of credit and reimbursement between JPMCB's predecessor and ENE. On May 23, 2003, Quachita and Cogentrix filed motions to dismiss the adversary proceeding. On July 11, 2003, JPMCB filed its response to the motions to dismiss.

                         (2) JPMorgan Chase Bank v. Enron Equipment Procurement
Company (No. 02-CV 10233, U.S. District Court, Southern District of New York, Manhattan Division). JPMCB seeks a judgment against EEPC for $14 million, the amount JPMCB claims to have paid on a letter of credit issued to guarantee the performance of NEPCO, the contractor on a project to build a power plant for a company known as Green Country. EEPC has filed an answer. This case was stayed by EEPC's bankruptcy filing on October 31, 2003.

                         (3) Westdeutsche Landesbank Girozentrale v. Enron Corp.
(Adv. No. 02-02009, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). This adversary proceeding, filed on January 8, 2002, seeks turnover by ENE of $20 million, a full and complete accounting of these funds, and an injunction against ENE from the use of such funds. Having made payment under a letter of credit, West LB claims subrogation to the rights of NEPCO, NEPCO Power Procurement, and their subcontractors and suppliers in the funds, and alleges that it has an immediate right to possession of those funds. ENE filed its answer in August 2002.

                         (4) Westdeutsche Landesbank v. Enron Corp. (Quachita
Project) (Adv. No. 02-02555, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On June 20, 2002, West LB filed an adversary proceeding against ENE seeking turnover of approximately $16 million. This adversary is substantially similar to an earlier adversary filed by West LB (Refer to Section IV.C.1.f(ii)(A)(3), "Westdeutsche Landesbank Girozentrale v. Enron Corp. (Adv. No. 02-02009, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division)" for further information). The claims in both relate to letters of credit issued by West LB for the benefit of the owners of power plant projects that were being constructed by NEPCO. Upon placement of the letters of credit, the project owners released the 10% retainages that they had been holding on the respective projects to NEPCO, and those funds were swept into an ENE account in the ordinary course of ENE's cash management system. The letters of credit were drawn down after the Initial Petition Date, and West LB seeks recoupment of those funds. ENE filed its answer in August 2002.

                         (5) Westdeutsche Landesbank Girozentrale v. National
Energy Production Corporation and NEPCO Power Procurement Company (No. 02-0108, U.S. District Court, Southern District of New York, Manhattan Division). Issuing banks for a $20 million ENE letter of credit issued for a NEPCO project in Mississippi have asserted a cause of action in district court for breach of contract, subrogation, and various tort claims against NEPCO and NEPCO Power Procurement. A notice of bankruptcy was filed in June 2002 staying the action.

                         (6) Bayerische Hypo-Vereinsbank Ag. v. Banca Nazionale
del Lavoro S.p.A and Banca Nazionale del Lavoro S.p.A (third party plaintiff) v. Bank of America, N.A., et al. (including NEPCO and NEPCO Procurement Co.)


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(Adv. No. 02-02614, U.S. Bankruptcy Court, Southern District of New York,
Manhattan Division). Banca Nazionale, as third-party plaintiff, seeks a determination of the rights of multiple parties involved in a $39 million letter of credit transaction involving ENE, NEPCO, and NEPCO Power Procurement plus recovery of the $39 million. Bayerische has filed a motion for summary judgment. BoA and two other defendants have filed motions to dismiss the third-party complaint in its entirety as to these entities. BoA has also filed a motion to dismiss the adversary proceeding. On May 16, 2003, the Bankruptcy Court issued a memorandum opinion granting summary judgment in favor of Bayerische against Banca Nazionale. On May 22, 2003, the Bankruptcy Court ordered that NEPCO and NEPCO Power Procurement were proper parties to the litigation. On June 10, 2003, the Bankruptcy Court entered an order granting Bayerische's motion for summary judgment. On June 27, 2003, Banca Nazionale filed its notice of appeal. On August 26, 2003, Banca Natizonale satisfied the judgment subject to its appeal. On September 15, 2003, the Bankruptcy Court granted Banca Nazionale's motion to file a second amended third-party complaint adding ENE and NEPCO Power Procurement as third-party defendants and seeking recovery of the amount of the judgment from the third-party defendants. Contemporaneously with the entry of this order, BoA, Cogentrix and Green County withdrew their motion to dismiss the third-party complaint, and the parties subsequently filed a motion to dismiss the second amended third-party complaint. On December 1, 2003, the ENE entities filed a cross-claim against the Cogentrix entities relating to the Jenks Project. The contracts entered into for this project between the NEPCO entities and Green Country required NEPCO to obtain letters of credit with Green Country as beneficiary. NEPCO applied for letters of credit from both HVB and JPMorgan. ENE was later substituted in as the applicant on the JPMorgan letter of credit. On December 3, 2001 Green Country demanded and received payment of the full amount payable under both letters of credit. Green Country made the draws despite the fact that the amount of funds needed to complete the Jenks Project was far less than the $39 million drawn on the HVB letter of credit or the $14 million drawn on the JPMorgan letter of credit. In addition to declaratory relief, the ENE entities seek recovery of the net letter of credit proceeds.

                    (B) Other NEPCO-Related Litigation

                         (1) TPS Dell, L.L.C., TPS McAdams, L.L.C., Panda Gila
River, L.P. & Union Power Partners, L.P. v. Enron Corp., National Energy Production Corp. & NEPCO Power Procurement Co. (Adv. No. 03-02108, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On February 13, 2003, the plaintiffs filed this action alleging that they advanced approximately $351.8 million to NEPCO for the purpose of paying subcontractors and suppliers on four NEPCO projects (Dell, McAdams, Gila River, and Union River) and that these funds were transferred out of NEPCO into ENE's cash management system without their consent. TPS Dell further alleges that the ENE entities have used the cash management system to sweep the money held by NEPCO and to refuse to honor NEPCO's obligations. They also seek an injunction prohibiting ENE from using the swept project funds and an order requiring the ENE entities to provide each plaintiff with a complete accounting. ENE filed its answer on April 11, 2003. The NEPCO entities filed their answer on April 23, 2003.

                         (2) Goldendale Energy L.L.C. v. NEPCO
(Self-administered Arbitration). Following a termination for convenience, Goldendale Energy L.L.C. exercised its contractual right to audit NEPCO to determine the actual cost contract


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reconciliation. Due to NEPCO's cash forward position at the time that the termination occurred, the audit indicated that Goldendale had overpaid some $45 million. NEPCO's records indicate that Goldendale is due approximately $20 million. The contractually required arbitration was stayed after NEPCO's bankruptcy filing in May 2002.

                         (3) Stoner Electric, Inc., et al. v. National Energy
Production Corporation, et al. (No. 02-2-00059-8, Superior Court, Kickitat County Washington). In late November 2001, Goldendale Energy L.L.C. terminated NEPCO on a project in Washington. ENE's subsequent bankruptcy cut off NEPCO's ability to pay approximately 65 project subcontractors and suppliers including Stoner. Claims total in excess of $11 million. The action was stayed as to NEPCO by NEPCO's bankruptcy filing. The matter is proceeding in Klickitat County Superior Court and the Washington State Court of Appeals as a lien foreclosure action. Negotiations with lien claimants have resulted in dismissal of a substantial percentage of claims. These negotiations are on-going.

               (iii) Adversary Proceedings

                    (A) Mizuho Corporate Bank, Ltd., as successor to the Industrial Bank of Japan, Limited and Banco Bilbao Vizcaya Argentaria S.A. v. Enron Corp. Hansen Investments Co. and Compagnie Papiers Stadacona (Adv. No. 03-2288, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). Mizuho and its predecessor in interest and Banco Bilbao were part of a bank group that entered into a series of loan transactions with ENE and two of its Canadian entities, Hansen and Compagnie Papiers, in June 2001 relating to the purchase of the Stadacona paper mill. In this adversary proceeding, filed on March 28, 2003, Mizuho and Banco Bilbao allege that they relied upon fraudulent misstatements contained in ENE's financial statements in agreeing to provisions in the transaction documents, which provided that the banks would look solely to ENE in an event of default and in agreeing to waive any rights they may acquire through the exercise of any potential remedies against Hansen to proceed against Compagnie Papiers. Mizuho and Banco Bilbao seek imposition of a constructive trust and recovery of approximately $360 million. On April 2, 2003, Mizuho and Banco Bilbao filed a motion for preliminary injunction or in the alternative, an order prohibiting use of cash collateral and directing the Debtors to segregate and account for the cash. In order to facilitate the sale of assets related to these transactions, ENE negotiated a stipulation whereby Mizuho and Banco Bilbao would release all claims against the assets in exchange for the transfer of those claims to the proceeds generated by the sale of those assets. On May 15, 2003, the Bankruptcy Court entered a stipulation resolving the motion for preliminary injunction whereby Mizuho and Banco Bilbao agree to waive any claims and liens asserted against Compagnie Papiers and its assets in return for ENE's agreement to segregate approximately $99 million of any proceeds generated by the sale of the assets and to allow the banks to assert claims and liens against the segregated funds. The stipulation prohibits the Debtors from using the segregated funds in any way without Mizuho's consent or an order of the Bankruptcy Court. In the event that other members of the bank group wish to require the Debtors to deposit sufficient portions of, but in no event amounts greater than, the sale proceeds into the segregated account to cover their asserted interests, those bank group members are permitted to adopt and ratify the stipulation as if they were original parties to it. As of October 27, 2003, all members of the bank group had agreed to adopt, ratify, and be bound by the stipulation.


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          On June 16, 2003, ENE filed a motion to dismiss the adversary proceeding. On August 20, 2003, Mizuho filed its opposition to the defendants' motion to dismiss. The defendants' filed their reply on August 29, 2003. On October 2, 2003, the Bankruptcy Court entered a stipulation and order allowing Goldman Sachs Credit Partners, L.P., Banca Nazionale, JPMCB, and the Bank of Tokyo to intervene as plaintiffs. On October 9, 2003, the Bankruptcy Court granted Mizuho's motion to consolidate the adversary proceeding with a motion for relief from stay filed by Mizuho and Banco Bilbao in November 2002. On December 17, 2003, the Bankruptcy Court entered a memorandum decision and order finding that the plaintiffs lacked standing to maintain the proceeding and denying Mizuho's motion to lift the stay and dismissing the adversary. The Bankruptcy Court expressly stated it would not reach the merits of the plaintiffs' constructive trust claims, but noted uncertainty as to whether the plaintiffs could establish a "cause of action in the context of a case where the allegations of fraud are not of a particularized nature but, rather, are general allegations of fraud applicable to most creditors." On December 22, 2003, Mizuho and Banco Bilbao filed a notice of appeal from the decision.

                    (B) Ponderosa Pine Energy, LLC, et al. v. Enron Corp., et al. (Adv. No. 02-02826, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division) and Brazos Electric Power Cooperative, Inc. v. Ponderosa Pine Energy, L.L.C. et al. (including ECT Merchant Investment Corp. and KUCC Cleberne, L.L.C.) (No. C-2002-00267, 249th Judicial District Court, Johnson County, Texas). PPE and its affiliates are seeking, through an adversary complaint filed July 24, 2002, a declaration that if they are found liable in the related Johnson County action, they are entitled to indemnification from ENE and ENA in an amount equal to the judgment. The parties to the declaratory judgment action have continued to adjourn the adversary proceeding while they negotiate a proposed commercial settlement involving, among other issues, the indemnification obligation. ENE and ENA have not, therefore, filed a responsive pleading.

          The Johnson County litigation, filed in June 2002, involves multiple power generation companies and lending institutions, including ECTMI and KUCC Cleburne, which are being sued by BEPC for tortious interference and conspiracy relating to BEPC's negotiations to purchase an electricity generating plant in Cleburne, Texas from Tenaska Power Partners. On June 15, 2000, ENA entered into a purchase agreement with Tenaska Energy, Inc. and others to purchase certain rights in the partnership that owns the plant, and subsequently, on June 30, 2000, ENA and PPE entered into an Assignment of Purchase Agreement whereby ENA assigned all its rights, title, and interest in the partnership to PPE. In the assignment, PPE assumed all of ENA's obligations under the purchase agreement and ENA was released from liability except for a limited indemnification obligation, which is the subject of the PPE adversary proceeding described above. ENE guaranteed ENA's indemnification obligations. Damages are unspecified. ECTMI and its subsidiary KUCC Cleburne, which owns a 10% sole limited partnership interest in the limited partnership that owns the generating plant, are Debtors, and ECTMI and KUCC Cleburne were non-suited without prejudice because of their respective bankruptcy filings.

                    (C) Enron Broadband Services, L.P. v. Travelers Casualty and Surety Company of America (Adv. No. 02-3459, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On November 8, 2002, EBS LP commenced an adversary proceeding against Travelers seeking recovery of $15.9 million pursuant to a capacity


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service agreement and an advance payment performance bond issued by Travelers.
Travelers has answered in the adversary proceeding and asserted, among other things, that it was fraudulently induced into issuing a surety bond. EBS LP filed a motion for summary judgment on January 13, 2003, and that motion was argued before the Bankruptcy Court. On May 20, 2003, the Bankruptcy Court entered an order denying EBS LP's motion for summary judgment.

                    (D) Schoonover Electric Co. v. Garden State Paper Co., L.L.C. (Adv. No. 02-02140, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). Schoonover filed this adversary proceeding on March 7, 2002, seeking a determination of the extent, validity, priority, and amount of three construction liens filed against real property owned by Garden State in Garfield, Bergen County, New Jersey. On October 24, 2002, Schoonover filed a motion for summary judgment. On June 23, 2003, the Bankruptcy Court entered a memorandum decision denying Schoonover's motion for summary judgment, dismissing the adversary proceeding, and holding that the Schoonover liens are and shall be unenforceable against the Debtors' estates.

                    (E) Enron North America Corp. and Enron Industrial Markets, L.L.C. v. Robert Richard, Craig Rickard, Andrew Conner and Pulp & Paper Risk Management Consulting, L.P. (Adv. No. 03-02402, U. S. Bankruptcy Court, Southern District of New York, Manhattan Division). On April 16, 2003, ENA and EIM filed this adversary proceeding seeking unspecified monetary damages against Pulp & Paper and several of its employees for breach of various confidentiality agreements between the parties. ENA and EIM allege that the confidential information wrongfully disclosed included information relating to the plaintiffs' pricing strategies in the forest products trading industry and its postpetition strategy for maximizing forward value recovery of terminated forest products contracts. On September 11, 2003, the Bankruptcy Court entered a stipulation and agreed order of permanent injunction, the terms of which permanently enjoin Pulp & Paper and its employees from disclosing the confidential information to the counterparties from whom ENA is attempting to collect the forward value of the swap agreements. In addition, ENA waived, released, and discharged the defendants from all claims specifically related to this lawsuit.

                    (F) San Juan Gas Co., Inc. v. Bonneville Construction, S.E. (Adv. No. 03-3633, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). San Juan Gas seeks an accounting of and turnover of fiber optic cable and other inventory in Bonneville's possession and control provided to Bonneville by San Juan Gas pursuant to the terms of a capital construction agreement entered into by the parties in October 2001. San Juan Gas also seeks recovery of costs and attorneys' fees.

                    (G) American Express Bank Ltd. v. Enron Corp. (Adv. No. 03-02456, U.S. Bankruptcy Court, Southern District of New York, Manhattan Division). On April 25, 2003, AEB filed this declaratory judgment action against ENE. In June 1999, AEB and ENE entered into a master letter of credit and reimbursement agreement. In January 2001, AEB issued a standby letter of credit to ESBI Alberta Ltd. on behalf of ENE's subsidiary ECPC. The adversary complaint seeks a declaration that AEB's issuance of the March 2002 standby letter of credit entitled AEB to be subrogated to the rights of ENE in the funds drawn from the letter of credit. Upon agreement of the parties, ENE's answer to the adversary complaint was filed on June 18, 2003.


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

               (iv) International Litigation Retained by the Estates

                    (A) Azurix Corp. v. The Republic of Argentina (International Centre for the Settlement of Investment Disputes). Azurix has filed an international arbitration claim for breach of contract under the Bilateral Investment Treaty between the U.S. and Argentina, against the Republic of Argentina. Azurix's pending claim against Argentina relates to the Azurix/Buenos Aires Concession Contract. EBWH, a wholly owned non-Debtor subsidiary of ENE, owns 33-1/3% of the voting shares of Azurix. Atlantic owns the remaining 66-2/3% of the voting shares of Azurix. ENE holds a 50% voting interest in Atlantic, as well as 100% of the cumulative preferred stock issued by Azurix. The remaining 50% voting interest in Atlantic is held by Bank of New York as Indenture Trustee for the Marlin notes. Refer to Section III.F., "Debtors' Financing Transactions" for a description of the Marlin financing transaction.

                    (B) Catlin Westgen Ltd. and Certain Underwriters at Lloyd's Subscribing to Policy No. 901/70028583 v. EcoElectrica L.P. (No. 02-4097, U.S. District Court, Southern District of Texas, Houston Division). Catlin, a Lloyd's Underwriters syndicate, has filed suit for declaratory judgment against EcoElectrica relating to a $15 million insurance claim claiming no coverage for property damage or business interruption as a result of the malfunction of a Siemens turbo-generator. The parties have agreed to mediation, and the case is stayed pending the parties' attempt at alternative dispute resolution. This case arises out of the same occurrence as EcoElectrica v. American International Insurance & Houston Casualty Ins. Co. The mediation held on August 12, 2003 was unsuccessful. The parties have agreed to submit their dispute to fast-track, ad hoc arbitration. The decision will be final and binding. The arbitration is scheduled for the first two weeks of February 2004. The sale of EcoElectrica closed in late October 2003. The buyer assumed liability for pending litigation.

                    (C) EcoElectrica v. American International Insurance Co. of Puerto Rico & Houston Casualty Insurance Co. (No. 02-2770, U.S. District Court, District of Puerto Rico). On December 4, 2002, EcoElectrica, a 542-MW combined-cycle cogeneration, receiving and storage facility, owned 50% by ENE with the other 50% owned by Edison Mission Energy, Inc. and General Electric, which is located near Penuelas, Puerto Rico, filed suit against American International and Houston Casualty for insurance proceeds of approximately $15 million to cover losses suffered from damage to one of its electrical generators, for specific performance to compel full payment of the claim including attorneys' fees, and for a declaratory judgment that payment is due under the relevant policies. EcoElectrica was granted a default judgment. However, defendants have moved to set aside the default on jurisdictional grounds and for a stay of the proceedings pending mediation. The mediation held on August 12, 2003 was unsuccessful. The parties have agreed to submit their dispute to fast-track, ad hoc arbitration. The decision will be final and binding. The arbitration is scheduled for the first two weeks of February 2004. The sale of EcoElectrica closed in late October 2003. The buyer acquired the right to any recovery in pending litigation. Refer to Section IV.B.5.g., "EcoElectrica, L.P." for additional information regarding the sale.

                    (D) Enron Corp. & Ponderosa Assets L.P. v. The Republic of Argentina (International Centre for the Settlement of Investment Disputes). ENE and Ponderosa filed an arbitration in March 2003 against the Republic of Argentina for expropriation


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

resulting from the Emergency Law passed in January 2002 that abrogates the TGS License provisions providing for (1) tariffs to be calculated in U.S. dollars, and (2) tariffs to be increased based on the U.S. Producer Price Index. The requirement that dollar tariffs be converted into pesos at an exchange rate of 1:1 eliminated entirely the License's protections against devaluation of the peso. The government also prohibits TGS from ceasing operations for non-payment, thereby forcing it to operate at a loss. Damages are estimated at $450 million. Argentina's objection to jurisdiction is due August 20, 2003. ENE and Ponderosa will have sixty days after Argentina files its objection to file a response. An initial hearing to discuss the reference was held on September 3-4, 2003, and a ruling is pending.

                    (E) Enron Corp. and Ponderosa Assets L.P. v. The Republic of Argentina (International Centre for the Settlement of Investment Disputes). ENE and Ponderosa filed a request for arbitration on February 22, 2000 against The Republic of Argentina to challenge the arbitrary imposition of provincial stamp taxes on their pipeline, TGS. The total amount of taxes sought by various provinces, excluding penalties and interest was approximately $547 million at the time the arbitration was filed. Currently, the total amount sought is approximately $147.8 million because of the fluctuation in the Argentine currency. Penalties and interest could potentially treble this amount. Argentina challenged jurisdiction of the ICSID and ENE/Ponderosa responded. A hearing on Argentina's objection to jurisdiction was held September 3-4, 2003, and a ruling is pending.

                    (F) Gasparticipacoes Ltda. v. Compania de Gas da Bahia, State of Bahia and Petrobras. In July 2002, Gaspart filed a declaratory action to have its shareholder rights reinstated in Bahiagas. Petrobras and the State of Bahia unilaterally stripped Gaspart of its shareholder rights because of the ENE bankruptcy. Gaspart was granted a temporary injunction partially reinstating its shareholder rights. Gaspart requested and was granted a revision of the order for full reinstatement. The defendants filed a "declaratory embargo" seeking to quash the injunction. Although Gaspart was successful in its last hearing, the State of Bahia continues the appeal process. Gaspart has engaged a commercial consultant to assist in the negotiation of a commercial resolution. The parties are discussing settlement.

                    (G) Great Lakes Dredge & Dock Company and DawsonDredging Company v. LINGTEC Constructors L.P. and Enron Power Services B.V. (Demand for arbitration pursuant to the United Nations Commission on International Trade Law Arbitration Rules) (London, England). The dispute relates to a subcontract originally executed in August 1999 between Great Lakes and LINGTEC for work related to LINGTEC's contract with Dabhol Power. Under the general contract, LINGTEC was to generally develop and procure an LNG unloading regasification and storage facility in the vicinity of the existing Dabhol power station. Claimant seeks damages totaling over $13 million. LINGTEC's bankruptcy filing in January 2003 stayed proceedings as to LINGTEC and EPS's liquidation proceeding filed in the Netherlands stayed proceedings as to EPS.

                    (H) Saras S.p.A. Raffinerie Sarde (Italy) v. Enron Dutch Holdings, B.V. (Netherlands) (No. 11980/ACS, International Court of Arbitration, ICC, Geneva, Switzerland). In January 2002, Saras filed a request for arbitration against EDH alleging that EDH ceased to be an "affiliate" of ENE as defined by the Shareholders' Agreement when ENE transferred its EDH shares to ES Power 3, L.L.C., a limited liability company that Saras alleges is not a fully owned subsidiary of ENE. EDH denies Saras' allegations.

          ENE holds 100% of the voting interest and a .025% economic interest in ES Power 3 L.L.C., with ES Power 1 L.L.C. holding the remaining 99.975% economic interest in ES Power 3 and no voting rights. ENE similarly holds 100% of the voting interest and a .01% economic interest in ES Power 1 L.L.C., with ESP 1 Interest Owner Trust holding the remaining 99.99% economic interest in ES Power 1 L.L.C. and no voting rights. Entities affiliated with Whitewing LP have acquired a Certificate of Beneficial Ownership in, and Notes by, EPS 1 Interest Owner Trust, and such entities are entitled to receive certain capped proceeds from the Certificate and the Notes. ENE through ES Power 2 L.L.C., is entitled to receive the remainder of the proceeds. Refer to Section III.F.42., "Osprey/Whitewing" for information regarding the Whitewing financing transaction. EDH asserts that it has not violated the Shareholders Agreement. Success by EDH in the arbitration will confirm ENE's indirect ownership of shares in Sarlux.

          Saras further alleges that the share transfer from EDH to ES Power 3 L.L.C. entitles it to exercise an option call on all the shares held by EDH in Sarlux at the net book value less 10% as provided for in the Shareholders' Agreement. Saras contends the option call was exercised by written notice on January 15, 2002, and that it is entitled to purchase EDH's shares in Sarlux for approximately (euro)60 million. EDH denies that this transfer triggered the option call, and in any event EDH's third party consultants have valued its shares in Sarlux at least (euro)188 million. The parties have submitted their position statements to the arbitration panel. It is anticipated that the proceedings will continue through the second half of 2004.

                    (I) Enron Power Construction Company, Enron Engineering & Construction Company and Enron Equipment Procurement Co. v. Cigsa Construccion, S.A. de CV, Astilleros del Golfo S.A. de C.V., and Age Mantenimiento, S. de R.L. de C.V. (No. H-02-3143, U.S. District Court, Southern District of Texas, Houston Division); Cigsa v. CAByL (No. 72/2002, 6th State Court, Tampico, Tamaulipas, Mexico); and Cigsa v. Enron Power Construction Company (No. 72/2002, 4th State Court in Civil Matters, Tampico, Tamaulipas, Mexico). EPCC, EECC, and EEPC contributed procurement services and provided financing for six PEMEX construction projects in Mexico to CIGSA Construction, S.A. de CV., Astilleros del Golfo S.A. de C.V., and Age Mantenimiento, S. de R.L. de C.V. and other related entities. Certain of these projects were undertaken through CAByL, which is 50% owned by Odebrecht. As a result of disputes between the Cigsa entities on the one hand and the Enron entities and Odebrecht on the other hand, there are litigation and arbitration proceedings underway related to the distribution of project proceeds. The projects are completed. The Enron entities seek a recovery of approximately $23 million in project proceeds, advancement of financing and related expenses. The Cigsa entities dispute the claim, contend that the Enron entities owe the Cigsa entities approximately $10 million and seek ownership of the Enron entities interest in CAByL. Odebrecht has also filed suit by and through a related entity to assert a claim of approximately $17 million against CAByL. On July 28, 2003, the parties entered into a settlement agreement under which the Enron entities will receive an initial disbursement of $14 million and subsequent payments representing claims submitted to PEMEX. Under the terms of the settlement, the parties have also agreed to release all claims relating to the litigation. The settlement has been approved by the Bankruptcy Court.


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

                    (J) TGS v. The Provinces of Rio Negro, Santa Cruz, Nequeun, La Pampa and Chubut (Federal Supreme Court of Argentina). In 2001, TGS (in which ENE owns a 25% interest) filed five separate declaratory judgment actions and requests for injunction against the Argentinean provinces of Rio Negro, Santa Cruz, Nequeun, La Pampa and Chubut in the Supreme Court of Argentina to invalidate stamp tax assessments totaling in excess of $200 million (including penalties and interest). On April 10, 2001, the Argentina Supreme Court granted TGS the injunctions against payment of the taxes pending consideration of the cases on their merits.

               (v) Other Pending Litigation or Arbitrations

                    (A) American Water Services, Inc. and American Water Works Co., Inc. v. Azurix Corp. (No. 20189-NC, Chancery Court of New Castle County, Delaware). Azurix has been sued for breach of contract and specific performance for failure to provide a financial guaranty and other contractual claims relating to the sale of certain subsidiaries of Azurix. Discovery is proceeding in this matter. ENE is prepared to issue a postpetition guaranty of Azurix's alleged obligation with respect to the financial guaranty, and on June 12, 2003, the Bankruptcy Court approved ENE's issuance of the Azurix guaranty. As of August 29, 2003, ENE had not issued the guaranty. EBWH, a wholly owned non-Debtor subsidiary of ENE, owns 33-1/3% of the voting shares of Azurix. Atlantic owns the remaining 66-2/3% of the voting shares of Azurix. ENE holds a 50% voting interest in Atlantic, as well as 100% of the cumulative preferred stock issued by Azurix. The remaining 50% voting interest in Atlantic is held by Marlin.

                    (B) Beeson, Eclipse Oil & Gas Inc. and O'Neill Properties, Ltd., for themselves and all others similarly situated v. Intratex Gas Company, Dow Chemical Company, and Tenngasco Gas Supply Company, f/k/a Tennagasco, Inc. and Beeson, Eclipse Oil & Gas Inc. and O'Neill Properties, Ltd., for themselves and all others similarly situated v. Intratex Gas Company, Dow Chemical Company, and Tenngasco Gas Supply Company f/k/a Tennagasco, Inc. (No. 95-07388-A, 80th Judicial District Court, Harris County, Texas). Beeson, Eclipse, and O'Neill filed a class action alleging that HPL failed to take ratably from gas wells in Texas. The complaint seeks $466 million in damages. In February 2001, the trial court denied the class certification requested by Beeson, Eclipse and O'Neill. Beeson, Eclipse and O'Neill have appealed (Case No. 01-00239, Texas Court of Appeals, 1st District).

                    (C) Buffalo v. Garden State Paper Company et al. (No. L-366-02, Superior Court, Middlesex County, New Jersey). On November 27, 2000, a forklift operated by an employee of the Port Cateret Recycling facilities struck Philip Buffalo, a driver for Penske. Reserving its rights under the terms of the parties' contract, the demand for indemnification was accepted by Gallagher Bassett Services, Inc. on behalf of Penske on May 15, 2001. An order of dismissal dismissing ENE pending bankruptcy, was entered February 25, 2002. Penske assumed Garden State's defense and agreed to indemnify Garden State, Port Carteret, and Amaro on June 28, 2002. Although damages are unspecified, assuming liability is established, they could exceed $1 million. On November 13, 2003, the Bankruptcy Court entered an order lifting the stay to the extent that Buffalo's claims are covered by Penske's liability insurance, as applicable to GSP for such claims.


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

                    (D) C.C. Sunrise, Ltd., et al. v. Pittencrieff America, Inc., et al., including Joint Energy Development Investments Limited Partnership and Enron Capital Corp. (No. 01-1207-A, 28th Judicial District Court, Nueces County, Texas). Sunrise seeks unspecified damages for alleged contamination of 130 acres of real property along the Laguna Madre in South Texas. Joint Energy and Enron Capital Corp. are alleged to have been owners/operators of adjacent real property upon which Joint Energy and Enron Capital Corp. allegedly operated certain oil and gas facilities, including storage tanks, processing plant, pipelines and disposal pits. On October 31, 2003, the plaintiffs non-suited Joint Energy and Enron Capital after the parties agreed to toll the statutes of limitations.

                    (E) Commissioner of Banking v. Gulf Company Ltd. (No. 128-3-02, Superior Court, Washington County, Vermont). On April 18, 2002, following petition for seizure, as entered March 7, 2002, the State of Vermont petitioned for an order to rehabilitate alleging insolvency of Gulf Company, ENE's captive insurance company, which is formed and licensed under Vermont law. The state alleges as "highly uncertain" Gulf Company's ability to collect any of a $54 million demand note from ENE. If the note cannot be collected, Gulf's exposure to scheduled claims exceeds its assets. By stipulation entered on June 29, 2002, the parties agreed to entry of an order to rehabilitate and a delegation of authority, whereby the business of Gulf Company continues under the auspices of the State to satisfy claims on a month-to-month basis by drawing down required funds from the demand note pursuant to certain Bankruptcy Court orders authorizing ENE to continue paying workers' compensation obligations and to pay all obligations owing in respect of ENE's captive insurance program.

                    (F) ConAgra Trade Group, Inc. f/k/a ConAgra Energy Services, Inc. v. Enron Reserve Acquisition Corp. (No. 13 198 00925 2, American Arbitration Association, Nebraska). ConAgra filed a demand for arbitration claiming breach of a master crude oil purchase and sale agreement dated October 31, 2001 between ConAgra and ERAC. There is also an ENE guaranty dated October 31, 2001 in the amount of $10 million supporting the obligations of ERAC pursuant to the agreement. ConAgra seeks $9.3 million, together with interest from December 1, 2001, attorney's fees and costs of the proceeding. The matter is stayed, and settlement talks have been initiated.

                    (G) Costilla Energy Inc., by and through its Litigation Trustee, George Hicks v. Enron Corp. et al. (including Enron North America Corp. and JEDI II, L.P., Enron Capital Management L.P., Enron Capital Management II, L.P. and Enron Capital II Corp.) (No. 01-CV-159, U.S. District Court, Southern District of Texas, Laredo Division) (remanded) (No. 5019, 49th Judicial District Court, Zapata County, Texas). Costilla claims ENA promised that it would finance certain property acquisitions and that it did not do so and as a result of the breach Costilla suffered damages between $25 million and $400 million. Costilla initially filed suit against ENA in Harris County, Texas. Two weeks later, Costilla filed suit against various Enron entities in Zapata County, Texas. However, Costilla did not dismiss the case in Harris County. ENA filed a counterclaim in Harris County. ENA also moved to transfer venue and to abate the Zapata County case. The federal court case was closed on August 15, 2002 when the case was remanded to the district court in Zapata County. The Harris County suit was dismissed for want of prosecution on February 7, 2003. A motion to transfer venue from Zapata County to Harris County was denied on June 10, 2003.


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

                    (H) Edison Salvage Associates v. Garden State Paper L.L.C., et al. (No. L-5233-00, Superior Court, Bergen County, New Jersey). This is a suit for breach of a lease agreement by Garden State for a closed recycling center that occurred prior to ENE's acquisition of Garden State. Garden State is being defended and indemnified by Media General, the company from which ENE acquired Garden State.

                    (I) Enron Equipment Procurement Corp. v.
Siemens-Westinghouse Power Corp. (No. 2001-44553, 113th Judicial District Court, Harris County, Texas) (originally assigned to the 269th Judicial District Court, Harris County, Texas). EEPC alleges that Siemens-Westinghouse breached the terms of a purchase agreement entered into by the parties and engaged in fraud with respect to the sale of gas turbine generator equipment damaged during transit. EEPC seeks recovery of the $24 million paid towards the purchase price, liquidated damages and related termination fees, punitive damages, and attorneys' fees. Siemens-Westinghouse has filed a $1.8 million counterclaim seeking recovery of the balance due on the purchase price and storage fees. Discovery has begun. In September 2002, the presiding judge recused himself because of a conflict of interest and the case has been reassigned. Trial has been stayed as a result of EEPC's chapter 11 filing on October 31, 2003. In a related case filed in the United States District Court for the Southern District of Texas, EEPC and Siemens-Westinghouse seek recovery of the $3 million replacement cost of the damaged generator from EEPC's insurance carrier, Gulf Insurance Co.

                    (J) Glatzer v. Enron Corp., ECT Corp., Frank Weisser and Patricia Jehle (No. 16465/96, Supreme Court, Bronx County, New York) and Glatzer
v. Bear Stearns & Co., Inc. (No. 95 CV 1154, U.S. District Court, Southern District of New York). Glatzer alleges that ECT Corp. misappropriated trade secrets regarding monetization of production payments. The alleged trade secret was Glatzer's idea to monetize production payments. Glatzer alleges he gave his idea to Bear Stearns who then allegedly relayed the idea to ECT Corp. Glatzer's damages are unspecified, but he has offered to settle for $1 million. The court granted ECT Corp.'s motion for summary judgment on July 14, 1999. On December 10, 2000, the Court of Appeals affirmed. Glatzer has filed a motion for reconsideration.

                    (K) In re Natural Gas Royalties Qui Tam Litigation (Grynberg Litigation) (No. 97-1421, U.S. District Court, District of Colorado & No. 97-2087, U.S. District Court, Eastern District of Louisiana, New Orleans Division (MDL--No. 99-MD-1293, U.S. District Court, District of Wyoming, Casper Division) (Debtors Enron Corp. and LRC, ENA, as well as CrossCountry entities, are defendants). Refer to Section IX., "CrossCountry" for further information. This is a qui tam action brought against most of the pipeline companies in America, alleging fraudulent practices in the measurement of gas and Btu content produced on federal lands, which allegedly, has resulted in lower royalties. Damages are unspecified.

                    (L) Noseff et ux. v. Pinnacle Natural Gas Company, et al., including Northern Natural Gas and Enron Corp. (No. CV-2001-01278, 2nd Judicial District Court, Bernalillo County, New Mexico). Noseff, a field employee of Transwestern, alleged personal injuries as a result of a gas fire in July 1998 at a pipeline interconnect between Pinnacle and NNG near Hobbs, New Mexico, that he was servicing when the incident occurred. Noseff further sought to circumvent the workers' compensation immunity by suing NNG and


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

ENE alleging that ENE failed to adequately fund the maintenance of the interconnect and was negligent by its failure to supervise the design, manufacture and installation of the interconnect, owned by NNG. Noseff alleged that NNG was negligent by its failure to evaluate and implement changes in the equipment on the interconnect that would have prevented the incident. Noseff sought compensatory and punitive damages. NNG and ENE are insured for first dollar exposure/expense pursuant to an AIG novation agreement with Gulf Company and their excess coverage. The parties have settled and a mutual release was entered. The file is closed. The settlement releases both NNG and ENE, and the dismissal entered by the court on October 20, 2003 dismissed both NNG and ENE with prejudice.

                    (M) Viviendi North American Corporation f/k/a Anjou International Company v. Artemis Associates, L.L.C. (No. 70 M 168 00637 02, American Arbitration Association, Houston, Texas). This is a dispute between Artemis, the Enron entity utilized to purchase Limbach in 1998, and Anjou regarding a Stock Purchase Agreement dated March 3, 1998. Anjou raises issues regarding the final settlement and reimbursement of self-insurance amounts and other bonding and insurance matters. Arbitration was initiated by Anjou in October 2002. In December 2002, Artemis filed for bankruptcy protection, thereby staying the arbitration. In July 2003, the American Arbitration Association dismissed the matter for want of prosecution.

          g.   Non-Material Litigation\42

          The Debtors' estates and non-Debtor entities affiliated with the Debtors' estates estimate that the pending litigation in which the claimed damages are less than $1 million does not exceed $15 million in claims. This estimate takes into account that many of the cases have not pleaded a specified amount of damages and there has been no analysis of the likelihood of recovery on any of these claims. The table below sets forth certain information regarding this pending litigation.

----------------------------------------------------------------------------------------------------------
                                                  DAMAGES                RECOVERIES
                                                SOUGHT FROM               PLEAD BY
                                                   ENRON                    ENRON              ENRON
           CASE NAME                             COMPANIES                COMPANIES          COMPANIES
----------------------------------------------------------------------------------------------------------
Hetzel v. EBS & Enron Corp.                             $2,000,000                        ENE, EBS
----------------------------------------------------------------------------------------------------------
UBS AG v. ENA                                           $7,000,000                        ENA
----------------------------------------------------------------------------------------------------------
Berry Group v. ENA & Enron Capital &
Trade Resources                                         $6,000,000                        ENA
----------------------------------------------------------------------------------------------------------
Houston Street Exchange v. ENW                          $5,000,000                        ENW
----------------------------------------------------------------------------------------------------------
Lindert v. ENE, EESO & EESI                             $1,000,000                        ENE, EESO, EESI
----------------------------------------------------------------------------------------------------------
Preston Gulf Coast & St. Mary's LLC v.
ECTMI and counterclaim                     declaratory relief               $1,100,000    ECTMI
----------------------------------------------------------------------------------------------------------
RSM Production et al. v. El Paso et al.                                                   ENE, INTRATEX,
including ENE, Intratex & EGM              unspecified                                    EGM
----------------------------------------------------------------------------------------------------------

--------------------------------
42/ Cases filed in foreign jurisdictions may seek damages or recoveries in currencies other than U.S. dollars; thus, the amounts may vary depending upon the applicable exchange rate. Unless otherwise indicated, the damages and recoveries sought are in U.S. dollars.



                                      304


----------------------------------------------------------------------------------------------------------
                                                  DAMAGES                RECOVERIES
                                                SOUGHT FROM               PLEAD BY
                                                   ENRON                    ENRON              ENRON
           CASE NAME                             COMPANIES                COMPANIES          COMPANIES
----------------------------------------------------------------------------------------------------------
ECTRIC v. Ringeriks                                                         $2,500,000    ECTRIC
----------------------------------------------------------------------------------------------------------
ECTRIC v. Valdres                                                           $3,000,000    ECTRIC
----------------------------------------------------------------------------------------------------------
Enron Energy Services, Inc. v. Central
Main Power Company                                                            $967,000    EESI
----------------------------------------------------------------------------------------------------------
Enron Energy Services, Inc. v. Thorock
Metals, Inc.                                                               $543,464.96    EESI
----------------------------------------------------------------------------------------------------------
Enron Energy Services, Inc. v. Expo
Dyeing and Finishing f/k/a Sees Color
Textile                                                                    $798,071.40    EESI
----------------------------------------------------------------------------------------------------------
Enron North America Corp. v. C&L
Petroleum Services Co.                                                     $303,600.47    ENA
----------------------------------------------------------------------------------------------------------
Enron North America Corp. v. SouthWest
Offset Printing Co.                                                        $342,753.07    ENA
----------------------------------------------------------------------------------------------------------
Enron North America Corp. v. The Journal
Inquirer, Inc.                                                             $499,422.84    ENA
----------------------------------------------------------------------------------------------------------
Enron North America Corp. v. Newton
Paper Co., Inc.                                                            $645,395.50    ENA
----------------------------------------------------------------------------------------------------------
Enron Energy Services, Inc. v. The
Sterling China Co.                                                         $295,553.73    EESI
----------------------------------------------------------------------------------------------------------
Enron Energy Services, Inc. v. Nuri Inc.
d/b/a Industrial Stonewash Laundry                                         $523,902.59    EESI
----------------------------------------------------------------------------------------------------------
Enron Energy Marketing Corp. v.
Westerntex Industries, Inc.                                                $273,309.51    EEMC
----------------------------------------------------------------------------------------------------------
Enron Energy Services, Inc. v. Super
Dyeing, L.L.C.                                                             $770,336.02    EESI
----------------------------------------------------------------------------------------------------------
Associated Bulk Carriers v. ECTRIC                      $3,400,000                        ECTRIC
----------------------------------------------------------------------------------------------------------
                                                                                          Non debtor ENRON
CMC Petrol Oil SL v. Enron Holdings, 1 SL               $3,000,000                        EUROPE
----------------------------------------------------------------------------------------------------------
Kongsberg v. ECTRIC                                     $1,000,000                        ECTRIC
----------------------------------------------------------------------------------------------------------
                                                                                          Non debtor ENRON
Vallirana v. Enron Holdings, 1 SL                       $1,200,000                        EUROPE
----------------------------------------------------------------------------------------------------------
Enron Canada Corp. v. Aquila Merchant                                                     Non debtor ENRON
Services Int'l.                                                         CAD$9,1000,000    CANADA
----------------------------------------------------------------------------------------------------------
                                                                                          Non debtor ENRON
Enron Canada Corp. v. AEP Energy Services                                CAD$2,800,000    CANADA
----------------------------------------------------------------------------------------------------------
Enron Canada Corp. v. Cascade Natural                                                     Non debtor ENRON
Gas\1                                                                    CAD$3,400,000    CANADA
----------------------------------------------------------------------------------------------------------
                                                                                          Non debtor ENRON
Enron Canada Corp. v. Edge Energy Inc.                                     CAD$530,670    CANADA
----------------------------------------------------------------------------------------------------------
                                                                                          Non debtor ENRON
Enron Canada Corp.v. Lakeside Feeders                                    CAD$6,046,298    CANADA
----------------------------------------------------------------------------------------------------------
Enron Canada Corp. v. Nexen Marketing                                                     Non debtor ENRON
and counterclaim                                       $10,900,000       CAD$7,900,000    CANADA
----------------------------------------------------------------------------------------------------------
Enron Canada Corp. v. Star Oil & Gas                                                      Non debtor ENRON
Ltd.                                                                     CAD$5,500,000    CANADA
----------------------------------------------------------------------------------------------------------
Enron Canada Corp. v. Williams Energy                                  CAD$2,400,000 -    Non debtor ENRON
Marketing & Trading Co.                                                  CAD$4,900,000    CANADA
----------------------------------------------------------------------------------------------------------
Enron Canada Corp. v. Reliant Energy                                                      Non debtor Enron
Services, Inc.                                                           CAD$5,700,000    CANADA
----------------------------------------------------------------------------------------------------------


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

----------------------------------------------------------------------------------------------------------
                                                  DAMAGES                RECOVERIES
                                                SOUGHT FROM               PLEAD BY
                                                   ENRON                    ENRON              ENRON
           CASE NAME                             COMPANIES                COMPANIES          COMPANIES
----------------------------------------------------------------------------------------------------------
Am. Express Bank v. Enron Canada Power                                                    Non debtor ENRON
Corp. et al.                                            $6,000,000                        CANADA
----------------------------------------------------------------------------------------------------------
Baytex Energy Ltd. v. Enron Canada Corp.                                                  Non debtor ENRON
and counterclaim\2                                     CAD$800,000       CAD$1,600,000    CANADA
----------------------------------------------------------------------------------------------------------
Burlington Resources Canada Ltd. v.                                    CAD$1,600,000 -
Enron Canada Corp. and counterclaim                                       CAD2,400,000
----------------------------------------------------------------------------------------------------------
Canadian Hunter Resources v. Enron                                                        Non debtor ENRON
Canada Corp. and counterclaim                        CAD$8,300,000       CAD$1,200,000    CANADA
----------------------------------------------------------------------------------------------------------
Duke Energy/Enron Canada Corp.                                                            Non debtor ENRON
Arbitration                                          CAD$4,500,000                        CANADA
----------------------------------------------------------------------------------------------------------
Paramount Resources v. Enron Canada                                    CAD$3,600,000 -    Non debtor ENRON
Corp. and counterclaim                               CAD$1,800,000       CAD$6,200,000    CANADA
----------------------------------------------------------------------------------------------------------
SJG Cogeneration v. Enron Power Corp.                   $2,700,000                        EPC
----------------------------------------------------------------------------------------------------------
ConsorcioEnron Energia Mercosul v.
Centrais Electricas do Sul Brasil                                           $3,000,000    Non debtor EC
----------------------------------------------------------------------------------------------------------
Refineria Panama, S.A. (REFPAN) v Enron
Capital & Trade Global Resources Corp.
(ECTGR)                                                 $6,500,000                        Non debtor ECTGR
----------------------------------------------------------------------------------------------------------
CDHR and Progasco v. The Protane Corp.\3                $1,200,000                        Protane
----------------------------------------------------------------------------------------------------------
Gas del Estado v. TGS                                   $6,000,000                        Non debtor TGS
----------------------------------------------------------------------------------------------------------
Eucatex v. Enron Comercializadora de
Energia Ltda.                                           $6,000,000                        Non debtor ECE
----------------------------------------------------------------------------------------------------------
HSB Engineering v. Fauji Kabirwala Power
& NEPCO                                                 $4,300,000          $8,000,000    NEPCO
----------------------------------------------------------------------------------------------------------
Onxy Pre-Conditioning Service v. NEPCO                  $1,800,000                        NEPCO
----------------------------------------------------------------------------------------------------------
MDG Directional Drilling, Inc. v. San
Gas Co. et al.                                          $1,200,000                        SJG
----------------------------------------------------------------------------------------------------------

1/ On or about April 1, 2003, the parties settled this case and ECC received $2,561,369.
2/ On or about June 4, 2003, the parties settled this case and ECC received $63,567.11.
3/   On or about November 17, 2003, this case was dismissed without prejudice.

     2.   Government Investigations

          The factual descriptions below address certain governmental investigations surrounding certain Debtors, non-Debtor affiliates, and certain assets/structures held by the Debtors and/or non-Debtor affiliates. The factual descriptions below, which are based on the Debtors' view of the investigations and proceedings and subject to further review, elaboration, or modification, are included for information purposes only, and others familiar with these proceedings, including the governmental agencies involved in the investigations, the ENE Examiner, and other third parties may dispute all or part of these descriptions or assessments. The Enron Companies are cooperating with all governmental investigations.

          Certain of the government investigations may result in, among other things, assessment of fines and penalties and/or criminal charges against all or some of the Enron Companies and their current or former employees. The Debtors assert that, in accordance with the priority scheme under the Bankruptcy Code, all such claims are subordinate to General


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

Unsecured Claims and the Debtors intend to seek such subordination. Although this is the Debtors' contention, the Bankruptcy Court may ultimately conclude that one or more of these claims should not be subordinated. However, it should be noted that the Debtors have negotiated and are in the process of negotiating agreements with certain government agencies regarding the subordination of all or part of their claims. Nonetheless, there can be no assurances that the Debtors will be able to resolve all of these issues consensually.

          a. SEC and Department of Justice. The federal government has initiated various investigations into, and judicial proceedings relating to, the affairs of the Enron Companies through, among others, the SEC and the DOJ.

               (i)  SEC

                    (A) Investigation. On October 30, 2001, the SEC issued a formal order of investigation titled "In the Matter of Enron Corp. (HO-9530)." The SEC stated that it was investigating "[w]hether Enron and certain persons and entities associated with Enron, misstated or caused the misstatement of the financial condition and results of operations of Enron and disclosures related thereto, and whether certain persons and entities violated the anti-fraud provisions of the federal securities laws in connection with the purchase and sale of Enron securities."\43 Since this initial investigation, ENE has subsequently received numerous subpoenas and written and verbal requests from the SEC for information and documents.

                    (B) Financial Institutions. On March 17, 2003, the SEC filed its complaint and simultaneously announced an $80 million settlement with Merrill Lynch. The complaint alleges that the defendants aided and abetted ENE's alleged manipulation of its 1999 earnings. As part of the settlement, Merrill Lynch neither admitted nor denied guilt. The settlement does not extend to the individual defendants in the complaint, who are former Merrill Lynch executives. The SEC is also investigating Citigroup and JPMCB in connection with, among other things, their prepay transactions with the Enron Companies. No litigation has been commenced against either of these entities.

                    (C) Civil Proceedings Against Kopper. The SEC brought a civil action against Michael Kopper that parallels the criminal proceeding (refer to Section IV.C.2.a(iii), "Criminal Proceedings"). On August 22, 2002, the United States District Court for the Southern District of Texas entered a final judgment against Kopper that incorporated the terms for forfeiture and surrender of $12 million as set forth in the Kopper Agreement with the DOJ (Refer to Section IV.C.2.a(iii)(A), "Michael Kopper Plea" for further information). A number of other civil proceedings have also been commenced against Kopper. On August 26, 2002, the Creditors' Committee commenced an adversary proceeding against Kopper and LJM2 seeking, among other things, turnover of $8 million of the assets and a temporary restraining order to prevent action by Kopper and LJM2 with respect to the assets referenced in the Kopper Agreement. Thereafter, on October 17, 2002, the Bankruptcy Court signed a stipulation and consent order by and among ENE, the Creditors' Committee, the SEC, and Kopper whereby the SEC agreed to seek amendment of the SEC Final Judgment to provide

--------------------------------
43 Securities and Exchange Commission v. Andrew S. Fastow, Misc. No. 01-MS-00456; United States District Court, District of Columbia.


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

for, among other things, distribution of the $8 million in assets to public investors who are holders of ENE's unsubordinated debt securities issued pursuant to a registration statement on Forms S-1 or S-3.

                    (D) Civil Proceedings Against Fastow. The SEC brought a civil action against Andrew Fastow that parallels the criminal proceeding filed against him (refer to Section IV.C.2.a(iii), "Criminal Proceedings" for further information). A number of other civil proceedings have also been commenced against Fastow.

                    (E) Civil Proceedings Against Howard and Krautz. Moreover, on March 12, 2003, the SEC filed a civil action against Kevin A. Howard and Michael W. Krautz in the United States District Court for the Southern District of Texas. The SEC alleges that Howard and Krautz, employees of EBS, engaged in a scheme that allowed ENE to recognize and report $111 million in fraudulent earnings in connection with "Project Braveheart," which involved the monetization of assets resulting in an immediate recognition of earnings from a long-term agreement with Blockbuster to develop and provide video-on-demand services. The SEC seeks injunctive relief and disgorgement of Howard's and Krautz's unlawful gains and civil penalties.

                    (F) Civil Proceedings Against Colwell. On October 9, 2003, the SEC filed a civil action alleging that Wesley H. Colwell, the former chief accounting officer for ENA, violated the antifraud provisions of the federal securities laws by engaging in a scheme to defraud investors by manipulating ENE's publicly reported earnings through devices designed to produce false, misleading financial results. Without admitting or denying guilt, Colwell entered into a contemporaneous settlement agreement in which he agreed to be barred from serving as an officer or director of a publicly traded company and to pay a $300,000 disgorgement plus prejudgment interest and a civil penalty of $200,000. In addition, as part of the settlement, Colwell will continue to cooperate in the ongoing SEC and DOJ investigations of ENE.

               (ii) DOJ Investigations. The DOJ is conducting an investigation of the circumstances and individuals involved in the events leading to the bankruptcy of ENE to determine whether any laws of the United States of America were violated. In addition to the ongoing investigation by the DOJ's Enron Task Force, in August 2002 the United States Attorney for the Northern District of California initiated an investigation into alleged price manipulation of the California wholesale energy market by ENE and others. The DOJ's ongoing investigation in the Enron Companies' West Coast trading practices has resulted in criminal proceedings against two former employees: Timothy Belden and Jeffrey Richter.

               (iii) Criminal Proceedings. Criminal proceedings have been instituted against several former employees of the Debtors.

                    (A) Michael Kopper Plea. On August 21, 2002, Michael Kopper and the DOJ filed the Kopper Agreement in the United States District Court for the Southern District of Texas. The Kopper Agreement provides that Kopper will waive indictment and plead guilty to an information charging him with one count of conspiracy to commit wire fraud and one count of conspiracy to engage in monetary transactions in property derived from


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

specified unlawful activity, charges arising from Kopper's involvement in certain transactions with ENE and related SPEs.

          In the Kopper Agreement, Kopper acknowledged that he, ENE's former Chief Financial Officer Andrew Fastow, and others used transactions involving SPEs to enrich themselves at the Debtors' expense, and in violation of their duty to provide ENE and its shareholders with honest services.

          Under the Kopper Agreement, Kopper agreed, among other things, (1) not to contest forfeiture of and surrender of all possible claims to $4 million in a Charles Schwab account in the name of LJM2 Capital Management, L.P., and (2) to pay $8 million in a matter directed by the SEC. After Kopper fulfills his obligations under the Kopper Agreement, the DOJ has agreed to recommend leniency in sentencing. The DOJ also agreed not to pursue forfeiture beyond the $4 million in the Charles Schwab account and the $8 million Kopper agreed to pay to the SEC pursuant to the final judgment entered by the United States District Court for the Southern District of Texas.

                    (B) Timothy Belden Plea. On October 17, 2002, Timothy Belden and the DOJ entered the Belden Agreement in the United States District Court for the Northern District of California. The Belden Agreement provides that Belden will waive indictment and plead guilty to an information charging him with one count of conspiracy to commit wire fraud, which derives from Belden's trading activities as Director of Enron's California energy trading desk and Vice President and Managing Director in charge of Enron's West Power Trading Division in Portland, Oregon.

          In the Belden Agreement, Belden acknowledged that he and others, from 1998 through 2001, implemented schemes to fraudulently increase revenue for Enron from California energy market participants by intentionally filing false energy schedules, thereby manipulating market prices.

          Under the Belden Agreement, Belden agreed among other things, to waive all rights in $2.1 million he received from Enron and placed in two Charles Schwab accounts, and he agreed not to contest forfeiture of these funds to the United States. If Belden is subject to a monetary judgment from a successful third-party claimant in the ENE bankruptcy proceeding, the DOJ has agreed to dismiss its forfeiture action in the amount of any judgment. Additionally, the $2.1 million will be applied against Belden's obligation to pay restitution. Upon Belden's completion of his obligations under the Belden Agreement, the DOJ has agreed to not oppose a downward adjustment of three levels under the federal sentencing guidelines. The DOJ also agreed not to file or seek additional charges against Belden that could be filed as a result of its current investigation of Belden.

                    (C) Andrew Fastow Indictment. On October 31, 2002, a grand jury convened by the United States District Court for the Southern District of Texas indicted Andrew Fastow, ENE's former CFO, on 78 counts of wire fraud, conspiracy to commit wire fraud, conspiracy to commit wire and securities fraud, obstruction of justice, money laundering, and money laundering conspiracy. The indictment alleges that during his employment at ENE, Fastow and others engineered a series of transactions utilizing SPEs that


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

defrauded ENE, its shareholders, the SEC, and others. Fastow pleaded not guilty to all charges on November 6, 2002, and remains free on a $5 million bond.

          On April 29, 2003, the grand jury issued a superseding indictment that included 31 additional counts against Fastow and added Ben F. Glisan, Jr. and Dan Boyle as co-defendants. This superseding indictment charges the defendants with conspiracy to commit wire fraud, conspiracy to falsify books, records and accounts, conspiracy to commit wire and securities fraud, wire fraud, obstruction of justice, conspiracy to launder money, money laundering, insider trading, and filing false federal income tax returns. Boyle pleaded not guilty to the various charges against him and remains free on bond.

                    (D) Lawrence M. Lawyer Plea. On January 7, 2003, Lawrence M. Lawyer and the DOJ entered the Lawyer Agreement in the United States District Court for the Southern District of Texas. The Lawyer Agreement provides that Lawyer will waive indictment and will plead guilty to filing false tax returns that did not report money he received for his work on the RADR partnership while Lawyer was an employee of Enron Capital Management. The Lawyer Agreement provides that Lawyer will waive indictment and plead guilty to an information charging him with one count of willfully making and subscribing to a false tax return. In the Lawyer Agreement, Lawyer acknowledged that he failed to report as taxable income $79,468.83 he received from an Enron-related SPE, RADR. Refer to
Section III.G.3., "RADR" for further information on the RADR SPEs.

          The Lawyer Agreement requires Lawyer: (1) to pay taxes owed to the IRS in the amount of $29,274.73; (2) pay restitution in the amount of $79,468.83 to a relief fund account set up for former Enron employees; and (3) waive all rights under the Bankruptcy Code to obtain discharge or to delay payment of any fine or restitution obligation.

                    (E) Jeffrey S. Richter Plea. On February 4, 2003, Jeffrey S. Richter and the DOJ, through the United States Attorney's Office for the Northern District of California, and the Enron Task Force, entered the Richter Agreement in the United States District Court for the Northern District of California. The Richter Agreement provides that Richter will waive indictment and plead guilty to one count of conspiracy to commit wire fraud and one count of making a false statement to the FBI, arising from his activities as manager of the Short Term California trading desk at Enron's West Power Trading Division in Portland, Oregon.

          In the Richter Agreement, Richter acknowledged that he and others agreed to devise and implement fraudulent schemes through the California energy markets. As part of these schemes, Richter and others intentionally filed false energy schedules and bids in order to manipulate prices in certain markets.

          The Richter Agreement requires Richter to pay restitution in an amount to be determined, and to cooperate with the DOJ before and after his sentencing. The DOJ has agreed not to file or seek any additional charges against Richter that could be filed as a result of its current investigation. Additionally, the DOJ has agreed not to oppose a downward adjustment of three levels under the federal sentencing guidelines.


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

                    (F) Ben Glisan Jr. Plea. On September 10, 2003, Ben Glisan Jr. entered a guilty plea to one count of conspiracy to artificially manipulate ENE's financial statements. He was sentenced to five years in federal prison, which he began serving immediately. Glisan also agreed to forfeit approximately $1 million in profits he received from his investment in the Southhampton Project and not to seek a refund of the approximately $412,000 in income taxes he paid on that profit.

          Also on September 10, 2003, the SEC filed suit in federal district court in Houston (#03-3628) alleging that Glisan violated federal securities laws by helping ENE to fraudulently inflate its earnings and operating cash flows to conceal the true extent of its debt and to manipulate ENE's financial results to the detriment of ENE's shareholders. Simultaneously with the filing of the complaint, Glisan agreed to file a consent allowing a final judgment to be entered against him. Glisan, without admitting or denying the allegations of the complaint, agreed to the entry of a final judgment permanently enjoining him from violating SEC rules and barring him from holding officer or director positions in public companies in the future.

                    (G) Indictments of Certain Former Officers of Enron Broadband Services. On March 26, 2003, a grand jury convened by the United States District Court for the Southern District of Texas indicted Kevin A. Howard and Michael W. Krautz on several counts of securities fraud, wire fraud, conspiracy, and making false statements to the FBI. On April 2, 2003, Howard and Krautz entered not guilty pleas.

          On April 29, 2003, the grand jury issued a 218-count superseding indictment against Howard, Krautz, Kenneth Rice, Joseph Hirko, Kevin Hannon, Scott Yeager, and Rex Shelby, all former employees of EBS. In addition to the charges contained in the original indictment, the superseding indictment contains charges of misleading the investing public regarding the financial condition of EBS, insider trading, and money laundering, although not every defendant is charged with each count in the indictment. Each defendant has entered a plea of not guilty and remains free on bond. Trial has been set for early October 2004.

                    (H) Lea Fastow Indictment. On April 30, 2003, a federal grand jury convened by the United States District Court for the Southern District of Texas indicted Lea W. Fastow, the wife of Andrew Fastow and a former ENE employee, charging her with one count of conspiracy to commit wire fraud and defraud the United States, one count of conspiracy to launder money, and four counts of filing false federal income tax returns. The indictment alleges, among other things, that Lea Fastow, in part during her employment at ENE, and others devised a series of transactions involving SPEs to obtain money through materially false pretenses, defrauding ENE, its shareholders, the United States, and others. Lea Fastow entered a plea of not guilty and is currently free on $500,000 bond.

                    (I) John Forney Indictment. On June 5, 2003, a federal grand jury convened by the United States District Court for the Northern District of California indicted John Forney, a former Enron employee, on a single count of conspiracy to commit wire fraud for acts allegedly committed while Forney was head of Enron's western real-time power trading operations in Portland, Oregon. Forney was arrested in Columbus, Ohio on June 3 for wire fraud and conspiracy charges filed against him in a criminal complaint unsealed that day in the Southern District of Ohio. Forney pleaded not guilty to all charges on June 3, 2003, and


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

remains free on a $40,000 bond. On December 4, 2003, Forney was indicted on ten additional counts of conspiracy and wire fraud related to ENE's alleged manipulation of the California power markets bringing the total number of counts against him to eleven. A trial date was set for October 12, 2004 in the Northern District of California, San Francisco Division.

                    (J) Indictment of Former Enron and Merrill Lynch Employees. On September 16, 2003 the ENE special grand jury issued an indictment charging former Merrill Lynch employees Daniel Bayly, James Brown, and Robert Furst with conspiracy to commit wire fraud and falsify books and records to help inflate ENE's 1999 earnings with a deal in which ENE sold an interest in electricity generators anchored off the Nigerian coast. The indictment also charged Brown with perjury before the grand jury and with obstruction of the ENE grand jury investigation. On October 15, 2003, former ENE accountant Sheila Kahanek and former Merrill Lynch employee William Fuhrs were added to the indictment and charged with conspiracy to commit wire fraud and falsify books and records. In addition, Fuhrs was also charged with perjury and obstruction of justice. The reindictment also added former ENE executives Andrew Fastow and Daniel Boyle as defendants charging them with conspiracy to commit wire fraud and falsify books and records. All seven defendants have pleaded not guilty and are free on bond.

                    (K) David Delainey Indictment. On October 29, 2003, David Delainey, a former ENE employee, and the Enron Task Force of the DOJ filed a Cooperation Agreement in the U.S. District Court for the Southern District of Texas. The agreement provides that Delainey will plead guilty to an indictment charging him with one count of insider trading. Insider trading carries a maximum penalty of ten years imprisonment, three years of supervised release, a $1,000,000 fine, restitution, forfeiture of proceeds, and $100 special assessment. In the agreement, Delainey acknowledged that he and other ENE executives and senior managers "engaged in a wide-ranging scheme . . . to deceive the investing public about the true nature and profitability of ENE's businesses by manipulating ENE's publicly reported financial results and making false and misleading public representations." Delainey admitted to selling ENE stock on six occasions while in the possession of material non-public information regarding ENE's financial condition.

          The agreement requires Delainey to cooperate fully with the DOJ, to waive specified claims of attorney-client privilege, to provide documents to the DOJ, to consent to the adjournment of his sentence, and to testify at any proceeding as requested by the DOJ. Delainey agreed to forfeit $4,256,006.67 held in a TD Waterhouse account, representing proceeds of the offense to which he will plead guilty. After Delainey fulfills his obligations under the agreement, the DOJ has agreed to recommend leniency in sentencing. The DOJ also agreed not to pursue forfeiture beyond the $4,256,006.67 in the TD Waterhouse account and another $3,743,993.33 Delainey agreed to pay to the SEC in a separate agreement.

          b. FERC Investigations. FERC has instituted several investigations, as described more fully below. FERC has also instituted several lawsuits. Refer to
Section IV.C.1.e(i), "FERC Litigation" for further information.

               (i) FERC Fact-Finding Investigation of Potential Manipulation of Electric and Natural Gas Prices, Docket No. PA-02-2-000. On February 13, 2002, FERC


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

began a fact-finding investigation into whether any entity, including any of the Enron Companies, manipulated short-term prices in electric or natural gas markets in the western United States. FERC's fact-finding investigation began in the wake of the Debtors' December 2001 bankruptcy filings and is based on allegations that ENE, through its affiliates, used its market position to distort electric and gas markets in California and the western United States.

          Six months into their investigation, on August 13, 2002, FERC staff issued an initial report to the U.S. Congress summarizing its findings and recommendations, including noting that there exists sufficient evidence to warrant formal investigations of possible violations of the FPA by PGE, EPMI, ECTRIC, and three companies unrelated to the Enron Companies. On the same date, FERC did open an investigation of PGE and EPMI under Docket Nos. EL02-114 and EL02-115.

          On March 26, 2003, FERC issued its Final Report on Price Manipulation in Western Markets and, concurrently with that report, an order was issued directing EPMI and EESI to show cause to FERC in a paper hearing why their authority to sell power at market-based rates should not be revoked citing an apparent violation of section 205(a) of the FPA's requirement that rates be just and reasonable. This order also directs ENA Upstream, EESI, ENA, and certain non-Debtor entities to show cause to FERC why their blanket marketing certificates under section 284.402 of FERC's regulations to make sales for resale at negotiated rates in interstate commerce of categories of natural gas subject to FERC's Natural Gas Act jurisdiction should not be revoked. Several persons sought rehearing of that Order, asking FERC revoke the perspective authority retroactively to earlier points in time. The Enron entities responded to the show cause order, as well as to the various pleadings styled as requests for rehearing. This matter is docketed as Enron Power Marketing, Inc. Docket Nos. EL03-77-000 et al.

          On June 25, 2003, FERC issued an order finding that EPMI and EESI engaged in gaming in the form of inappropriate trading strategies and that they failed to inform FERC of changes in market share resulting from gaining influence/control over others facilities. The order finds that these behaviors constitute market manipulation and result in unjust and unreasonable rates. In the June 25 order, FERC also finds that ENA Upstream, EESI, ENA, and certain non-Debtor affiliates manipulated the natural gas sales market, which it finds justifies the revocation of their authority to make jurisdictional sales for resale of natural gas.

          FERC ordered the following actions: (a) revocation of EPMI's and EESI's market-based rate authority and immediate termination of their electric market-based rate tariffs; (b) termination of EESI's authorization to make sales of natural gas under 18 C.F.R. s. 284.402 and issuance of a limited authorization for the sole purpose of liquidating EESI's existing assets, with the requirement that EESI report to FERC every 30 days regarding progress in liquidating assets; (c) termination of ENA's authorization to make sales of natural gas under 18 C.F.R. s. 284.402 and issuance of a limited authorization for the sole purpose of dissolution of its gas trading book, liquidation of certain positions, and fulfillment of obligations under two ongoing contracts, with the requirement that ENA report to FERC every 30 days regarding progress in terminating these activities; (d) termination of ENA Upstream's authorization to make sales of natural gas liquidating existing assets, with a self-effectuating termination date of December 31, 2003; and (e) termination of the authorizations of certain non-Debtor affiliates' (none of which are included in the Operating Entities) authorizations to make sales of natural gas under 18 C.F.R. s. 284.402, in one case with limited authorization to continue certain sales. The Debtors are evaluating whether to file a motion for rehearing and subsequent appeal. Moreover, certain former counterparties filed motions for rehearing of the June 25 order asking FERC to make any revocations retroactive, rather than prospective.

               (ii) Qualifying Facility Investigations. In two separate proceedings, Southern California Edison Co., Docket Nos. EL03-19-000 et al. and EL03-17-000 et al., and Investigation of Certain Enron-Affiliated QFs, Docket No. EL03-47-000, FERC is investigating certain qualifying facilities that ENE has had an indirect ownership interest in since it acquired PGE. The allegation in each of the two proceedings is that ENE's ownership interest in and/or agreements with these qualifying facilities caused electric utility ownership in these projects to increase above the amount permitted to maintain qualified facility status.

          In the first proceeding, which involves six qualifying facilities, the named Enron Companies have entered into two settlements, one with FERC Trial Staff and a second with the utility purchaser. A June 10, 2003 Administrative Law Judge order recommended to FERC that it accept the agreement with the utility purchaser but not the agreement with FERC Trial Staff. FERC ultimately accepted both settlements.

          In the other proceeding, FERC has initiated an investigation of twenty-two qualifying facilities in which ENE has or has had an indirect ownership interest and/or other related contractual arrangements.

          On August 13, 2003, FERC issued a Letter Order terminating Docket No. QF90-203-004 only, the investigation of a qualifying facility owned by Saguaro Power Company. Settlement agreements for six of the other 22 qualifying facilities have been filed with the Administrative Law Judge but are not yet before FERC. In addition, the investigation of many other remaining qualifying facilities are close to settlement. Docket No. EL03-47-000, et al. remains open, pending the resolution of issues with respect to generation facilities other than Saguaro's facility.

               (iii) FERC Bidding Investigation. Also, on June 25, 2003, FERC issued an order initiating an investigation into anomalous bidding in the California markets. Specifically, the investigation will inquire as to whether during certain specified periods any bid over $250/MWh may have been unlawful. FERC will forward bid information from the ISO between the specified dates of May 1, 2000 and October 1, 2000 to all bidders who were active in the California market at that time. ENE has requested this information from FERC, and has made timely responses to FERC regarding this matter. Refer to Section VIII.C.19., "FERC Bidding Investigation".

          c. Other Federal Investigations. Other federal agencies are also conducting investigations regarding the Enron Companies:

               (i) The Commodity Futures Trading Commission is conducting an investigation of various activities undertaken by ENE to determine whether such activities were in violation of the Commodity Exchange Act, as amended by the Commodity Futures


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

Modernization Act of 2002. On March 12, 2003, CFTC filed a complaint against ENE and Hunter Shively. Refer to Section IV.C.1.e(iii)(A), "United States Commodity Futures Trading Commission v. Enron Corp. and Hunter Shivley (No. 03--909, U.S. District Court, Southern District of Texas, Houston Division)" for further information.

               (ii) The United States Department of Labor is conducting an investigation of the Enron Corporation Savings Plan, ESOP, Cash Balance Plan, and Welfare Benefit Plans to determine whether there is a violation of any provision of ERISA or any regulation or order thereunder. On June 26, 2003, the Department of Labor announced the filing of a lawsuit against ENE, the Enron Corporation Savings Plan, the ESOP, and certain members of the 2001 Board and members of the administrative committee of the Enron Corporation Savings Plan. On July 2, 2003, this lawsuit was consolidated into the Tittle Action.

               (iii) The Pension Benefit Guaranty Corporation is conducting an investigation of the status of pension plans sponsored by any of the Enron Companies. Refer to Section IV.A.8., "Employee Matters" for further information.

               (iv) The Department of the Treasury, Internal Revenue Service has conducted its ordinary course examination of various of the Enron Companies, which began before the Initial Petition Date. The matter is now pending with the IRS appeals office.

               (v) The Federal Trade Commission is conducting an investigation of the acquisition of assets of Pitt-Des Moines, Inc, by Chicago Bridge and Iron Company, N.V.

               (vi) NASD Regulation is conducting an investigation of transactions generating revenue for ECT Securities, Inc. for the period from January 1, 1998 through January 28, 2002.

               (vii) The Federal Election Commission investigated a complaint by Judicial Watch alleging violations of the Federal Election Campaign Act in connection with ENE's hiring of GOP consultant Ralph Reed. The Commission dismissed the charges in the case on February 11, 2003.

               (viii) The General Accounting Office conducted a study on the relationship of investment banks and analysts with ENE and Global Crossing. The GAO issued a report in March 2003, entitled "Investment Banks, The Role of Firms and Their Analysts with Enron and Global Crossing."

               (ix) The General Services Administration, in March 2002, suspended ENE and related entities from obtaining further government contracts. No further action has been taken.

               (x) The U.S. Attorney for the District of Connecticut conducted an investigation into various issues including (1) a three-party transaction between ENE, CRRA, and Northeast Utilities, (2) the negotiation and awarding of a contract between Garden State and CRRA, and (3) political contributions made to Connecticut government officials. ENE has responded to a subpoena for documents issued on May 17, 2002.


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          d. Congressional Investigations

               (i) United States Senate. The United States Senate has conducted five investigations relating to the Enron Companies.

                    (A) The Senate Committee on Governmental Affairs and The Permanent Subcommittee on Investigations of the Senate Committee on Governmental Affairs conducted a multi-faceted investigation into the role of internal and external actors (both public and private sector) in the events leading to the Enron Companies' current situation. The investigation resulted in the release of four reports:

                         (1) Board of Directors. On July 8, 2002, the Permanent
Subcommittee on Investigations released its report, entitled "The Role of The Board of Directors in Enron's Collapse." The report focuses on actions or omissions of the Board in allowing ENE to engage in certain practices and transactions.

                         (2) Financial Oversight. On October 8, 2002, the Staff
to the Senate Committee on Governmental Affairs released its report entitled "Financial Oversight of Enron: The SEC and Private-Sector Watchdogs." The report documents the results of the Committee's review of the financial oversight of the Enron Companies and focuses on the role of the SEC as well as the role of credit rating agencies and Wall Street securities analysts.

                         (3) FERC. On November 12, 2002, the Staff to the Senate
Committee on Governmental Affairs released a report entitled "Committee Staff Investigation of FERC's Oversight of Enron Corp." This focus of this report is similar to the October 8, 2002 report in that it examines FERC's performance as a public-sector watchdog. On the same day, the Committee's Minority Staff released its report on "FERC and Its Oversight of Enron Corp.," which takes a position contrary to that contained in the Committee Staff report.

                         (4) Pulp and Paper. On January 2, 2003, the Permanent
Subcommittee on Investigations released its "Report on Fishtail, Bacchus, Sundance and Slapshot: Four Transactions Funded and Facilitated by U.S. Financial Institutions." This report examined four related transactions involving the Enron Companies' pulp and paper business assets.

                    (B) The Senate Committee on Commerce, Science and Transportation is conducting an investigation to determine whether the Enron Companies' business activities had any impact upon the commerce, science or transportation within the United States. This committee held a number of hearings between December 2001 and July 2002 concerning, among other things, the Enron Companies' involvement in potential manipulation of the western U.S. energy market and the consumer impact of the effect of the bankruptcy on state pension funds. No report has been issued and no further hearings are scheduled at this time.

                    (C) The Senate Committee on Finance and The Congressional Joint Committee on Taxation are conducting an investigation into certain matters relating to (1) the Enron Companies' use of tax shelters, off-shore entities and SPEs and (2) the Enron Companies' pension and executive compensation and benefit arrangements for


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their employees. In February 2002, the Senate Committee on Finance requested that the Congressional Joint Committee on Taxation undertake an investigation into these issues. In February 2003, the Joint Committee on Taxation released a staff report that sets forth the results of the investigation, including, among other things, a review of the Enron Companies' tax-motivated transactions and their financial accounting and reporting and tax impact, and a review of the Enron Companies' qualified retirement plans and executive compensation system, including prepetition and postpetition payments and bonuses.

          The Senate Committee on Finance subsequently held two hearings concerning the Joint Committee on Taxation's staff report and investigation. The first hearing, held on February 13, 2003, primarily related to the tax aspects of the report, while the second hearing, held on April 8, 2003, primarily related to executive compensation issues.

          On October 21, 2003, Phillip Cook, an attorney with Alston & Bird, the law firm representing the ENE Examiner, testified before the Senate Committee on Finance with respect to certain of ENE's tax-related transactions. The subpoena issued to Mr. Cook requested testimony regarding what the ENE Examiner had learned about these transactions and the roles of law firms, accounting firms and investment banks in facilitating these transactions. Mr. Cook testified that the ENE Examiner has concluded (as set forth in his reports filed with the Bankruptcy Court) that certain of the tax-related transactions entered into by ENE distorted ENE's financial statement net income in violation of GAAP. Furthermore, the ENE Examiner has concluded that ENE could not have implemented these transactions without the assistance it received from investment banks, its accounting firms and the law firms that issued the necessary tax opinions. Refer to "Related Documents" at http://www.enron.com/corp/por/ for a copy of Mr. Cook's written testimony.

          Refer to Section X.A.3.e(iii)(E)., "U.S. Senate Committee on Finance" for information on the Senate Finance Committee's investigation regarding a Guatemalan power plant project.

                    (D) The Senate Committee on Banking, Housing and Urban Affairs conducted an investigation relating to accounting and investor protection issues arising from the Enron Companies and other public companies. The committee hearings examined issues including (1) accounting and auditing standards and oversight, and conflicts of interest; (2) the completeness of disclosure in SEC filings and shareholder communications; (3) underwriter and securities analyst conflicts of interest; (4) insider abuses; (5) corporate responsibility; and (6) the adequacy of SEC resources to meet its responsibilities.

                    (E) The Senate Office of the Clerk investigated a complaint filed by the Center for Responsive Politics, which alleged that ENE had filed incorrect lobby reports. ENE has since filed corrected lobby reports and the Office indicated that there will be no further action taken.

               (ii) United States House of Representatives. The U.S. House of Representatives is conducting four separate investigations:


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                    (A) The House Energy & Commerce Committee is conducting an investigation of matters relating to the financial downfall of ENE. No hearings relating to the investigation have been held since March 2002, nor has any report been issued.

                    (B) The House Education and Workforce Committee is conducting an investigation of matters arising from the bankruptcy of ENE and the resulting effect on related pension plans. No hearings relating to this investigation have been held since February 2002, and no report was issued.

                    (C) The House Financial Services Committee conducted hearings relating to the Enron Companies and the effect of their bankruptcy on investors and markets. No hearings relating to this investigation have been held since February 2002, and no report was ever issued.

                    (D) The House Committee on Government Reform. The House Committee on Government Reform's ranking minority member, Rep. Waxman, conducted an investigation into various issues including Enron's contacts with government officials, and actions of former Enron officials currently serving in the executive branch. The Company has responded to several requests for documents and other information.

          e. State Investigations. In addition, authorities in various states are conducting their own investigations into various aspects of the Enron
Companies:

               (i) The State of Florida Office of the Attorney General conducted an investigation of certain of the Enron Companies relative to related party transactions and SPEs pursuant to enforcement of RICO. The Florida Attorney General has closed its investigation and has indicated that it anticipates taking no further action.

               (ii) The State of Oregon Department of Justice Financial Fraud
Section is conducting an investigation of ENE relative to the Oregon Racketeer Influenced and Corrupt Organizations Act.

               (iii) The California State Senate and Attorney General are conducting an investigation of price manipulation allegations by ENE, certain Wholesale Services entities, and EPMI.

               (iv) The Connecticut State's Attorney, who exercises criminal jurisdiction in Connecticut, indicated in the summer of 2002 that it might begin an investigation of ENE. Prior to the commencement of any formal investigation, ENE voluntarily contacted the State's Attorney's office and agreed to provide documents previously produced to the Connecticut Attorney General and the U.S. Attorney for the District of Connecticut. ENE has not received a formal subpoena from this office.

               (v) The Public Utility Commission of Texas conducted an investigation of EPMI in regard to alleged over-scheduling in ERCOT during August 2001. The parties agreed to a settlement, which was approved by the Bankruptcy Court on April 10, 2003. The order made provision for an allowance of the claim totaling $9.4 million but did not


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

authorize payment. The Debtors anticipate confirmation of the settlement agreement by the Texas PUC.

               (vi) New York District Attorney's Office is investigating certain prepay transactions between the Debtors and certain financial institutions.

               (vii) The Attorney General of the State of New Jersey was conducting an investigation into whether $108,000 of prepetition contributions made by ENE to the campaigns of certain New Jersey state legislative candidates violated a New Jersey statute governing such contributions. Violation of the statute could subject ENE to criminal liability in the amount of up to $990,000. On May 28, 2003, ENE filed with the Bankruptcy Court a motion to approve a compromise and settlement with the State of New Jersey. Under the terms of the proposed settlement, (i) ENE will pay the State of New Jersey $109,000, (ii) ENE agrees to certain restrictions on its future campaign contributions to candidates for office in the State of New Jersey, and (iii) the State of New Jersey shall release and discharge ENE from any and all claims, demands, and causes of actions arising from the contributions in question.

               (viii) The Harris County, Texas District Attorney conducted an investigation into EBS's delinquent personal property taxes. The matter was settled on December 17, 2002 with a payment of back taxes in the amount of $1 million, and an agreement to a fine of $4,000. The Bankruptcy Court approved the settlement on December 5, 2002.

               (ix) The New Jersey Attorney General investigated allegations that ENE had made illegal campaign contributions under New Jersey state election laws. The matter was settled and the settlement was approved by the Bankruptcy Court on June 10, 2003.

          f. Informal Inquiries

               (i) House Armed Services Committee. The United States House of Representatives Armed Services Committee made an informal inquiry, but no subpoena was ever issued, and no investigation or action was ever initiated against the Enron Companies.

               (ii) Senate Committee of Health, Education, Labor and Pensions. Shortly after the Initial Petition Date, this committee held a hearing seeking information regarding the Enron Companies' pension program, but no investigation was ever launched. No activity has taken place in over 19 months.

               (iii) Senate Judiciary Committee. The United States Senate Judiciary Committee made an informal inquiry, but no subpoena was ever issued, and no investigation or action was ever initiated against the Enron Companies.

               (iv) Senate Committee on Energy and Natural Resources. The United States Senate Committee on Energy and Natural Resources made an informal inquiry, but no subpoena was ever issued, and no investigation or action was ever initiated against the Enron Companies.


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

D.   Committees

     1.   Creditors' Committee

          a. Appointment. On December 12, 2001, the U.S. Trustee appointed the Creditors' Committee pursuant to section 1102 of the Bankruptcy Code.

          b. Original Composition. The original Creditors' Committee was composed of 15 of the largest unsecured creditors holding a variety of claims against the Debtors, including, but not limited to, bank debt, trade debt, and employment-related claims. Initially, the Creditors' Committee included: JP Morgan Chase & Co.; Citigroup/Citibank; ABN AMRO Bank; Credit Lyonnais; CSFB; National City Bank, as Indenture Trustee; Silvercreek Management, Inc.; Oaktree Capital Management, LLC; Wells Fargo, as Indenture Trustee; The Bank of New York, as Indenture Trustee; St. Paul Fire and Marine Insurance Company; National Energy Group, Inc.; Duke Energy Trading and Marketing, LLC; Mr. Michael P. Moran, individually and as representative; and The Williams Companies. At the organizational meeting on December 12, 2002, the Creditors' Committee appointed Wells Fargo and The Williams Companies as co-chairs.

          c. Reconstitution. On December 24, 2001, the U.S. Trustee amended the appointment of the Creditors' Committee, effective as of December 10, 2001, by removing CSFB and adding West LB. On September 9, 2002, the appointment of the Creditors' Committee was again amended, effective as of September 10, 2002. This second amendment reflected (i) the removal of Mr. Michael P. Moran\44, (ii) the resignation of Citigroup/Citibank, and The Williams Companies, and (iii) the addition of Reliant Energy. The current co-chairs of the Creditors' Committee are Wells Fargo and Credit Lyonnais. In February 2003, Duke Energy Trading and Marketing, LLC and National City Bank, as Indenture Trustee, resigned from the Creditors' Committee. On September 4, 2003, the Creditors' Committee was officially reconstituted to reflect the February 2003 resignations.

          d. Requests for Additional Committees. In February 2002, after requests made to the U.S. Trustee were denied, certain creditors of ENA and its subsidiaries engaged in the wholesale energy trading business filed motions and related pleadings before the Bankruptcy Court seeking the appointment of one or more separate creditors' committees. These creditors asserted that separate creditors' committees were warranted on the basis that, among other things, the Creditors' Committee did not adequately represent their interests. The Debtors, the U.S. Trustee, and the Creditors' Committee unanimously opposed these motions. The Bankruptcy Court indicated that it would not rule on such motions until after the ENA Examiner filed the ENA Examiner Interim Report addressing various inter-Debtor issues and potential for conflict from the vantage point of the ENA estate. By order dated June 21, 2002, the Bankruptcy Court denied all motions for separate creditors' committees. In denying these requests, the Bankruptcy Court noted: "[A]dding additional committees would likely intensify conflict and lead to further complication. This Court is disinclined to add committees to satisfy one group of creditors, a group that already has representation on the Creditors' Committee, only to create further discord, litigation and delay." The U.S. District Court affirmed the Bankruptcy Court's order on appeal.

--------------------------------
44/  Mr. Moran was appointed to the Employee Committee, effective March 27,
     2002.


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

          e. Retention of Professionals. As of the date hereof, the Creditors' Committee has retained Milbank, Tweed, Hadley & McCloy LLP as legal counsel and Squire, Sanders & Dempsey L.L.P. as additional special conflicts counsel. The Creditors' Committee has also retained several other professionals including Houlihan Lokey Howard & Zukin Financial Advisors, Inc., as investment bankers; Ernst & Young LLP, as accountants; Ernst & Young Corporate Finance LLC, as restructuring advisors; McKool Smith, P.C. as special Texas litigation counsel; and InteCap, Inc., as damages consultant.

     2.   Employee Committee

          a. Appointment and Scope. On March 27, 2002, the U.S. Trustee appointed the Employee Committee pursuant to sections 1102(a) and 1102(b) of the Bankruptcy Code for the limited purpose of investigating issues relating to (a) continuation of health or other benefits for former employees of the Debtors,
(b) the investigation of claims uniquely held by employees, as such, against the Debtors, (c) the treatment of employees' claims under any plan(s) of reorganization or liquidation, (d) possible WARN Act violations by the Debtors in discharging employees, (e) possible violation by the Debtors of state labor laws and certain provisions of ERISA, and (f) dissemination of non-confidential information relating to items (a) through (e) to employees, former employees, or groups thereof.

          b. Original Composition. The original Employee Committee was included:
Michael P. Moran, Esq.; Richard D. Rathvon; Diana S. Peters; Christie Patrick, Esq.; Monet Ewing; and State Street, in its capacity as special fiduciary for certain Enron plans.

          c. Reconstitution. On March 29, 2002, the U.S. Trustee amended the appointment of the Employee Committee, effective as of March 29, 2002, by removing Christie Patrick, Esq. and adding Kevin Hyatt.

          d. Retention of Professionals. The Employee Committee has retained Kronish Lieb Weiner & Hellman LLP as counsel and McClain, Leppert & Maney, P.C. as special litigation counsel. The Employee Committee has also retained Crossroads, LLC as financial advisors; and Triad Communication, Inc. as communication specialists and consultants.

          e. Severance Settlement Fund Litigation. Certain claims and causes of action arising from and relating to the Employee Prepetition Stay Bonus Payments to certain of the Debtors' former employees were assigned to the Employee Committee and are the subject of litigation styled: (a) Thresa A. Allen, et al.
v. Official Employment-Related Issues Committee, Enron Corp., ENA, and Enron Net Works, L.L.C., Adv. No. 03-02084-AJG, which was dismissed by the Bankruptcy Court; (b) Official Employment-Related Issues Committee of Enron Corp., et al.
v. John D. Arnold, et al., Adv. No. 03-3522, currently pending in the United States Bankruptcy Court for the Southern District of Texas; (c) Official Employment-Related Issues Committee of Enron Corp., et al. v. James B. Fallon, et al., Adv. No. 03-3496, currently pending in the United States Bankruptcy Court for the Southern District of Texas; (d) Official Employment-Related Issues Committee of Enron Corp., et al. v. Jeffrey McMahon, Adv. No. 03-3598, currently pending in the United States Bankruptcy Court for the Southern District of Texas; and (e) Official Employment-Related Issues Committee of Enron Corp., et al. v. John J. Lavorato, et al.,


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Adversary No. 03-3721, currently pending in the United States Bankruptcy Court for the Southern District of Texas.

     3.   Fee Committee

          a. Appointment and Scope. By Order dated January 17, 2002, the Bankruptcy Court established procedures for the payment of interim compensation and the reimbursement of expenses of Chapter 11 Professionals. Subsequently, on April 26, 2002, the Bankruptcy Court entered an order establishing the Fee Committee.

          The Fee Committee is authorized to (a) review and analyze interim and final fee applications filed by Chapter 11 Professionals in accordance with orders of the Bankruptcy Court; (b) monitor whether each Chapter 11 Professional develops agreed budgets with its client; (c) implement reasonable procedures for sufficiently reporting and applying for fees; and (d) file advisory reports with the Bankruptcy Court.

          b. Composition. The Bankruptcy Court's April 26, 2002 order established the Fee Committee to be comprised of a Chairperson, appointed by the Bankruptcy Court and representatives appointed by each of the Debtors, the Creditors' Committee, the Employee Committee and the U.S. Trustee. At any time and from time to time, with or without notice, the Bankruptcy Court may alter the membership of the Fee Committee. Effective April 3, 2002, the Bankruptcy Court appointed Joseph Patchan to serve as Chairperson of the Fee Committee.

          c. Retention of Professionals. The Fee Committee was authorized to employ professionals to assist the Fee Committee in the review and analysis of the fee applications and the budgets and to provide such other services as the Fee Committee, in its sole and absolute discretion, deems appropriate. The Fee Committee has employed one computer analyst firm and five individuals to assist the Fee Committee.

          d. Fee Applications. The Fee Committee has established procedures for the submission and review of fee applications and the preparation of budgets by the Chapter 11 Professionals. Professional services are to be allocated among the respective Debtors and detailed by task codes established by the Debtors subject to the Fee Committee's concurrence. As a result of the Fee Committee's efforts, each fee application filed by a Chapter 11 Professional utilizes the same categorization and task codes.

          The Fee Committee analyzes each fee application, emphasizing the reasonableness of fees in light of the tasks performed and the Chapter 11 Professional's and its client's duties and responsibilities. Following a dialogue between the Fee Committee and the Chapter 11 Professional, the Fee Committee prepares an advisory report for the Bankruptcy Court setting forth its issues and recommendations with regard to the fees and expenses set forth in the Chapter 11 Professional's application. The advisory report is not binding upon the Bankruptcy Court or any Chapter 11 Professional. Each Chapter 11 Professional may file with the Bankruptcy Court and submit to the Fee Committee a brief statement of the reason why it believes the Bankruptcy Court should or should not follow the advisory report's recommendation.


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

          As of December 23, 2003, Chapter 11 Professionals have filed five interim fee applications. As of December 23, 2003, the Bankruptcy Court has approved an aggregate of approximately $271 million in fees and expenses for Chapter 11 Professionals. The Fee Committee has not yet completed its advisory reports with respect to the Chapter 11 Professionals' fourth interim fee applications (covering the period from January 1, 2003 through April 30, 2003).

E.   Avoidance Actions

          Pursuant to the Bankruptcy Code, a debtor may seek to recover, through adversary proceedings in the Bankruptcy Court, certain transfers of the debtor's property, including payments of cash, made while the debtor was insolvent during the 90 days immediately prior to the commencement of the bankruptcy case (or, in the case of a transfer to or on behalf of an "insider," one year prior to the commencement of the bankruptcy case) in respect of antecedent debts to the extent the transferee received more than it would have received on account of such pre-existing debt had the debtor been liquidated under chapter 7 of the Bankruptcy Code. Such transfers include cash payments, pledges of security interests or other transfers of an interest in property. In order to be preferential, such payments must have been made while the debtor was insolvent; debtors are rebuttably presumed to have been insolvent during the 90-day preference period. The Bankruptcy Code's preference statute can be very broad in its application because it allows the debtor to recover payments regardless of whether there was any impropriety in such payments. A debtor must commence avoidance actions within two years of the date it files its bankruptcy petition.

          There are, however, certain defenses to such claims. For example, transfers made in the ordinary course of the debtor's and the transferee's business according to ordinary business terms may not be recoverable. Furthermore, if the transferee extended credit contemporaneously with or subsequent to the transfer, and prior to the commencement of the bankruptcy case, for which the transferee was not repaid, such extension may constitute an offset against an otherwise recoverable transfer of property. If a transfer is recovered by a debtor, the transferee has a general unsecured claim against the debtor to the extent of the recovery.

          Under the Bankruptcy Code and under various state laws, a debtor may also recover or set aside certain transfers of property (fraudulent transfers), including the grant of a security interest in property, made while the debtor was insolvent or which rendered the debtor insolvent or undercapitalized to the extent that the debtor received less than reasonably equivalent value for such transfer.

          The Plan provides for all potential preference and fraudulent conveyance actions to be investigated and, to the extent determined to be actionable and material, to be pursued. In that regard, the Debtors have already undertaken a comprehensive and coordinated effort to identify, develop and pursue (if appropriate) avoidance actions in respect of payments, distributions and other transfers made by, or on behalf of, the Debtors up to one year prior to the Petition Date. With the active assistance and participation of bankruptcy counsel and certain of their other restructuring professionals, the Debtors have devoted (and will continue to devote) considerable time and resources to this effort. The Debtors anticipate that this process will continue following confirmation of the Plan. Given the size and complexity of the Chapter 11


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Cases, the existence and/or merit of all avoidance actions were not and could not have been litigated prior to the Confirmation Date.

          As part of the investigatory process, factual data and information concerning a vast array of transactions, payments and other transfers made, or engaged in, by the Debtors has been collected from a multitude of disparate sources, ranging from bank statements and computer-generated accounts payable detail to loan documentation, employment agreements and third-party invoices. All such data and information is being organized and subsequently analyzed for potential avoidance actions. Payments and other transfers made by the Debtors within 90 days of the Petition Date, for example, have been reviewed and reconciled against bank statements, invoices and other pertinent documentation to determine the existence of potentially preferential transfers under section 547 of the Bankruptcy Code.

          In addition, in connection with the analysis of the Safe-Harbor Agreements, the Debtors conduct an avoidance review of each such agreement. This review is intended to identify potential preferences, fraudulent transfers, or other avoidable transactions related to the agreement. As a general proposition, section 546 of the Bankruptcy Code immunizes from avoidance many transfers related to Safe-Harbor Agreements. However, to the extent avoidable transactions not protected by section 546 are discovered, they are taken into account in reaching a settlement with the counterparty. Refer to Section IV.B.1., "Resolution of the Wholesale Trading Book" for further information.

          Any Person (including but not limited to those Persons listed in response to Item 3 on the Statement of Financial Affairs for any Debtor) that has received a transfer of property in which any of the Debtors' estates has an interest during the appropriate look-back period should assume that the transfer is being investigated and that an avoidance action will be commenced if such action is deemed to have merit. Refer to Appendix O: "Potential Causes of Action" for a list of potential avoidance actions that the Debtors may elect to bring.

          To date, the Debtors have commenced adversary proceedings in the Bankruptcy Court and/or sent demand letters to numerous parties seeking to recover preferential transfers or fraudulent conveyances. Refer to Section IV.C.1.b., "Certain Pending Avoidance Actions" and Appendix S: "Additional Pending Avoidance Actions for a list of currently pending avoidance actions. In conjunction with the filing of the currently pending avoidance actions, the Debtors have made a good faith determination that the respective plaintiff-Debtors to such actions were insolvent at the relevant times. As the Debtors continue their diligence efforts, the Debtors anticipate that they will commence additional avoidance actions not reflected herein.

          As part of their efforts to streamline the procedures relating to avoidance actions, the Debtors obtained approval of procedures governing settlement of avoidance actions. Under the procedures, settlement of actions where the face amount of the transfer is less than $200,000 would be accomplished without notice or further order of the Bankruptcy Court; provided, however, the Debtors will file monthly schedules summarizing all settlements under $200,000. Settlements of avoidance actions where the face amount of the transfer is between $200,000 and $1 million would be deemed approved absent any timely, written objection after ten days prior written notice. For proposed settlements where the face amount of the transfer was greater than


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$2 million, the Debtors would be required to obtain a prior agreement of the
Creditors' Committee as to the fairness and reasonableness of any proposed settlement and would, thereafter, seek Bankruptcy Court approval of the settlement by way of a motion filed pursuant to Bankruptcy Rule 9019.\45 The Debtors will also seek Bankruptcy Court approval of all settlements over $1 million.

          In the event the Debtors were to prevail on a significant portion of the potential avoidance actions, substantial funds would be recovered by the Debtors' estates. However, the Debtors' cannot predict the outcome of these avoidance actions, nor the amounts that may be realized therefrom either from recoveries on judgments or settlements.

F.   Related U.S. Bankruptcy Proceedings

     1.   New Power Company

          a. New Power Company. On or about March 28, 2002, the Bankruptcy Court entered an order authorizing and approving the settlement of all amounts owed by New Power Holdings, Inc. and NPW to ENE, EESI, ENA, and EPMI pursuant to certain commodities contracts between the parties. The settlement provided that: (a) the Enron parties would retain the $70 million of the NPW parties' security deposits in their possession; and (b) the NPW parties would issue a $28 million promissory note, payable to the Enron parties for the balance. The NPW parties filed for chapter 11 protection on June 11, 2002, in the Georgia Bankruptcy Court, triggering payment of the promissory note.

          The amounts due and payable pursuant to the promissory note were subject to a cash collateral order dated July 11, 2002, issued by the Georgia Bankruptcy Court. Pursuant to the terms of that cash collateral order, on or about November 4, 2002, the NPW parties paid the Enron parties $28,485,958.30, representing the outstanding principal and interest then due pursuant to the promissory note. On or about January 15, 2003, the NPW parties paid the Enron parties $137,000, representing the expenses payable in connection with the promissory note.

          On or about January 13, 2003, the Georgia Bankruptcy Court appointed the NPW Examiner in the purchasers' bankruptcy cases, and authorized him to investigate, file and take appropriate action with respect to certain issues, including whether the claim of the Enron parties in connection with the settlement should be recharacterized as equity. A recharacterization of the sellers' claim by the NPW Examiner could significantly reduce the amount of such claim. As of the date hereof, the NPW Examiner's review is continuing.

--------------------------------
45 For purposes of the procedures, "avoidance actions" do not include (a) any actions that may be commenced against any insider of the Debtor; (b) any actions that may be commenced against any affiliate of the Debtors or their insiders; (c) any actions that may be commenced against any current or former employee of the Debtors or their past or present affiliates; (d) any action that has been or may be commenced by the Creditors' Committee; or
     (e) any of the cases that are currently subject to mediation.


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

     2.   EOTT

          On October 8, 2002, EOTT Energy Finance Corp., EOTT Energy General Partner, LLC, EOTT Energy Operating Limited Partnership, EOTT Energy Canada Limited Partnership, EOTT Energy Pipeline Limited Partnership, EOTT Energy Liquids, L.P. each filed a chapter 11 bankruptcy petition in the Corpus Christi Bankruptcy Court. On October 21, 2002, EOTT Energy Corp. filed its chapter 11 petition in the Corpus Christi Bankruptcy Court. On February 18, 2003, the Corpus Christi Bankruptcy Court confirmed the EOTT Debtors' plan of reorganization, which became effective on March 1, 2003.

          On October 8, 2002, the Debtors entered into a comprehensive settlement agreement effectively divorcing EOTT Energy Corp. and affiliated entities from ENE, ENA, EESI, EGLI, and certain non-Debtors. Bankruptcy Court approval of this settlement was obtained on December 5, 2002 over opposition by certain claimants in the EOTT Debtors' chapter 11 cases. An order approving the settlement agreement had previously been entered by the Corpus Christi Bankruptcy Court on November 22, 2002. Besides saving the Debtors' estates the future costs of claims litigation, the approved settlement agreement included a comprehensive release of current and future claims, indemnification for potential claims related to formerly cooperative pipeline operations, and consideration paid to the Debtors in the form of $1.25 million in cash, the delivery of a $6.2 million promissory note, and cash settlement of certain invoices. Execution of the settlement agreement itself also involved the execution of several related agreements concerning the consensual transition of employees between the parties, the termination of certain operating agreements between the parties, the execution of the promissory note, the delivery of letters of credit and the releases of liens. The closing of the settlement agreement occurred on December 31, 2002.

     3.   LJM2

          On September 25, 2002, LJM2 filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code in the LJM2 Bankruptcy Court, thereby commencing case number 02-38335-SAF. On or about December 2, 2002, ENE filed a proof of claim in the LJM2 bankruptcy proceedings, in which ENE asserted, on behalf of itself and ENA, Porcupine I LLC, Fishtail LLC, and Annapurna LLC, a contingent, unliquidated claim against LJM2. The allegations regarding ENE's transactions with LJM2 set forth in the Second ENE Examiner's Report serve as the basis for ENE's claim against LJM2. LJM2 has filed an objection to ENE's proof of claim and discovery is ongoing. The LJM2 Bankruptcy Court has converted the objection to ENE's claim to an adversary proceeding, styled Enron Corp. and Enron North America Corp., as debtors and debtors in possession v. LJM2 Co-Investment through its successor, LJM2 Creditors Liquidation Trust, Adv. No. 03-3465 currently pending in the LJM2 Bankruptcy Court.

          On or about April 18, 2003, LJM2 filed its Disclosure Statement to Accompany First Amended Liquidating Plan of Reorganization Filed by LJM2 Co-Investment, L.P. On May 15, 2003, the LJM2 Bankruptcy Court approved LJM2's disclosure statement. On August 18, 2003, the LJM2 Bankruptcy Court confirmed LJM2's proposed liquidating plan of reorganization. Pursuant to the plan, LJM2 will transfer substantially all of its assets into two trusts, Trust A and Trust B, for the benefit of its creditors. Trust A will consist of most of LJM2's assets, including cash and cash equivalents, investments, insurance policies, insurance claims, avoidance actions (other than those against LJM2's limited partners and special limited partner), and certain rights of action. Trust B will consist of LJM2's rights under its partnership agreement, including the right to seek capital contributions from its limited partners and to bring certain avoidance actions against the limited partners and its special limited partner. Under the LJM2 plan, ENE would receive a beneficial interest in Trust A to the extent and in the amount of its allowed claim and would be entitled to receive its pro rata share of distributions from Trust A. ENE would not receive any distributions from Trust B.

          Because of the ongoing dispute with respect to ENE's proof of claim in the LJM2 bankruptcy, the uncertainty with respect to the value of the assets to be transferred to Trust A, and the amount of other claims to be satisfied by distributions from Trust A, ENE cannot predict what, if anything, it will receive on account of its claims against LJM2.

     G.   Insurance Matters

          Prior to the Initial Petition Date, the Enron Companies maintained various insurance programs and policies, including the Workers' Compensation Program, Insurance Policies, and the Gulf Insurance Program. Shortly after the filing of these chapter 11 cases, various carriers notified ENE that they were reserving their right to challenge any prior obligation to provide coverage under these programs, alleging fraud and other misconduct as the basis for their claims. Notwithstanding these claims and to the Debtors' knowledge, except under certain circumstances, these carriers have been providing defense costs and indemnification where requested and have not taken any further steps to support their claims.

          On December 3, 2001, the Court entered the Insurance Order authorizing the Debtors to, among other things, continue paying obligations (including premiums, payments to brokers, and deductible and reserve funding) associated with the Workers' Compensation Program, Insurance Policies, and the Gulf Insurance Program. Consistent with the Insurance Order, since the Initial Petition Date, the Debtors have reviewed their insurance programs and policies, maintained those necessary for the operation of their businesses, and, where necessary in their business judgment, purchased additional policies. This process is ongoing.

          Gulf either directly insures through the Gulf Insurance Program or reinsures other insurance providers for general liability insurance, workers' compensation and auto liability coverage for the Enron Companies, subject to various deductibles and per occurrence and annual aggregate limits. Prior to the Initial Petition Date, Gulf was managed internally by the Enron Companies' Risk Management Group, including payment of premiums to and refunds from Gulf, as well as all claims charged to Gulf. Prior to the Initial Petition Date, ENE funded Gulf by paying periodic premiums. These premiums were then loaned back to ENE. Historically, Gulf paid claims filed against the Enron Companies by making demands on the loans for the aggregate amount of the claims to be paid by Gulf. Based on the Schedules, as of the Initial Petition Date, ENE owed Gulf $50,525,997.00 based on these loans.

          Since May 31, 2002, Gulf has been operating pursuant to a public rehabilitation proceeding administered by the Commissioner of Banking, Insurance, Securities and Health Care Administration for the State of Vermont. Gulf has ceased writing new business and issuing insurance to the Enron Companies, and, as a result, Gulf's future exposure is finite. In addition, Gulf continues to make demands on ENE for repayment of its loans as needed to pay claims and, pursuant to the Insurance Order, ENE continues to pay Gulf, thereby continually reducing the outstanding amount of the loans.

          The Enron Companies have also obtained political risk insurance with respect to certain international investments. As a general matter, political risk insurance protects a foreign investor against certain acts by the government in a host country which expropriate or otherwise reduce the value of the investment (e.g., war or currency inconvertibility risk). With respect to certain of its international investments, ENE carries such policies. Policies are underwritten by the public (such as OPIC) and/or private markets. The Enron Companies paid all premiums due on such policies, but there are some outstanding issues as to the acceptance of such payments and amounts. Insurance claims have been filed with both public and private insurers with respect to certain investments, including Dabhol Power in India and TGS in Argentina. The private insurance coverage involved both primary and excess coverage with multiple insurers subscribing to each policy. Various private insurers disputed coverage and further reserved their right to assert that the policies could be avoided. As approved by the Bankruptcy Court, the Enron Companies have entered into two tolling agreements with private insurers. One tolling agreement relates solely to Dabhol Power and the other to a variety of projects. As approved by the Bankruptcy Court on October 9, 2003, the Debtors have settled with their private insurers relating to Dabhol and have received $24 million in accordance with such settlement. The Debtors have also filed two other motions to approve settlements with certain private market insurance providers relating to political risk insurance policies procured by the Debtors in respect of all projects other than Dabhol.

          With the exception of certain political risk policies currently the subject of a motion to compromise (including rejection of the policies), following review of the various remaining Insurance Policies and applicable law, the Debtors have preliminarily determined that none of such policies constitute executory contracts subject to assumption or rejection because, among other things, the Debtors have paid their premiums in full. Accordingly, the Debtors expect these policies to remain in place until their expiration.

          Contrary to the Debtors' position, ACE USA has asserted that certain of its insurance policies and other related agreements are executory contracts and must be assumed, or the Reorganized Debtors must satisfy their continuing obligations under such policies and agreements, as a condition to continuing coverage. Moreover, ACE USA asserts that the failure to do so may void otherwise available insurance coverage. Similarly, ACE USA alleges that certain provisions of the Plan may adversely impact the availability of insurance coverage. ACE USA has reserved all of its rights, claims and defenses under such policies and agreements, including, but not limited to, its right to deny coverage under the policies and agreements. The Debtors dispute ACE USA's position regarding the insurance policies, but there can be no assurances that the Debtors will prevail.

   V. Certain International Subsidiaries and Related International Proceedings

   Capitalized terms used throughout this Disclosure Statement are defined in
      Appendix A: "Material Defined Terms for Enron Disclosure Statement"
                                attached hereto.

A.   General Overview

          Prior to the Initial Petition Date, the Enron Companies' presence outside of the United States was widespread. ENE, through its various subsidiaries, operated in approximately 70 countries outside of the United States and in many cases incorporated or otherwise formed entities domiciled in these jurisdictions. As of the Initial Petition Date, approximately 45% of ENE's 2,400 direct and indirect subsidiaries were Foreign Affiliates. A significant portion of these approximately 1,100 Foreign Affiliates were incorporated in the United Kingdom, the Cayman Islands, and the Netherlands.

          Since the Initial Petition Date, the Enron Companies have engaged in a systematic analysis of these Foreign Affiliates that has resulted in many of them having been dissolved, identified for dissolution, or sold. In addition, on November 29, 2001, and on various dates thereafter, certain Foreign Affiliates in England went into administration. Within a short period following the Initial Petition Date, various other Foreign Affiliates had also commenced (either voluntarily or involuntarily) insolvency proceedings in Australia, Singapore, and Japan. Additional filings have continued world-wide and insolvency proceedings for Foreign Affiliates are continuing for various companies registered in Argentina, Bahamas, Bermuda, Canada, the Cayman Islands, France, Germany, Hong Kong, India, Italy, Mauritius, the Netherlands, Peru, Spain, Sweden, and Switzerland.

          At present, no worldwide integrated treaty governing cross-border insolvency law exists. Each country normally has its own set of laws dealing with insolvency and restructuring, and a developing set of rules as to each country's approach to the recognition of insolvency regimes from other jurisdictions. Virtually all foreign insolvency proceedings are markedly different from the United States chapter 11 process. In the United States, proof of insolvency is not required to commence a chapter 11 case and an established mechanism exists for financiers to provide debtor-in-possession financing in return for super-priority claim status. Moreover, the Bankruptcy Code provides a chapter 11 debtor and its creditor constituencies with flexibility to negotiate the terms of a chapter 11 plan. In contrast, in most foreign jurisdictions, there is no direct equivalent to chapter 11. Instead, the available insolvency proceedings in most jurisdictions tend to more closely resemble chapter 7 of the Bankruptcy Code. Some of the primary differences between chapter 11 proceedings in the United States and foreign insolvency proceedings include: (a) in many cases, insolvency of the company must be alleged before the foreign proceedings are commenced; (b) it is very uncommon for the debtor to stay in possession or control of the company once a foreign insolvency proceeding has been commenced;
(c) it is very uncommon for a debtor to be able to put in place debtor-in-possession financing overseas, making it harder to inject funds into insolvent companies to preserve and/or maintain the value of the assets; (d) in many European and Latin American jurisdictions, managers and directors of a company may be obliged by local law to petition for insolvency if the company is actually insolvent; and (e) there is much less flexibility in determining the ultimate recovery under a scheme or plan designed to distribute assets and satisfy claims.

          In light of the inherent differences between chapter 11 proceedings and most foreign insolvency proceedings, along with the fact that there is no overriding international treaty to harmonize cross-border insolvencies or restructurings, extensive work with insolvency practitioners and counsel in some foreign jurisdictions has been required in order to coordinate the process.

          Once a Foreign Affiliate is placed into a foreign insolvency proceeding, control of the Foreign Affiliate along with the management and distribution of its assets will generally be transferred to an insolvency practitioner, such as an administrator, receiver, or liquidator. Thus, commencement of most foreign proceedings results in a loss of ultimate control by the Debtors over the assets of the Foreign Affiliate. Therefore, communication with foreign insolvency practitioners and foreign counsel is an integral component to ensure that the interests of the estate are protected and to assist the process of reaching overall strategic goals for the Debtors.

          Most foreign proceedings are, for the reasons previously set out, unlikely to realize a great deal of value for creditors. Recoveries to unsecured creditors of 2 or 3% are not uncommon in foreign proceedings and it is unusual to obtain recoveries of over 50%. Active steps have been taken to keep Foreign Affiliates with valuable assets out of foreign proceedings where possible.

          In some cases, joint filings both in the United States and in the foreign jurisdiction have been utilized to protect an entity's assets.

B. Summary of Subsidiaries and Related Proceedings in England, The Cayman Islands and The Netherlands

          The three most significant jurisdictions outside of the United States in terms of numbers of Enron Companies as of the Initial Petition Date were England, the Cayman Islands, and the Netherlands. A summary of the activity undertaken in those countries along with details of the Foreign Affiliates currently in insolvency proceedings is set out below.

     1.   England

          England was a key jurisdiction for ENE's activities in Europe. The majority of ENE's investments into Europe were made indirectly through EEL, which was the senior holding company in England. ENE made advances to ENHBV, which lent on these funds to EEL. EEL was placed into administration by the English court on November 29, 2001 and its administrators are partners of PwC UK. ENHBV is owed approximately $1.2 billion by EEL and EEL's administrators are currently estimating a dividend to creditors in the range of 2.9 to 4%. The ENHBV claim has not yet been formally agreed with EEL's administrators. The companies that are held directly or indirectly by EEL have been outside the control of ENE since November 29, 2001 by virtue of the appointment of PwC UK in respect of EEL and other English entities. As of the Initial Petition Date, there were 188 such entities, of which approximately 30 are currently subject to an insolvency proceeding. ENE's most significant recovery from an English entity is likely to be by virtue of its claim against Keresforth Three Limited (formerly EMGL), which is also in administration. ENE has a claim of approximately $634 million against Keresforth Three Limited and according to estimates from PwC UK it can expect to recover in the range of $254 million to $336 million. In fact, on September 30, 2003, the administrators of Keresforth Three Limited declared a first interim dividend of $111 million payable to ENE. The Debtors may also recover certain amounts as creditors of Foreign Affiliates in other insolvency proceedings in England. The estimated recovery for these Debtors ranges from $13,000 to $3.1 million (see Table at C. below). However, at this stage, the timing and amount of any distribution is uncertain since many insolvency proceedings relating to these Foreign Affiliates are at a preliminary stage.

     2.   Cayman Islands

          As of the Initial Petition Date, there were 696 Enron Companies incorporated in the Cayman Islands, a significant number of which have now been dissolved or are due to be dissolved. Cayman entities were frequently used as holding companies in projects and other group structures for tax reasons. In almost all cases, a particular entity would only be concerned with a single project. A notable exception is EDF, which provided inter-company funding to group projects as described in more detail below.

          EDF was incorporated in July 1995 to provide inter-company financing to international projects. EDF is a Debtor and was placed into provisional liquidation in the Cayman Islands on July 17, 2003. An order was entered on July 28, 2003 by the Bankruptcy Court approving a fee protocol which allocates responsibility for the compensation and reimbursement of expenses for professionals retained by EDF, between the Bankruptcy Court and the Cayman Islands court. EDF's assets consist primarily of receivables under various promissory notes from consolidated subsidiaries within the Enron Companies with a face value of approximately $1.9 billion and investments in consolidated subsidiaries within the Enron Companies of approximately $315 million. EDF has provided financing, either directly or to companies associated with, the Cuiaba Project, Elektro, BLM, and Accroven. The benefit of this financing may be transferred to Prisma. Refer to Section X., "Prisma Energy International Inc." for a description of Prisma. As referred to above, under the terms of the Plan, receivables which would otherwise have flowed to EDF from the project financing referred to above will be assigned to Prisma for value. EDF's liabilities consist primarily of amounts payable under various promissory notes with a face value of approximately $2.1 billion to consolidated subsidiaries and associated companies within the Enron Companies including other Debtors.

          Along with EDF, both LNG Shipping and India Holdings are in provisional liquidation in Cayman as well as being Debtors.

          The assets of LNG Shipping, consisting of time charters in two vessels, were sold to a third party for $21.5 million and $1.5 million, respectively.

          India Holdings served as one of the entities through which ENE's equity was held in Dabhol Power. Dabhol Power is in receivership and is believed to be insolvent. ENE has signed a letter of intent with certain of the other Dabhol Power shareholders (affiliates of General Electric and Bechtel), as well as the U.S. Government's Overseas Private Investment Corporation, to sell, in stages, its 65.86% stake (which would affect the ownership of India Holdings), together with other Enron affiliate construction claims relating to Dabhol Power, for approximately $20 million. In addition, a comprehensive settlement agreement providing for the rescission of certain commercial political risk insurance policies related to the Indian investment and returns of premiums to ENE paid over time, plus interest, was signed on August 12, 2003, and closing is expected in November 2003.

          Enron Bahamas LNG is in official liquidation and its assets have been sold. The assets, consisting of rights and interests in a proposed LNG project in the Bahamas were sold to a third party. Hawksbill Creek LNG Limited, which is a Bahamian entity, is an indirect subsidiary of Enron Bahamas LNG that held rights and interests related to the LNG project, and the Debtors are owed approximately $5 million as creditors of this company. Creditors of Enron Bahamas LNG and Hawksbill Creek LNG Limited are expected to receive a distribution of approximately 80% of their claim values. However, creditors may be paid in full, and the Debtors may receive up to about $12 million through the equity interest of Global LNG, depending on payment of additional contingent consideration that is payable upon certain project construction milestones being achieved.

     3.   The Netherlands

          As of the Initial Petition Date, approximately 141 of the Enron Companies were incorporated in the Netherlands, many of which have now been dissolved or are due to be dissolved. Dutch entities were frequently used as holding companies in projects and other group structures for tax reasons. In almost all cases, a particular entity would only be concerned with a single project. The most notable exception is ENHBV, which provided inter-company funding to group projects as described in more detail below.

          ENHBV is a wholly owned subsidiary of ENE. The sole director of ENHBV is Equity Trust, which is a Dutch management trust company. ENHBV was set up to provide financing to various international subsidiaries and projects. ENHBV is not currently in an insolvency proceeding.

          ENHBV's primary assets comprise amounts receivable under various promissory notes with Enron Companies with a face value of approximately $2 billion as of June 30, 2003. The largest debtor of ENHBV is EEL, which owes ENHBV approximately $.9 billion. EEL was the principal ENE-related holding company in Europe, and it was through EEL that a significant proportion of ENE's funding and investment in Europe was directed. EEL is in administration in England and partners of PwC UK are acting as the administrators. The ENHBV claim against EEL has not yet been agreed by the administrators. As stated above, the administrators have estimated that the unsecured creditors of EEL will receive distributions of between 2.9 to 4%.

          ENHBV has provided financing either directly or to associated companies of the Cuiaba Project, Trakya, and GTB, which, under the terms of the Plan, are to be transferred to Prisma. Refer to Section X., "Prisma Energy International Inc." for further information.

          ENHBV's liabilities are comprised of amounts payable under various promissory notes with a face value of approximately $1.8 billion (as of June 30, 2003) due mainly to Enron affiliates as well as several third party creditors. ENHBV's major creditor is ENE, which has a claim for approximately $1.2 billion.

          Under the Plan, ownership of ENHBV will be transferred to Prisma. The Plan also provides for an assignment of the claims of all ENE- controlled creditors of ENHBV to be made to Prisma for value under the Plan. An assignment of the ENE-controlled claims will result in Prisma controlling approximately 87%-89% of the value of ENHBV's creditor pool.

ENE, working together with Equity Trust, is continuing discussions with third-party creditors to settle their claims. It is hoped that the resolution of negotiations with third-party creditors will result in ENE, and ultimately Prisma, having control of in excess of 95% of the liabilities of ENHBV.

          If the settlement discussions referred to above are not successful then it may be necessary for ENHBV to seek the protection of the Dutch courts and to enter into a moratorium proceeding with a view to implementing a composition with creditors to effect a reorganization of ENHBV. As currently advised, ENE believes that it controls sufficient votes to pass a composition and to thereby effect a reorganization of ENHBV in this way. If, however, it were unable to do so there is a risk that ENHBV would be placed into liquidation, in which case the trustee in bankruptcy may make a call on funds that have been loaned to companies that are to be transferred to Prisma under the Plan. It follows that in such circumstances there is a risk that bankruptcy proceedings in respect of ENHBV may have the effect of reducing the value of the relevant project.

          In addition, the transfer of the ownership of ENHBV and of the Enron-controlled claims to Prisma may be hindered or delayed by the failure of ENHBV to successfully resolve Netherlands tax liabilities for calendar year 2000 and for subsequent years. ENHBV is currently seeking to resolve these liabilities but the tax cost, if any, and the timing associated with such resolution are not now known.

C. Summary of Foreign Proceedings Where a Direct Recovery Is Anticipated To Be Received by the Debtors

          Set out below is a summary table showing each of the Foreign Affiliates in a pending or completed insolvency proceeding where either the Debtors have received distributions or it is anticipated that the Debtors will receive a recovery as a creditor and/or as a shareholder. Except as otherwise set out above, the estimated maximum distribution to a single Debtor as a creditor (of one of the Foreign Affiliates listed below) is $3.1 million. The maximum estimated percentage recovery for a single Debtor as a creditor of the Foreign Affiliates below is approximately 80%. However, the rate of recovery by Debtors from a substantial number of the Foreign Affiliates remains uncertain since insolvency proceedings for many of these companies have not been finalized. The recoveries from most of the Foreign Affiliates listed below are expected to be modest for the reasons set forth in Section VI.A., "Compromise and Settlement of Disputes; Substantive Consolidation; Assumption of Obligations Under the Plan". As stated above, in many cases there remains considerable uncertainty as to the timing and amount of any distribution to creditors and/or shareholders.

----------------------------------------------------------------------------------------------------------------------
      Jurisdiction                      Company              Estimated or Actual Recovery for Debtors
----------------------------------------------------------------------------------------------------------------------
                                                             As Creditor                  As Shareholder
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Australia
----------------------------------------------------------------------------------------------------------------------
                                Enron Australia Finance      $127,790                     Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Coal Asia              $992 received by ENE on      Not Applicable
                                                             March 13, 2003
----------------------------------------------------------------------------------------------------------------------
Bahamas
----------------------------------------------------------------------------------------------------------------------
                                Hawksbill Creek LNG Limited  $4,168,517                   Not Applicable
----------------------------------------------------------------------------------------------------------------------


                                      333

----------------------------------------------------------------------------------------------------------------------
      Jurisdiction                      Company              Estimated or Actual Recovery for Debtors
----------------------------------------------------------------------------------------------------------------------
                                                             As Creditor                  As Shareholder
----------------------------------------------------------------------------------------------------------------------
Bermuda
----------------------------------------------------------------------------------------------------------------------
                                Enron Re                     Unknown                      Unknown
----------------------------------------------------------------------------------------------------------------------
Canada
----------------------------------------------------------------------------------------------------------------------
                                EES Canada                   $126,279                     Not Applicable
----------------------------------------------------------------------------------------------------------------------
Cayman Islands
----------------------------------------------------------------------------------------------------------------------
                                EDF (Debtor)                 Intercompany Claims Paid     Not Applicable
                                                             Pursuant to Plan
----------------------------------------------------------------------------------------------------------------------
                                LNG Shipping                 0                            $23 million to Global LNG
                                                                                          (less liquidation expenses)
----------------------------------------------------------------------------------------------------------------------
                                Enron Bahamas LNG            0                            Up to $12 million to
                                                                                          Global LNG (depending on
                                                                                          contingent consideration)
----------------------------------------------------------------------------------------------------------------------
England
----------------------------------------------------------------------------------------------------------------------
                                Enron Broadband Services     $25,049 to $50,098           Not Applicable
                                UK Limited
----------------------------------------------------------------------------------------------------------------------
                                Enron Broadband Services     Unknown                      Dividends are expected
                                Marketing Limited                                         once creditors have been
                                                                                          paid in full.
----------------------------------------------------------------------------------------------------------------------
                                ECTRL                        $356,101 to $1,424,405       Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Direct Limited         $286,119 to $572,239         Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                EEL                          $233,712 to $322,361         Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Gas & Petrochemicals   $21,902 to $43,804           Not Applicable
                                Trading Limited
----------------------------------------------------------------------------------------------------------------------
                                Keresforth Three Limited     $254 to $336 million         Not Applicable
                                (formerly EMGL)
----------------------------------------------------------------------------------------------------------------------
                                EMC                          $2,374,200 to $3,165,600     Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Power Operations       $328,008 to $562,301         Not Applicable
                                Limited
----------------------------------------------------------------------------------------------------------------------
                                NEPCO Europe Limited         Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                TME Engineers Limited        Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                TME Northern Limited         Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Coal Services Limited  $81,922                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                TME Torpy Limited            Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Credit Limited         $13,702 to $18,269           Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Energy Services        Unknown                      Dividends are expected
                                Engineering UK Limited                                    once creditors have been
                                                                                          paid in full.
----------------------------------------------------------------------------------------------------------------------
                                SIB2 Limited                 Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
Finland
----------------------------------------------------------------------------------------------------------------------
                                EFEO                         ECTRIC has received a        Not Applicable
                                                             distribution of(euro)931,680
----------------------------------------------------------------------------------------------------------------------
France
----------------------------------------------------------------------------------------------------------------------
                                EBS France                   Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------


                                      334

----------------------------------------------------------------------------------------------------------------------
      Jurisdiction                      Company              Estimated or Actual Recovery for Debtors
----------------------------------------------------------------------------------------------------------------------
                                                             As Creditor                  As Shareholder
----------------------------------------------------------------------------------------------------------------------
                                EGLE                         Unknown                      EGLI may receive a dividend
                                                                                          once creditors have been
                                                                                          paid in full.
----------------------------------------------------------------------------------------------------------------------
Germany
----------------------------------------------------------------------------------------------------------------------
                                EES Deutschland              Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                EBS Deutschland              Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Energie                Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Direkt                 Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
Hong Kong
----------------------------------------------------------------------------------------------------------------------
                                Enron (China) Limited        $67                          Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                EBS Hong Kong                $306                         Not Applicable
----------------------------------------------------------------------------------------------------------------------
India
----------------------------------------------------------------------------------------------------------------------
                                Dabhol Power                 See above discussion         Not Applicable
----------------------------------------------------------------------------------------------------------------------
Italy
----------------------------------------------------------------------------------------------------------------------
                                Enron LPG Italy              Unknown                      ENA may receive a dividend
                                                                                          once creditors have been
                                                                                          paid in full.
----------------------------------------------------------------------------------------------------------------------
                                Enron Energia Sud            Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
Japan
----------------------------------------------------------------------------------------------------------------------
                                Enron Japan Corp.            (Y) 195,619 received by      Not Applicable
                                                             Enron Expat Services Inc.,
                                                             Yen 10,803 received by
                                                             ENW,(yen) 1,263,062 received
                                                             by EGM,(yen) 3,999,290
                                                             received by ENE and
                                                             (yen) 2,042,524 received by
                                                             ENA on October 17, 2002
----------------------------------------------------------------------------------------------------------------------
Mauritius
----------------------------------------------------------------------------------------------------------------------
                                Enron Mauritius              Intercompany Claims          Not Applicable
                                (Debtor)                     Paid Pursuant to Plan
----------------------------------------------------------------------------------------------------------------------
The Netherlands
----------------------------------------------------------------------------------------------------------------------
                                EES Europe                   Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Power Services BV      Unknown                      ACFI may receive a dividend
                                                                                          once creditors have been
                                                                                          paid in full.
----------------------------------------------------------------------------------------------------------------------
Singapore
----------------------------------------------------------------------------------------------------------------------
                                ECT Singapore                Unknown                      EGLI may receive a dividend
                                                                                          once creditors have been
                                                                                          paid in full.
----------------------------------------------------------------------------------------------------------------------
                                EIEA                         Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                EBS Asia Pacific             Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------


                                      335

----------------------------------------------------------------------------------------------------------------------
      Jurisdiction                      Company              Estimated or Actual Recovery for Debtors
----------------------------------------------------------------------------------------------------------------------
                                                             As Creditor                  As Shareholder
----------------------------------------------------------------------------------------------------------------------
Spain
----------------------------------------------------------------------------------------------------------------------
                                Enron Espana                 Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Directo SA\1           Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
Sweden
----------------------------------------------------------------------------------------------------------------------
                                EES Sweden                   Unknown                      Not Applicable
----------------------------------------------------------------------------------------------------------------------
                                Enron Broadband Services     Unknown                      Not Applicable
                                Sweden AB
----------------------------------------------------------------------------------------------------------------------

1/ This company is in administration in the United Kingdom with partners of PwC UK appointed as administrators.

D. Summary of Foreign Proceedings Where the Debtors Are Not Expected To Receive Any Direct Recovery

          Set out below is a list of the Foreign Affiliates that are currently in an insolvency proceeding where it is not expected that the Debtors will make a recovery either as a creditor or as a shareholder.

--------------------------------------------------------------------------------
  Jurisdiction                                     Company
--------------------------------------------------------------------------------
Argentina
--------------------------------------------------------------------------------
                                Azurix Buenos Aires\1
--------------------------------------------------------------------------------
                                OBA
--------------------------------------------------------------------------------
Australia
--------------------------------------------------------------------------------
                                Enron Australia Energy
--------------------------------------------------------------------------------
Bahamas
--------------------------------------------------------------------------------
                                Enron Bahamas LNG Holdings Limited
--------------------------------------------------------------------------------
Canada
--------------------------------------------------------------------------------
                                EDCC
--------------------------------------------------------------------------------
Cayman Islands
--------------------------------------------------------------------------------
                                Enron Bahamas Co. Ltd.
--------------------------------------------------------------------------------
                                India Holdings
--------------------------------------------------------------------------------
Denmark
--------------------------------------------------------------------------------
                                EBS Denmark
--------------------------------------------------------------------------------
England
--------------------------------------------------------------------------------
                                Caxios Limited
--------------------------------------------------------------------------------
                                ECT Espana Limited
--------------------------------------------------------------------------------
                                Rassau Power Limited
--------------------------------------------------------------------------------
                                ECT Spain Limited
--------------------------------------------------------------------------------
                                Enron Energy Services Limited
--------------------------------------------------------------------------------
                                Energydesk.com Limited
--------------------------------------------------------------------------------
                                Enron Europe Severnside Limited
--------------------------------------------------------------------------------


                                      336


--------------------------------------------------------------------------------
  Jurisdiction                                     Company
--------------------------------------------------------------------------------
                                Prime Operative Limited
--------------------------------------------------------------------------------
Germany
--------------------------------------------------------------------------------
                                EMGH
--------------------------------------------------------------------------------
Hong Kong
--------------------------------------------------------------------------------
                                Enron (HK) Limited
--------------------------------------------------------------------------------
Italy
--------------------------------------------------------------------------------
                                EES Italy
--------------------------------------------------------------------------------
                                Alfa Investimenti S.r.l.
--------------------------------------------------------------------------------
                                Enron Investimenti S.r.l.
--------------------------------------------------------------------------------
                                Enron Investimenti 3 S.r.l.
--------------------------------------------------------------------------------
The Netherlands
--------------------------------------------------------------------------------
                                Enron Direct Netherlands BV
--------------------------------------------------------------------------------
                                Enron Energy Services Netherlands BV
--------------------------------------------------------------------------------
Peru
--------------------------------------------------------------------------------
                                EMC Peru
--------------------------------------------------------------------------------
Switzerland
--------------------------------------------------------------------------------
                                Enron Energie Schweiz
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1/ Azurix Buenos Aires is not an affiliate of the Debtors, but instead a wholly owned subsidiary of Azurix.

E. Foreign Affiliates Not Yet in Foreign Proceedings Where a Direct Recovery May Be Received by the Debtors

          The Debtors may also receive distributions as a creditor and/or shareholder from Foreign Affiliates not currently in an insolvency proceeding. It is not known whether these Foreign Affiliates will commence an insolvency proceeding and, therefore, the timing and amounts of such recoveries to creditors and/or shareholders is not presently known.

          For example, as discussed above at Section V.B.3., "The Netherlands", ENHBV has a claim against EEL for $1.1 billion. Since ENE holds more than 60% of the total value of claims against ENHBV, it is anticipated that ENE will, over time, recover significant value from ENHBV although the timing and amount of any recoveries are not able to be estimated.

          In addition, certain of ENE's non-debtor foreign direct or indirect subsidiaries (including ENHBV) hold claims against certain non-debtor foreign direct and indirect subsidiaries of Wind, which claims aggregate approximately $85 million. To the extent ENE receives funds from its subsidiaries which derive from such subsidiaries' claims against Wind subsidiaries and such Wind subsidiaries' receipt of proceeds from the sale of the Wind business to GE, certain creditors of Wind have suggested the value recovered should more properly be reallocated to the Wind chapter 11 estate. Certain creditors of ENE have suggested to the


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

contrary. Refer to Section VI.W.2., "Distribution of Reserved Funds" for information regarding the allocation of proceeds reserved pursuant to Sale/Settlement Orders.

                    VI. Summary of Debtors' Chapter 11 Plan

   Capitalized terms used throughout this Disclosure Statement are defined in
       Appendix A: "Material Defined Terms for Enron Disclosure Statement"
                                attached hereto.

A. Compromise and Settlement of Disputes; Substantive Consolidation; Assumption of Obligations Under the Plan

     1.   Compromise and Settlement

          The Plan incorporates a proposed compromise and settlement of certain issues disputed by the Proponents, the Creditors' Committee, the ENA Examiner and other parties in interest. Refer to Section I.B.2., "Basis for Global Compromise Embodied in the Plan" for further information. These issues include whether the estates of each of the Debtors should be treated separately for purposes of making payments to Creditors, whether and to what extent proceeds from the liquidation of assets, including claims and causes of action or from the Sale Transactions should be allocated among the Debtors based upon their respective claims of ownership to such assets, and the amount, allowance and priority of certain Intercompany Claims. The provisions of the Plan relating to substantive consolidation of the Debtors, the treatment of Intercompany Claims, and the treatment of each Class of Claims under the Plan reflect this compromise and settlement, which, upon the Effective Date, shall be binding upon the Debtors, all Creditors, and all Entities receiving any payments or other distributions under the Plan. Without limiting the foregoing, the Plan and the definitions of "Distributive Assets," "Enron Guaranty Distributive Assets," "Wind Guaranty Distributive Assets," "ACFI Guaranty Distributive Assets," "ENA Guaranty Distributive Assets," "EPC Guaranty Distributive Assets," "Intercompany Distributive Assets" and corresponding provisions with respect to the calculation and distribution of "Trust Interests" set forth in Article I of the Plan incorporate the following salient provisions of such compromise and settlement:

          a. Substantive Consolidation. The Plan Currency and, if applicable, the Trust Interests to be distributed to each holder of an Allowed General Unsecured Claim against each Debtor, other than the Portland Debtors, shall equal the sum of (i) 70% of the distribution such holder would receive if the Debtors, other than the Portland Debtors, were not substantively consolidated and (ii) 30% of the distribution such holder would receive if all of the Debtors' estates, other than the estates of the Portland Debtors, were substantively consolidated but notwithstanding such substantive consolidation, one-half of Allowed Guaranty Claims were included in such calculation.

          b. Related Issues. The compromise and settlement of the substantive consolidation issue set forth in the Plan encompasses a global settlement of numerous issues related to or impacted by substantive consolidation, including, without limitation, characterization of Intercompany Claims, treatment of Guaranty Claims, transactions involving certain of the Debtors' structured-finance transactions and ownership of certain claims and causes of action.


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